AGREEMENT


                            BETWEEN


                       THE D&PL COMPANIES


                              AND


                    THE SURE GROW COMPANIES,

                     SURE GROW SHAREHOLDERS

                              AND

                      SURE GROW PRINCIPALS

                             Dated

                          May 20, 1996
TABLE OF CONTENTS


                                                             Page

ARTICLE 1.  DEFINITIONS

          1.1  Agreement  . . . . . . . . . . . . . . . . . . .

          1.2  API  . . . . . . . . . . . . . . . . . . . . . .

          1.3  API Shareholders . . . . . . . . . . . . . . . .

          1.4  Authorized Representatives . . . . . . . . . . .

          1.5  Books and Records  . . . . . . . . . . . . . . .

          1.6  Breeder Seed . . . . . . . . . . . . . . . . . .

          1.7  Breeding . . . . . . . . . . . . . . . . . . . .

          1.8  Breeding Populations . . . . . . . . . . . . . .

          1.9  CERCLA   . . . . . . . . . . . . . . . . . . . .

          1.10 CERCLIS  . . . . . . . . . . . . . . . . . . . .

          1.11 Certified Seed . . . . . . . . . . . . . . . . .

          1.12 Closing Date . . . . . . . . . . . . . . . . . .

          1.13 Code   . . . . . . . . . . . . . . . . . . . . .

          1.14 Conditioning or To Condition . . . . . . . . . .

          1.15 Conditions Precedent . . . . . . . . . . . . . .

          1.16 Confidentiality Agreement  . . . . . . . . . . .

          1.17 Consideration  . . . . . . . . . . . . . . . . .

          1.18 Contracts  . . . . . . . . . . . . . . . . . . .

          1.19 Cotton   . . . . . . . . . . . . . . . . . . . .

          1.20 Cotton Germplasm . . . . . . . . . . . . . . . .

          1.21 Cotton Planting Seed . . . . . . . . . . . . . .

          1.22 Delinting or To Delint . . . . . . . . . . . . .

          1.23 D&PL   . . . . . . . . . . . . . . . . . . . . .

          1.24 D&PL Common Stock  . . . . . . . . . . . . . . .

          1.25 D&PL Companies   . . . . . . . . . . . . . . . .

          1.26 D&PL Entities  . . . . . . . . . . . . . . . . .

          1.27 D&PL's Products Liability  . . . . . . . . . . .

          1.28 D&PL Subs  . . . . . . . . . . . . . . . . . . .

          1.29 Discrimination Laws  . . . . . . . . . . . . . .

          1.30 EBS  . . . . . . . . . . . . . . . . . . . . . .

          1.31 EBS Shareholders   . . . . . . . . . . . . . . .

          1.32 Employee   . . . . . . . . . . . . . . . . . . .

          1.33 Environmental Claim  . . . . . . . . . . . . . .

          1.34 Environmental Law  . . . . . . . . . . . . . . .

          1.35 Environmental Site Assessment Report(s)  . . . .

          1.36 Equipment  . . . . . . . . . . . . . . . . . . .

          1.37 ERISA  . . . . . . . . . . . . . . . . . . . . .

          1.38 Experimental Lines and Strains . . . . . . . . .

          1.39 Escrow Holder  . . . . . . . . . . . . . . . . .

          1.40 Financial Statements . . . . . . . . . . . . . .

               (a)  Audited Separate Company
                    Financial Statements  . . . . . . . . . . .

               (b)  Unaudited Separate Company
                    Financial Statements  . . . . . . . . . . .

               (c)  (i)  Audited Combined Financial
                         Statements . . . . . . . . . . . . . .

                    (ii) Unaudited Quarterly Combined
                         Financial Statements . . . . . . . . .

          1.41 Foundation Seed  . . . . . . . . . . . . . . . .

          1.42 GAAP   . . . . . . . . . . . . . . . . . . . . .

          1.43 GAAS   . . . . . . . . . . . . . . . . . . . . .

          1.44 Governmental Body  . . . . . . . . . . . . . . .

          1.45 Hazardous Materials  . . . . . . . . . . . . . .

          1.46 HSR Act  . . . . . . . . . . . . . . . . . . . .

          1.47 Indemnification Representative . . . . . . . . .

          1.48 Indemnified Party  . . . . . . . . . . . . . . .

          1.49 Indemnified Taxes  . . . . . . . . . . . . . . .

          1.50 Indemnifying Party   . . . . . . . . . . . . . .

          1.51 Intellectual Property  . . . . . . . . . . . . .

          1.52 Inventory  . . . . . . . . . . . . . . . . . . .

          1.53 Legal Requirement  . . . . . . . . . . . . . . .

          1.54 License Agreements   . . . . . . . . . . . . . .

          1.55 Lien   . . . . . . . . . . . . . . . . . . . . .

          1.56 Marketing or To Market . . . . . . . . . . . . .

          1.57 MSI  . . . . . . . . . . . . . . . . . . . . . .

          1.58 MSI Shareholders   . . . . . . . . . . . . . . .

          1.59 NPL  . . . . . . . . . . . . . . . . . . . . . .

          1.60 Official Seed Certifying Agency  . . . . . . . .

          1.61 Order  . . . . . . . . . . . . . . . . . . . . .

          1.62 Permits  . . . . . . . . . . . . . . . . . . . .

          1.63 Permitted Liens and Title Exceptions . . . . . .

          1.64 Pooling-of-Interests . . . . . . . . . . . . . .

          1.65 Production or To Produce . . . . . . . . . . . .

          1.66 PVPA   . . . . . . . . . . . . . . . . . . . . .

          1.67 Quality Control  . . . . . . . . . . . . . . . .

          1.68 RCRA   . . . . . . . . . . . . . . . . . . . . .

          1.69 Real Property  . . . . . . . . . . . . . . . . .

          1.70 Registered Seed  . . . . . . . . . . . . . . . .

          1.71 Regulated Material . . . . . . . . . . . . . . .

          1.72 Release  . . . . . . . . . . . . . . . . . . . .

          1.73 Research   . . . . . . . . . . . . . . . . . . .

          1.74 SEC  . . . . . . . . . . . . . . . . . . . . . .

          1.75 SGS  . . . . . . . . . . . . . . . . . . . . . .

          1.76 SGS Shareholders   . . . . . . . . . . . . . . .

          1.77 Storing or To Store  . . . . . . . . . . . . . .

          1.78 Sure Grow Affiliated Assts  . . . . . . . . . .

          1.79 Sure Grow Companies  . . . . . . . . . . . . . .

          1.80 Sure Grow Cotton Planting Seed Business  . . . .

          1.81 Sure Grow Cotton Varieties . . . . . . . . . . .

          1.82 Sure Grow Principals . . . . . . . . . . . . . .

          1.83 Sure Grow's Products Liability . . . . . . . . .

          1.84 Sure Grow Shareholders. . . . . . . . . . . . .

          1.85 Tax Contest  . . . . . . . . . . . . . . . . . .

          1.86 Taxes  . . . . . . . . . . . . . . . . . . . . .

          1.87 Tax Returns  . . . . . . . . . . . . . . . . . .

          1.88 Transaction  . . . . . . . . . . . . . . . . . .

          1.89 Transaction Costs  . . . . . . . . . . . . . . .

          1.90 Warehousing or To Warehouse  . . . . . . . . . .

ARTICLE 2.  PLAN OF REORGANIZATION  . . . . . . . . . . . . . .

          2.1  Plan of Reorganization . . . . . . . . . . . . .

          2.2  Merger, Consideration and Conversion
               or Cancellation of Shares  . . . . . . . . . . .

          2.3  Deposit and Endorsement of Certificates  . . . .

          2.4  Corporate Actions at Closing . . . . . . . . . .

          2.5  Restriction on Transfer of D&PL Common Stock . .

ARTICLE 3.  CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . .

          3.1  Conditions Precedent to Participation by
               the D&PL Companies in Closing  . . . . . . . . .

          3.2  Conditions Precedent to Participation by
               Sure Grow Companies and Sure Grow Shareholders
               in Closing   . . . . . . . . . . . . . . . . . .

          3.3  Payment of Transaction Costs . . . . . . . . . .

ARTICLE 4.  PRE-CLOSING ACTIVITIES  . . . . . . . . . . . . . .

          4.1  Operation of Sure Grow Companies' Businesses . .

          4.2  Access to Property and Records;
               Confidentiality  . . . . . . . . . . . . . . . .

          4.3  Environmental Conditions and Title . . . . . . .

               (a)  Environmental Site Assessments  . . . . . .

               (b)  Title Commitments . . . . . . . . . . . . .

               (c)  Cure of Title Exceptions  . . . . . . . . .

               (d)  Pre-Closing Casualty Damage . . . . . . . .


          4.4  Audited and unaudited Financial Statements . . .

          4.5  Acquisition of Sure Grow Affiliated Assets . . .

ARTICLE 5.  POST-CLOSING ACTIVITIES . . . . . . . . . . . . . .

          5.1  Post-Closing Operations  . . . . . . . . . . . .

          5.2  Continued Employment of Senior Management
               of Sure Grow Companies   . . . . . . . . . . . .

          5.3  Filing of Tax Returns  . . . . . . . . . . . . .

          5.4  Pooling-of-Interests   . . . . . . . . . . . . .

          5.5  Cure of Environmental Conditions . . . . . . . .

          5.6  Cooperation in the Event of Inquiry
               or Litigation  . . . . . . . . . . . . . . . . .

          5.7  Post-Closing Deliveries of Financial
               Statements . . . . . . . . . . . . . . . . . . .

          5.8  Releases of Personal Guarantees  . . . . . . . .

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF THE
            D&PL COMPANIES  . . . . . . . . . . . . . . . . . .

          6.1  Due Incorporation  . . . . . . . . . . . . . . .

          6.2  Power and Authority of the D&PL Companies;
               Legal and Authorized Transactions  . . . . . . .

          6.3  Capital Stock and Shareholders of the
               D&PL Companies   . . . . . . . . . . . . . . . .

          6.4  No Conflicts   . . . . . . . . . . . . . . . . .

          6.5  Full Disclosure  . . . . . . . . . . . . . . . .

          6.6  Authenticity of Documents  . . . . . . . . . . .

          6.7  Statements Made  . . . . . . . . . . . . . . . .

          6.8  No Material Adverse Change . . . . . . . . . . .

          6.9  No Broker  . . . . . . . . . . . . . . . . . . .

          6.10 Additional Representations of
               the D&PL Companies . . . . . . . . . . . . . . .

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF THE
            SURE GROW COMPANIES

          7.1  Due Incorporation  . . . . . . . . . . . . . . .

          7.2  Power and Authority of the Sure Grow
               Companies  . . . . . . . . . . . . . . . . . . .

          7.3  Capital Stock and Shareholders of the
               Sure Grow Companies  . . . . . . . . . . . . . .

          7.4  No Conflicts   . . . . . . . . . . . . . . . . .

          7.5  Real Property  . . . . . . . . . . . . . . . . .

          7.6  Environmental Claims   . . . . . . . . . . . . .

               (a)  Permits   . . . . . . . . . . . . . . . . .

               (b)  Handling of Hazardous Materials . . . . . .

               (c)  Environmental Liens . . . . . . . . . . . .

          7.7  Equipment  . . . . . . . . . . . . . . . . . . .

          7.8  Seed Rights  . . . . . . . . . . . . . . . . . .

          7.9  Inventory  . . . . . . . . . . . . . . . . . . .

          7.10 Compliance with Laws . . . . . . . . . . . . . .

          7.11 Actions and Proceedings  . . . . . . . . . . . .

          7.12 Contracts and License Agreements . . . . . . . .

          7.13 Full Disclosure  . . . . . . . . . . . . . . . .

          7.14 Authenticity of Documents  . . . . . . . . . . .

          7.15 Statements Made  . . . . . . . . . . . . . . . .

          7.16 Financial Statements . . . . . . . . . . . . . .

          7.17 Liabilities  . . . . . . . . . . . . . . . . . .

          7.18 Cash Reserves  . . . . . . . . . . . . . . . . .

          7.19 No Material Adverse Change . . . . . . . . . . .

          7.20 Taxes  . . . . . . . . . . . . . . . . . . . . .

          7.21 Employees  . . . . . . . . . . . . . . . . . . .

          7.22 Employee Benefit Plans . . . . . . . . . . . . .

               (a)  ERISA   . . . . . . . . . . . . . . . . . .

               (b)  Pension and Profit Sharing Plan . . . . . .

               (c)  Title IV Plans  . . . . . . . . . . . . . .

               (d)  Continuation Coverage Requirements
                    of Health Plan  . . . . . . . . . . . . . .

               (e)  Fines and Penalties . . . . . . . . . . . .

          7.23 Physical Damage  . . . . . . . . . . . . . . . .

          7.24 Insurance  . . . . . . . . . . . . . . . . . . .

          7.25 No Broker  . . . . . . . . . . . . . . . . . . .

          7.26 SURE GROW Name   . . . . . . . . . . . . . . . .

          7.27 Investment Intent  . . . . . . . . . . . . . . .

          7.28 Additional Representations of Sure Grow
               Companies and Sure Grow Shareholders .  . . . .

          7.29 Representations Relevant to Inapplic-
               ability of the HSR Act   . . . . . . . . . . . .

ARTICLE 8.  INDEMNIFICATION

          8.1  Obligation of Sure Grow Shareholders
               to Indemnify   . . . . . . . . . . . . . . . . .

               (a)  Indemnity Obligations . . . . . . . . . . .

               (b)  Limitations on Indemnity Obligations  . . .

               (c)  Tax Indemnity   . . . . . . . . . . . . . .

               (d)  Tax Contest . . . . . . . . . . . . . . . .

          8.2  Obligation of the D&PL Companies
               to Indemnify   . . . . . . . . . . . . . . . . .

               (a)  Indemnity Obligations . . . . . . . . . . .

               (b)  Limitations on Indemnity Obligations  . . .

          8.3  Indemnification Representative . . . . . . . . .

          8.4  Notice of Claim by Third Party . . . . . . . . .

          8.5  Notice of Loss . . . . . . . . . . . . . . . . .

          8.6  Escrow Fund  . . . . . . . . . . . . . . . . . .

          8.7  Limitations on Claims for Indemnity  . . . . . .

          8.8  Survival   . . . . . . . . . . . . . . . . . . .

          8.9  Exclusivity of Remedies  . . . . . . . . . . . .

ARTICLE 9.  CLOSING

          9.1  Place of Closing . . . . . . . . . . . . . . . .

          9.2  Closing Date   . . . . . . . . . . . . . . . . .

ARTICLE 10.  TERMINATION

          10.1 Termination of Agreement   . . . . . . . . . . .

          10.2 Effect of Termination  . . . . . . . . . . . . .

ARTICLE 11.  ADDITIONAL COVENANTS AND AGREEMENTS

          11.1 Expenses of Transaction  . . . . . . . . . . . .

          11.2 Further Assistance   . . . . . . . . . . . . . .

          11.3 No Publicity   . . . . . . . . . . . . . . . . .

          11.4 Further Assurances . . . . . . . . . . . . . . .

          11.5 Bulk Sales Laws  . . . . . . . . . . . . . . . .

          11.6 No Partnership, Joint Venture or Third
               Person Beneficiaries   . . . . . . . . . . . . .

          11.7 Confidentiality Obligations  . . . . . . . . . .

ARTICLE 12.  MISCELLANEOUS

          12.1 Risk of Loss   . . . . . . . . . . . . . . . . .

          12.2 Authorized Representatives and Notices . . . . .

          12.3 Entire Agreement; Conflicting Provisions . . . .

          12.4 Knowledge  . . . . . . . . . . . . . . . . . . .

          12.5 Waivers and Amendments . . . . . . . . . . . . .

          12.6 Arbitration and Forum Selection  . . . . . . . .

          12.7 Governing Law  . . . . . . . . . . . . . . . . .

          12.8 Assignment   . . . . . . . . . . . . . . . . . .

          12.9 Invalidity of Particulr Provision . . . . . . .

          12.10 Specific Enforcement  . . . . . . . . . . . . .

          12.11 Counterparts  . . . . . . . . . . . . . . . . .

          12.12 Schedules   . . . . . . . . . . . . . . . . . .

          12.13 Headings  . . . . . . . . . . . . . . . . . . .

          12.14 Gender and Number . . . . . . . . . . . . . . .

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . .





                           AGREEMENT


     This Agreement is made and entered into as of this the 20th day of May, 1996, among the following:

     DELTA AND PINE LAND COMPANY, a Delaware corporation, having its principal place of business at Scott, Mississippi ("D&PL");

     D&PL1, Inc., a Delaware corporation and wholly-owned subsidiary

of   D&PL,  having  its  principal  place  of  business  at   Scott,

Mississippi ("D&PL1");

     D&PL2, Inc., a Delaware corporation and wholly-owned subsidiary

of   D&PL,  having  its  principal  place  of  business  at   Scott,

Mississippi ("D&PL2");

     D&PL3, Inc., a Delaware corporation and wholly-owned subsidiary

of   D&PL,  having  its  principal  place  of  business  at   Scott,

Mississippi ("D&PL3");

      SURE  GROW  SEED,  INC.,  an Alabama corporation,  having  its principal place of business at Centre, Alabama ("SGS");

      ARIZONA  PROCESSING, INC., an Arizona corporation, having  its principal place of business at Chandler, Arizona ("API");

      ELLIS BROTHERS SEED, INC., an Alabama corporation, having  its principal place of business at Centre, Alabama ("EBS");

      MISSISSIPPI SEED, INC., a Mississippi corporation, having  its principal place of business at Tunica, Mississippi ("MSI"); and

      The  shareholders  in  API, EBS, and MSI  who  are  identified collectively  on  Schedules 1.3, 1.31, and 1.58  ("Sure  Grow  Share

holders")  and  certain  other persons identified  in  Section  1.82

("Sure Grow Principals").

      The  above-described  entities  and  persons  are  hereinafter referred to collectively as "Parties" and singularly as a "Party" to-

wit:



                        R E C I T A L S:



      WHEREAS,  the Parties desire to cause a transaction  in  which

D&PL1,  D&PL2  and  D&PL3  will be merged with  API,  EBS  and  MSI,

respectively,  which shall each survive the merger and  whose  stock shall  be  owned  by D&PL, subject to the Conditions  Precedent  and under  the  other terms and conditions set forth in this  Agreement;

and

      WHEREAS,  the  Parties  intend that the  Transaction  will  be recognized  as  a tax-free reorganization under Sec.368(a)(2)(E)  of the  Internal Revenue Code and will qualify for accounting  purposes as a Pooling-of-Interests under Generally Accepted Accounting Princi ples; and

      WHEREAS, in connection with the Transaction, the Parties agree to make certain commitments to one another;

      NOW,  THEREFORE, in consideration of the mutual covenants  and agreements herein contained, the Parties agree as follows:



                    ARTICLE 1.  DEFINITIONS

      For  purposes of this Agreement, the following terms shall  be defined as follows:

      1.1   "Agreement" means this Agreement, all attached  exhibits

and  schedules, and all other documents to be executed  pursuant  to this Agreement.

       1.2    "API"  means  Arizona  Processing,  Inc.,  an  Arizona

corporation,  organized under the laws of the State of Arizona  with its principal place of business at Chandler, Arizona.

      1.3   "API Shareholders" mean those entities or persons listed

on Schedule 1.3.

      1.4   "Authorized Representatives" mean the persons designated

to receive notices and to act on behalf of the respective Parties as provided in Section 12.2.

      1.5   "Books and Records" mean all books, records (in whatever

form  stored) and other documents relating to the Sure  Grow  Cotton

Planting Seed Business, including, but not limited to, trade secrets and  proprietary  information pertaining to  the  Sure  Grow  Cotton

Planting Seed Business, technology, computer programs and other data of  all  types related to Research, Breeding, Production, Delinting,

Conditioning,  Quality  Control  and Marketing  (including,  without limitation,  sales records, customer lists, and marketing  programs)

of  Cotton  Planting Seed and/or related to the Sure Grow Companies'

business  relationship  with each other, and with  their  respective employees, shareholders, customers, claimants, Governmental  Bodies,

and  any other persons or entities, and including all copyrights  in and to Books and Records, but excluding, however, any such documents which  contain only information pertaining to the personal  business of  one  or more of the Sure Grow Shareholders and/or their families or  which  is  subject  to non-disclosure under  an  attorney-client privilege  between one or more Sure Grow Shareholders  and/or  their families and their respective personal counsel, unless such  records contain  information about facts which have or could  reasonably  be construed to have a material affect on the Sure Grow Cotton Planting

Seed Business.

      1.6   "Breeder Seed" means that limited amount of Cotton  seed

used  by the originating or sponsoring plant breeder in breeding  or maintaining  a  strain  or variety, which is  maintained  under  the supervision  and  control  of the originating  or  sponsoring  plant breeder and has never intentionally been made available by any Party hereto, or, to the best knowledge of the Sure Grow Shareholders  and the  Sure Grow Principals by the breeder thereof, for sale to or use by  the general public.  Breeder Seed may be used or have been  used for the production of Foundation Seed or Registered Seed.

      1.7  "Breeding" means the Sure Grow Companies' entire activity of  propagating  plants and recombining genes  for  the  purpose  of improving the characteristics of the plants.  Breeding also includes

the  multiplication,  propagation,  maintaining,  and  increase   of

Breeder  Seed  and Foundation Seed of parental lines in  preparation for production of Cotton Planting Seed.

       1.8   "Breeding  Populations"  mean  all  of  the  Sure  Grow

Companies' plant propagating materials, including but not limited to seed  of  Experimental  Lines  and  Strains,  used  in  Research  or

Breeding.

      1.9   "CERCLA" means the Comprehensive Environmental Response,

Compensation, and Liability Act of 1980, as amended, and  the  rules and regulations promulgated thereunder.

      1.10 "CERCLIS" means the Comprehensive Environmental Response,

Compensation and Liability Information System as provided for by  40

C.F.R. Sec.300.5.

     1.11 "Certified Seed" means the direct progeny of Breeder Seed,

Foundation Seed, or Registered Seed produced and handled by the Sure

Grow Companies or persons under contract with them in such way as to maintain satisfactory genetic identity and purity as approved by the

Official  Seed  Certifying  Agency for identification  and  sale  as

Certified Seed.

     1.12 "Closing Date" shall have the meaning set forth in Section

9.2.

      1.13  "Code"  means  the Internal Revenue  Code  of  1986,  as amended, and all rules and regulations promulgated thereunder.

     1.14 "Conditioning" or "To Condition" means the entire activity of handling, delinting and treating delinted Cotton seed, including,

but  not limited to, treating such seed with seed coat chemicals and bagging of such seed.

      1.15 "Conditions Precedent" mean the conditions, expressly set forth  in  Article 3, which must be fulfilled or waived by D&PL  and the  D&PL  Subs  and/or the Sure Grow Companies and  the  Sure  Grow

Principals,  as  applicable, as of the Closing  Date  as  conditions precedent  to  the  respective Parties'  obligations  to  close  the

Transaction described in this Agreement.

     1.16 "Confidentiality Agreement" means the Amended and Restated

Confidentiality  Agreement dated as of December 26,  1995,  attached hereto as Schedule 1.16.

      1.17  "Consideration"  shall have the  meaning  set  forth  in

Section 2.2.

      1.18  "Contracts"  mean  those  certain  contracts  listed  on

Schedule 1.18 and any other contracts or agreements, oral or written to  which  the  Sure Grow Companies are a party  or  a  third  party beneficiary.

     1.19 "Cotton" means plants of the genus Gossypium.

      1.20  "Cotton Germplasm" means all genotypes of a  species  of

Cotton, embodied in Cotton Planting Seed or otherwise.

     1.21 "Cotton Planting Seed" means Cotton seed which is intended for  and  has been so produced and handled by or for the  Sure  Grow

Companies as to be suitable for planting to produce Cotton plants in commercial agriculture.

      1.22  "Delinting" or "To Delint" means the entire activity  of separating  lint  fibers  from ginned  Cotton  seed  as  a  step  in conditioning  the Cotton seed for planting and/or for  marketing  as

Cotton Planting Seed.

      1.23  "D&PL" means Delta and Pine Land Company, a  corporation organized under the laws of the State of Delaware with its principal place of business at Scott, Mississippi.

      1.24 "D&PL Common Stock" means voting common stock, of the par value  $.10  per share, as authorized by the Fourth Article  of  the

Restated  Certificate of Incorporation of D&PL, as the same  may  be amended  from  time to time, which shares of stock, except  for  the rights  and restrictions referred to in Section 2.5, have  the  same rights  and  restrictions in all respects as all  other  authorized,

issued, and outstanding common stock of D&PL.

      1.25 "D&PL Companies" mean each and every one of D&PL and  the

D&PL Subs, separately and collectively.

      1.26  "D&PL  Entities" means each and every one  of  the  D&PL

Companies  and  any corporation or division thereof or  other  legal entity  controlled by, controlling or under common control with  the

D&PL Companies, their successors or assigns.

       1.27  "D&PL's  Products  Liability"  shall  mean  any  actual liability  to  which  the  D&PL Companies,  any  of  the  Sure  Grow

Companies  (as may be in existence after the Closing  Date)  or  the

Sure  Grow  Shareholders or Sure Grow Principals may become  subject insofar as such liability arises out of or otherwise relates to  any express  or implied representation, warranty, agreement or  guaranty to  a  customer, user or purchaser made or claimed to have been made by  the D&PL Companies or any of the Sure Grow Companies (as may  be

in  existence after the Closing Date), or an employee with  apparent authority  of  the D&PL Companies or any of the Sure Grow  Companies

(as  may be in existence after the Closing Date), or arising out  of or  asserted  to be arising out of negligence, strict  liability  or

other   rule   of  law  in  connection  with  Producing,  Delinting,

Conditioning,  Storing  or Marketing of such  product  by  the  D&PL

Companies or the Sure Grow Companies after the Closing Date.

     1.28 "D&PL Subs" means D&PL1, D&PL2 and D&PL3, Delaware corpora tions,  which  are  wholly-owned subsidiaries of  D&PL,  with  their principal places of business at Scott, Mississippi.

      1.29  "Discrimination Laws" means all federal laws, rules  and regulations relating to age, race, disability and sex discrimination and  harassment set forth in Title VII of the Civil  Rights  Act  of

1964 (42 U.S.C. Sec.2000e), the Americans with Disabilities Act  (42

U.S.C. Sec.12102 et seq.), the Age Discrimination in Employment  Act

(29 U.S.C. Sec.621 et seq.), and 42 U.S.C. Sec.1981, all as amended,

and any applicable state laws, rules and regulations, if any, on the same subjects.

      1.30  "EBS"  means  Ellis Brothers Seed, Inc.,  a  corporation organized under the laws of the State of Alabama, with its principal place of business at Centre, Alabama.

      1.31  "EBS Shareholders" mean those entities or persons listed on Schedule 1.31.

      1.32  "Employee" means any person who is employed by or  works for  the  Sure  Grow Companies full or part time as  an  officer  or employee,  and,  in  addition, means any  person  who  is  providing

Breeding  services  for  the  Sure  Grow  Companies  whether  as  an employee, independent contractor, or any other capacity.

      1.33 "Environmental Claim" means any written claim, demand, or other  communication by any person or Governmental Body alleging  or

asserting  liability  for  investigatory  costs,  clean  up   costs,

response  costs,  damages, personal injuries,  fines,  or  penalties arising  out  of,  based on, or resulting from (a) the  presence  or

Release into the environment of any Hazardous Materials in excess of allowable  limits under the Environmental Laws, or (b) circumstances forming  a reasonable basis for any violation, or alleged violation,

of any Environmental Law.

      1.34  "Environmental  Law" means (a) any  applicable  federal,

state  or  local  law, statute, ordinance, rule,  regulation,  code,

license,  permit,  written authorization, written approval,  written consent,  legal doctrine, order, directive, executive or  administra tive  order, judgment, decree, injunction, requirement or  agreement with any Governmental Body, (i) relating to the protection, preserva tion  or  restoration  of the environment (which  includes,  without limitation, air, water vapor, surface water, ground water,  drinking water supply, structures, soil, surface land, subsurface land, plant and  animal life or any other natural resource), or to human  health or  safety, or (ii) the exposure to, or the use, storage, recycling,

treatment,   generation,   transportation,   processing,   handling,

labeling,  production, release or disposal of, Hazardous  Materials,

in each case as amended and in effect on the date of this Agreement.

The term Environmental Law includes, without limitation, CERCLA, the

Superfund  Amendments  and Reauthorization Act,  the  federal  Water

Pollution  Control  Act  of 1972, the federal  Clean  Air  Act,  the federal Clean Water Act, RCRA, the federal Solid Waste Disposal  Act and  the  federal Toxic Substances Control Act, the federal  Insecti cide, Fungicide and Rodenticide Act, the federal Occupational Safety

and   Health   Act   of   1970,  the  federal  Hazardous   Materials

Transportation  Act, or any other so-called "Super fund"  or  "Super lien"  law,  each  as  amended and in effect on  the  date  of  this

Agreement  and  (b) any applicable common law or equitable  doctrine

(including, without limitation, injunctive relief and tort doctrines such  as  negligence, nuisance, trespass and strict liability)  that may  impose liability or obligations for injuries or damages due to,

or  threatened  as a result of, the presence of or exposure  to  any

Hazardous  Materials  in  excess  of  allowable  limits  under   the

Environmental Laws and in existence as of Closing Date.

      1.35 "Environmental Site Assessment Report(s)" means (a) Phase

I  Environmental Site Assessment Report, Ellis Brothers Seed,  Inc.,

Route  1, Box 310, Ellisville, Alabama 35960, EnSafe Project  Number

3005-128,  dated  January 11, 1996; (b) Phase I  Environmental  Site

Assessment  Report, Arizona Processing and Sure Grow  Seed  Company,

Riggs  and  Maricopa Roads, Chandler, Arizona 85248, EnSafe  Project

Number  3005-129, dated November 30, 1995; (c) Phase I Environmental

Site  Assessment Report, Mississippi Seed, Inc., Highway 61, Tunica,

Mississippi  38676, EnSafe Project Number 3005-130,  dated  December

18,  1995;  and  (d)  Phase I Environmental Site Assessment  Report,

Mississippi  Seed,  Inc.,  Highway 61,  Shelby,  Mississippi  38774,

EnSafe Project Number 3005-130, December 28, 1995.

       1.36   "Equipment"  means  the  fixtures,  furniture,  office

equipment,   research  equipment,  tools,  devices,   appurtenances,

machinery,  vehicles,  equipment,  materials,  and  other  items  of tangible  personal property located at the Real Property,  owned  by any  of  the Sure Grow Companies, and/or regularly used in the  Sure

Grow Cotton Planting Seed Business, as listed in Schedule 1.36-A but

expressly excluding those items listed on Schedule 1.36-B.   Notwith

standing  the  foregoing, any item of equipment  or  other  tangible personal property (other than Inventory) not listed in Schedule 1.36-

B  that  presently is owned by the Sure Grow Companies and/or  being regularly used in the Sure Grow Cotton Planting Seed Business  shall be included in Equipment.

      1.37 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

      1.38  "Experimental  Lines  and Strains"  means  all  separate populations  of cotton cultivars, developed by Sure Grow  Companies'

breeders  or otherwise owned by or used in the Sure Grow  Companies'

Breeding  program as of August 18, 1995, and at any time since  that date,  expressing similar and distinguishable agronomic  characteris tics  but  which  are  at  a  research  selection  stage  where  the individual  populations of cultivars have not yet been designated  a

Sure Grow Variety.

      1.39 "Escrow Holder" shall mean Harris Trust and Savings Bank,

a  banking  corporation  with its principal  place  of  business  in

Chicago, Illinois.

     1.40 "Financial Statements" shall mean collectively:

           (a)   "Audited  Separate  Company Financial  Statements",

which shall mean:

                (i)  with respect to SGS:  the independent auditor's

report,  dated  October  20, 1995, audited  balance  sheets,  income

statements,   statements  of  cash  flow,  statements  of   retained

earnings,  notes  to the financial statements, Schedule  I-operating and  selling expenses and Schedule II-gross profit report, as of and for the years ended August 31, 1994 and August 31, 1995; and

               (ii)  with respect to API:  the independent auditor's

report,  dated  August  15,  1995, audited  balance  sheets,  income statements, statements of cash flow, statement of retained earnings,

notes  to  the  financial  statements,  and  operating  and  selling expenses, as of and for the years ended June 30, 1994 and  June  30,

1995;

              (iii)  with respect to EBS:  the independent auditor's

report,  dated  August  11,  1995, audited  balance  sheets,  income statements, statements of cash flow, statement of retained earnings,

notes  to  the  financial  statements, and  schedules  to  financial statements, as of and for the years ended June 30, 1994 and June 30,

1995;

               (iv)  with respect to MSI:  the independent auditor's

report,  dated  November  30, 1995, audited balance  sheets,  income statements, statements of cash flow, statement of retained earnings,

and notes to the financial statements, as of and for the years ended

June 30, 1994 and June 30, 1995;

      such  Audited Financial Statements for the separate Sure  Grow

Companies  having been audited by Hughel Goodgame  &  Associates  or

Ellis & Hirsburg, Certified Public Accountants, as applicable; and

           (b)   "Unaudited Separate Company Financial  Statements",

which shall mean:

              (i)   with respect to SGS:

                   (A)  Unaudited balance sheets, income statements,

and  statements of cash flow as of and for the period from September

1,  1995, through the end of the month immediately prior to  Closing

Date; and

                   (B)  Unaudited balance sheets, income statements,

statements  of  cash flow and statements of changes in stockholders'

equity  as of and for the three months ended November 30, 1995,  and for the three and six-month periods ended February 29, 1996, and for the three and nine-month periods ending May 31, 1996; and

                    (C)   Unaudited balance sheet, income statement,

statement  of  cash flow and statement of changes  in  stockholders'

equity, as of the Closing Date and for the period from September  1,

1995 through the Closing Date; and

                    (D)    Unaudited  balance sheets,  income  state

ments,  statements  of  cash  flow  and  statements  of  changes  in stockholders' equity as of and for each of the fiscal  quarter  ends in the two-year period ended August 31, 1995; and

               (ii)   with  respect  to MSI, EBS  and  API  separate

unaudited  financial statements for each of the respective companies consisting of:

                   (A)  Unaudited balance sheets, income statements,

and  statements of cash flow as of and for the period from  July  1,

1995,  through  the end of the month immediately  prior  to  Closing

Date; and

                    (B) Unaudited balance sheets, income statements,

statements  of  cash flow and statements of changes in stockholders'

equity  as of and for the quarter ended September 30, 1995, and  for the three and six-month periods ended December 31, 1995, and for the three and nine-month periods ended March 31, 1996; and

                    (C) Unaudited balance sheets, income statements,

statements  of cash flow and statements of retained earnings  as  of the  Closing  Date and for the period from July 1, 1995 through  the

Closing Date; and

                    (D) Unaudited balance sheets, income statements,

statements of cash flow and statements of retained earnings,  as  of and for each of the fiscal quarter ends in the two-year period ended

June 30, 1995; and

           (c)   (i)  "Audited Combined Financial Statements", which

shall   mean  combined  financial  statements,  together  with   the

independent  auditor's report, resulting from the combining  of  the

Audited  Separate  Company  Financial  Statements  as  described  in

Section 1.40(a) for (A) the year ending August 31, 1995, and (B) the year ending August 31, 1994;

                Such Audited Combined Financial Statements shall  be

combined  on the basis of fiscal years ending August 31 (i.e.,  June

30  balances  will be combined with the August 31  balances).   Such

financial  statements  shall be designated as "Financial  Statements for  the  Sure Grow Companies" as of and for the years ended  August

31,  1995, and August 31, 1994, respectively, and are to be prepared in  accordance with GAAP and Regulations SX and SK, with appropriate elimination of intercompany and related party transactions made, and shall  be  audited and opined on in accordance with GAAS  by  Hughel

Goodgame & Associates; and

                 (ii)   "Unaudited   Quarterly   Cmbined   Financial

Statements",   which   shall  mean  unaudited   combined   financial

statements  resulting from the combining of the  Unaudited  Separate

Company Financial Statements described in Section 1.40(b)(i)(B)  and

(D)  and  1.40(b)(ii)(B)  and (D) for the  applicable  corresponding quarter and period ends (for example, the MSI, API and EBS financial data  for the quarter and period ending September 30, 1994, will  be combined  with  the  SGS financial data for the quarter  and  period

ending  November  30,  1994).   Such  combined  Unaudited  Quarterly

Combined  Financial  Statements  shall  be  prepared  on   a   basis

consistent  with  GAAP and Regulations SK and  SX  with  appropriate elimination  and  accounting  for  intercompany  and  related  party transactions.

     1.41 "Foundation Seed" means the direct progeny of Breeder Seed and Foundation Seed of the Sure Grow Companies so handled as to most

nearly   maintain  specific  genetic  identity  and   purity   under

conditions  designated  by the Official Seed Certifying  Agency  for

identification  and  labeling as Foundation Seed.   Foundation  Seed

includes  only  such  seed  as has been produced  by  or  under  the supervision  of  a  breeder (a) on the breeding firm's  headquarters farm,  (b)  on  a  farm  organized as  an  official  branch  of  the headquarters  breeding  firm  with  a  breeder  in  charge  of  such production, or (c) on a farm operated under a contractual  agreement with  and  under  the supervision of the originating  or  sponsoring plant  breeder.  Foundation Seed may be used for the  production  of

Foundation Seed, Registered Seed, or Certified Seed.

      1.42  "GAAP"  means  generally accepted accounting  principles promulgated by the Accounting Principles Board and/or its successor,

the Financial Accounting Standards Board.

       1.43  "GAAS"  means  generally  accepted  auditing  standards promulgated  by  the American Institute of Certified  Public  Accoun

tants, Committee on Auditing Procedure and/or its successors.

      1.44  "Governmental Body" means any federal, state, municipal,

or  other governmental department, court, commission, Board,  bureau

authority,   office,  agency,  or  instrumentality  of  any   nature

whatsoever,  provided such Governmental Body has  jurisdiction  over the referenced matter.

      1.45  "Hazardous  Materials" mean Regulated Material  and  any other substance which is or reasonably could be detrimental to human health  or safety or to the environment, currently listed,  defined,

designated  or  classified  as  hazardous,  toxic,  radioactive   or

dangerous,  or  otherwise regulated, under  any  Environmental  Law,

whether  by  type or by quantity, including any substance containing any  such  substance  as a component in excess of  allowable  limits under  the Environmental Laws.  Hazardous Materials include, without limitation,  any  toxic  waste,  pollutant,  contaminant,  hazardous

substance,   toxic  substance,  hazardous  waste,   special   waste,

industrial  substance,  oil or petroleum or any  derivative  or  by-

product  thereof,  radon, radioactive material, asbestos,  asbestos-

containing  material,  urea formaldehyde foam insulation,  lead  and polychlorinated biphenyl.

      1.46  "HSR Act" means the Hart-Scott-Rodino Antitrust  Improve ments  Act of 1976, as amended from time to time, and the rules  and regulations promulgated thereunder.

      1.47  "Indemnification Representative" shall have the  meaning set forth in Section 8.3.

      1.48  "Indemnified Party" shall have the meaning set forth  in

Sections 8.4 and 8.5.

      1.49  "Indemnified Taxes" shall have the meaning set forth  in

Section 8.1(c).

      1.50 "Indemnifying Party" shall have the meaning set forth  in

Sections 8.4 and 8.5.

      1.51 "Intellectual Property" means all trademarks, tradenames,

PVPA  certificates,  pending PVPA applications, and  copyrights,  if any,  relating  to  the  Sure Grow Cotton  Planting  Seed  Business,

including  but  not  limited to the subject matter  identified  more specifically  in  Schedule 1.51 attached hereto, and  including  the goodwill  of the Sure Grow Cotton Planting Seed Business  symbolized by  the  Intellectual Property, if any, and all claims  against  any third  party  for  violation  of the  Sure  Grow  Companies'  rights

protected  under  the  PVPA  or  under  other  applicable  laws   or

regulations  protecting Intellectual Property, and any documents  or tangible evidence relating to such claims.

       1.52   "Inventory"  means  all  Cotton  Germplasm,   Breeding

Populations,  Breeder  Seed, Foundation Seed, Registered  Seed,  and

Certified Seed, and any other Cotton Planting Seed owned by the Sure

Grow Companies or of which the Sure Grow Companies have the right to acquire  ownership, whether harvested or in production, delinted  or undelinted, conditioned or unconditioned, bagged or in bulk, and all unused bags, packaging materials, and supplies dedicated to the Sure

Grow Cotton Planting Seed Business.

      1.53  "Legal  Requirement" means any applicable law,  statute,

ordinance, or regulation of any Governmental Body.

     1.54 "License Agreements" mean those certain license agreements listed  on  Schedule  1.54  and any and all  other  written  license agreements pertaining to Sure Grow Cotton Varieties.

      1.55 "Lien" means any recorded mortgage, lien, pledge, charge,

security  interest,  judgment, or other encumbrance  in  or  adverse claim  against any asset, tangible or intangible, of the  Sure  Grow

Companies.

      1.56  "Marketing" or "To Market" means the entire activity  of the  Sure  Grow Companies of selling Cotton Planting Seed, including but  not  limited  to  advertising, promoting,  offering  for  sale,

contracting  for  sale,  selling,  transporting,  distributing,  and delivering Cotton Planting Seed.

       1.57  "MSI"  means  Mississippi  Seed,  Inc.,  a  corporation organized  under  the  laws of the State of  Mississippi,  with  its principal place of business at Tunica, Mississippi.

      1.58  "MSI Shareholders" mean those entities or persons listed on Schedule 1.58.

     1.59 "NPL" means the National Priorities List under CERCLA.

      1.60 "Official Seed Certifying Agency" means, with respect  to any  particular Cotton Planting Seed, the Governmental Body  in  the

state  in  which  such  Cotton Planting Seed is  produced  that  has jurisdiction  over the production, classification, and certification of that Cotton Planting Seed.

      1.61  "Order" means any written order, injunction,  decree  or judgment of any Governmental Body.

      1.62 "Permits" mean Permits issued by any Governmental Body to the  Sure Grow Companies, including, but not limited to, the Permits listed in Schedule 1.62.

      1.63 "Permitted Liens and Title Exceptions" mean (a) any  Lien for taxes, special assessments, charges, or levies of a Governmental

Body not yet due (or (i) which are being contested in good faith  by appropriate formal or informal proceedings and or (ii) are  in  good faith contemplated to be contested within the applicable time period permitted  for such a contest and with respect to which reserves  or other  appropriate  provisions are being  maintained  by  the  party

liable   therefor  in  accordance  with  GAAP  and  the  enforcement

(collection) of which is stayed at all times); and (b) standard ALTA title exceptions; (c) those Liens, title exceptions or other matters set  forth in Schedule 1.63; (d) materialmen's, mechanics, carriers,

warehouseman's, landlord's, workman's, repairman's,  employee's,  or other  Liens which are not recorded, arising in the ordinary  course of business and which would not typically have been discharged on or before  the  relevant  date  in  the ordinary  course  of  business;

(e)  Liens against deposits made in the ordinary course of  business in  connection with worker's compensation, unemployment compensation insurance,  social security and other like laws  or  to  secure  the performance of leases; and (f) Liens and encumbrances the  existence of which do not, individually or in the aggregate, have any material or  adverse  effect on the value, or in any way interfere  with  the present  or  reasonably contemplated use of the property  encumbered thereby.

      1.64  "Pooling-of-Interests" means that method  of  accounting prescribed in Accounting Principles Board Opinion No. 16  as  issued and amended and interpreted by the APB and its successor entity, the

Financial Accounting Standards Board, as well as Regulations SK  and

SX promulgated by the Securities and Exchange Commission.

     1.65 "Production" or "To Produce", when used in connection with

Cotton Planting Seed, means all activities (including harvesting and ginning)  of  the  Sure Grow Companies involved  in  multiplication,

propagation,  and  increase of seed to be used as planting  seed  in commercial  agriculture, which production activities may be  carried out  directly  by  the party involved through its own  employees  or indirectly through growers under contract to the party.

      1.66  "PVPA" means the United States Plant Variety  Protection

Act, 7 USC Sec.2321, et seq, as amended from time to time.

      1.67  "Quality Control" means the entire activity of  maintain ing,  testing, and verifying the purity, germination, viability  and other  qualities of Cotton Planting Seed conducted by the Sure  Grow

Companies.

     1.68 "RCRA" means the Resource Conservation and Recovery Act of

1976  (including the Hazardous and Solid Waste Amendments  thereto),

as amended from time to time.

     1.69 "Real Property" means certain real property, including the

land   and   buildings,  facilities,  structures,  and  improvements

thereon,  located  in  Cherokee County,  Alabama,  Maricopa  County,

Arizona,  and  Tunica County and Bolivar County,  Mississippi,  more particularly described in Schedule 1.69-A but excluding that certain

real  property  described on Schedule 1.69-B.   Notwithstanding  the

foregoing, any item of real property not described in Schedule 1.69-

B that presently is owned by and/or being regularly used by the Sure

Grow  Companies in the Sure Grow Cotton Planting Seed Business shall be included in Real Property.

     1.70 "Registered Seed" means the direct progeny of Breeder Seed or  Foundation  Seed which has been so produced and handled  by  the

Sure  Grow  Companies or persons under contract with the  Sure  Grow

Companies as to maintain genetic identity and purity as required  by the  Official  Seed Certifying Agency for identification,  labeling,

and sale as Registered Seed.

      1.71  "Regulated Material" means any hazardous  substance,  as defined  by Section 101(14) of CERCLA, that is subject to regulation under any applicable Environmental Law.

      1.72  "Release"  shall have the meaning  given  that  term  by

Section 101(22) of CERCLA.

      1.73  "Research" means all forms of inquiry, study,  investiga tion,  observation, and experimentation, including genetic  modifica tion and manipulation.

      1.74  "SEC"  means the Securities and Exchange Commission,  an agency of the United States.

      1.75 "SGS" means Sure Grow Seed, Inc., a corporation organized under the laws of the State of Alabama, with its principal place  of business at Centre, Alabama.

      1.76  "SGS Shareholders" mean those entities or persons listed on Schedule 1.76.

      1.77  "Storing" or "To Store" means the activity of  the  Sure

Grow  Companies in the handling and storing of Cotton seed  in  bulk prior to Delinting and Conditioning.

      1.78  "Sure  Grow Affiliated Assets" mean those other  assets,

tangible  or  intangible, if any, regularly used in  the  Sure  Grow

Cotton  Planting Seed Business, which are not owned by  any  of  the

Sure Grow Companies (including, without limitation, those assets, if any,  owned  or  controlled by Sure Grow Research and Associates  or

Sure  Grow  Research & Development Company, a partnership),  all  of which  are  listed  on  Schedule 1.78-A, but excluding  those  items listed on Schedule 1.78-B.

     1.79 "Sure Grow Companies" mean each and every one of SGS, API,

EBS and MSI, separately and collectively.

     1.80 "Sure Grow Cotton Planting Seed Business" means the entire

activity   of  the  Sure  Grow  Companies  in  Research,   Breeding,

Production,  Storing,  Delinting,  Conditioning,  Quality   Control,

Warehousing  and Marketing of Cotton Planting Seed and of  licensing other  persons  to produce, store, delint, condition, warehouse  and market  Cotton Planting Seed and all tangible and intangible  assets owned  by  one or more of the Sure Grow Companies and/or  any  other assets,  if  any,  regularly used in or  related  to  such  business activities,  including,  without limitation, production,  delinting,

conditioning  and  storage  facilities, research  equipment,  Cotton

Germplasm  and Breeding Populations, Breeder Seed, Foundation  Seed,

Registered  Seed,  Certified Seed, and other Cotton  Planting  Seed,

breeding  rights, research data and documents, trade  secrets,  seed technology, licensing agreements, royalty agreements, and all  other legal and contractual rights relating to Sure Grow's Cotton Planting

Seed Business, and without limiting the generality of the foregoing,

specifically including the following: the Real Property,  Equipment,

Inventory, Intellectual Property, License Agreements, Contracts, and

Books  and  Records,  and assets regularly used  in  the  commercial ginning  operation, the retail farm supply operation and the soybean processing plant of EBS.

      1.81  "Sure  Grow  Cotton Varieties"  mean  all  varieties  or cultivars  of  Cotton, including, but not limited to, the  varieties listed  in  Schedule  1.81, seed of which the  Sure  Grow  Companies marketed  in 1995 and/or 1996 in which the Sure Grow Companies  have proprietary  rights, and further including, without limitation,  all varieties or cultivars with respect to which the Sure Grow Companies hold  or  have applied for PVPA certificates or certificates  issued under similar laws of other nations.

     1.82 "Sure Grow Principals" mean, collectively, Richard Flowers and D. C. ("Dutch") Parker, each an adult resident citizen of Tunica

County, Mississippi.

      1.83  "Sure Grow's Products Liability" shall mean  any  actual liability  to which the Sure Grow Companies (or the D&PL  Companies,

or  their  successors or assigns, as successors  to  the  Sure  Grow

Cotton  Planting Seed Business) may become subject insofar  as  such liability  arises  out of or otherwise relates  to  any  express  or

implied  representation,  warranty,  agreement  or  guaranty  to   a

customer,  user, or purchaser made or claimed to have been  made  by the  Sure  Grow Companies or an employee with apparent authority  of the Sure Grow Companies, or arising out of or due to, or asserted to be  arising out of negligence, strict liability or other rule of law in  connection with Producing, Delinting, Conditioning,  Storing  or

Marketing  of such product by the Sure Grow Companies prior  to  the

Closing Date.

      1.84  "Sure  Grow  Shareholders" mean, collectively,  the  API

Shareholders, the EBS Shareholders and the MSI Shareholders.

      1.85 "Tax Contest" shall have the meaning set forth in Section

8.1(d).

      1.86  "Taxes"  mean,  solely with  regard  to  the  Sure  Grow

Companies,  all  taxes, charges, fees, levies,  penalties  or  other assessments  imposed by any United States federal, state,  local  or foreign  taxing  authority with applicable jurisdiction,  including,

but  not  limited  to,  income, excise, property,  sales,  transfer,

franchise, payroll, gains, withholding, ad valorem, social  security or  other  taxes,  including any interest,  penalties  or  additions attributable  and actually and finally paid with respect  to  Taxes.

Notwithstanding  the  foregoing, Taxes shall not  include  any  tax,

interest  or penalties, incurred as a result of:  (a) any action  or inaction  of the Sure Grow Companies or the D&PL entities after  the

Closing  Date, including, without limitation, any subsequent  merger or  any  other  type  of combination which is not  a  part  of  this

Transaction; (b) any election or deemed election under  any  section of  the Code or applicable state, local or other Tax laws and regula tions  applicable  to the type of Taxes referred to  above  in  this

Section;  or  (c)  any  other matter which  would  result  in  Taxes attributable to periods after the Closing Date.

      1.87  "Tax  Returns" shall mean any returns, reports,  declara tions, forms, claims for refund or information returns or statements related to Taxes, including any schedule or attachment thereto,  and including any amendments thereof.

      1.88  "Transaction" means the entire transaction  between  the

Parties hereto contemplated by this Agreement in which all sharehold ers  of  API,  EBS  and  MSI will exchange all  of  the  issued  and outstanding stock of API, EBS and MSI for certain D&PL Common Stock,

and  D&PL1,  D&PL2 and D&PL3 will be merged into API, EBS  and  MSI,

respectively, as more particularly described in Article 2 hereof.

     1.89 "Transaction Costs" means the total of the reasonable out-

of-pocket expenses, (including, but not limited to, attorney's fees,

accountant's fees and other reasonable costs and expenses)  directly related to this Transaction, or the negotiations prior thereto,  and the  actions  taken in connection herewith, and which  are  expended

and/or   incurred  by  the  Sure  Grow  Companies,  the  Sure   Grow

Shareholders and/or the Sure Grow Principals commencing  on  January

10, 1996, and continuing through the execution of this Agreement  on

Closing Date, provided that, the foregoing notwithstanding, expenses incurred  pursuant  to Section 4.3 shall not  be  considered  to  be

Transaction Costs.

      1.90  "Warehousing" or "To Warehouse" means, with  respect  to

Cotton  Planting Seed, the activity of handling and storing of  bulk undelinted  cotton  seed  and  bagged  Cotton  Planting  Seed  after

Delinting, Conditioning and bagging.



               ARTICLE 2.  PLAN OF REORGANIZATION

      2.1   Plan of Reorganization.  Subject to satisfaction of  the

Conditions Precedent, and on the terms and conditions set  forth  in this Agreement, as of the time of the closing on the Closing Date:

           (a)  D&PL1, D&PL2 and D&PL3 shall be merged with and into

API, EBS and MSI, respectively;

           (b)   API,  EBS  and  MSI,  respectively,  shall  be  the

surviving corporations in the aforementioned mergers;

           (c)  the separate corporate existence of API, EBS and MSI

shall continue unaffected by the merger; and

           (d)   at Closing, D&PL1 and API, D&PL2 and EBS and  D&PL3

and  MSI shall each execute a Certificate of Merger in substantially the form attached hereto as Schedule 2.1(d).  The applicable Certifi cate  of Merger shall be promptly filed with the Secretary of  State in  the  state  of  incorporation of each  corporation  which  is  a participant  in  the  Merger and wherever else may  be  required  to

formalize  the  aforementioned  mergers  as  contemplated  in   this

Agreement.

     2.2  Merger, Consideration and Conversion or Cancellation of

Shares.

           (a)   At the time of the closing on Closing Date,  the

stock  of  API,  EBS and MSI shall, by virtue of the  merger  and without  action on part of the holder thereof, be converted  into the  right  to  receive  One  Million  Five  Hundred  Forty-Eight

Thousand  Four  Hundred Eighty-Three (1,548,483) shares  of  D&PL

Common  Stock (the "Consideration"); provided, further, that  the

D&PL  Common  Stock  constituting  the  Consideration  shall   be

allocated  among the Sure Grow Shareholders as set forth  in  the

Schedule  attached hereto as Schedule 2.2(a), provided,  however,

that  no fractional shares shall be issued and, in the event that the  proportions of interest set forth in Schedule  2.2(a)  might otherwise  result in the issuance of a fractional share  of  D&PL

Common  Stock, the number of shares of D&PL Common  Stock  to  be issued to the affected shareholder(s) shall be rounded up or down to the nearest whole share, as the case may be;

           (b)   All such shares to be converted into D&PL Common

Stock  pursuant to Section 2.2(a) shall, by virtue of the mergers and  without any action on the part of the holders thereof, cease to  be  outstanding, be cancelled and cease to  exist,  and  each holder  of a certificate representing such shares shall cease  to have any rights with respect thereto, except the right to receive for such shares, upon surrender of the certificate, in accordance with  Section  2.3, the amount of D&PL Common Stock allocated  to such holder under Section 2.2(a);

           (c)  Each share of common stock of each of D&PL1, D&PL2 and

D&PL3 issued and outstanding immediately before the closing shall,  by virtue of the mergers and without any action on part of the D&PL Subs,

or  the holder thereof, be converted into the same number of shares of common  stock of the surviving corporation with and into which it  was

merged.   Upon surrender of such certificates to the surviving corpora tions, new certificates representing shares of voting common stock  of the surviving corporations shall be issued to D&PL; and

          (d)  On or before Closing Date, D&PL have deposited or shall transmit  for deposit with Escrow Holder, as exchange agent,  for  the benefit  of  the  holders of stock that will be  converted  into  D&PL

Common  Stock  pursuant  to Section 2.2(a),  a  sufficient  number  of certificates  representing D&PL Common Stock required  to  effect  the delivery  of the aggregate Consideration.  Upon receipt of  the  share certificates to be transmitted and upon receipt by Escrow Agent of the issuance  notice  provided  for  in the  Irrevocable  Instructions  to exchange  agent  attached  as  Schedule  2.2(d)  and  subject  to  the provisions of Section 8.6 requiring the retention of stock in  escrow,

the  Escrow  Holder, as exchange agent, shall deliver the D&PL  Common

Stock contemplated to be issued pursuant to Section 2.2(a) out of this fund and pursuant to Irrevocable

Instructions  to  exchange  agent in the  form  attached  as  Schedule

2.2(d).   2.3  Deposit and Endorsement of Certificates.  At closing on

Closing  Date,  each Sure Grow Shareholder shall deliver  to  D&PL  in exchange  for  D&PL  Common  Stock to be issued  pursuant  to  Section

2.2(a), certificates representing all shares of stock of the Sure Grow

Companies  held  by such Sure Grow Shareholder.  Each certificate  for shares of stock of API, EBS, and MSI which is surrendered for exchange has been properly endorsed and otherwise in a proper form for transfer and  the Sure Grow Shareholder requesting such exchange has either (i)

affixed any requisite stock transfer stamps to the certificates surren dered, or (ii) provided funds for their purchase, or (iii) established to  the  reasonable  satisfaction of D&PL, that  such  stock  transfer stamps are not due and payable.

     2.4  Corporate Actions at Closing.

(a)   Effective  upon  closing on Closing Date,  all  members  of  the respective  Boards  of Directors of the Sure Grow  Companies  and  all

officers  thereof  as shown on Schedule 2.4(a)-A  shall  resign  their positions and shall deliver to the D&PL Companies written confirmation of  their resignations in the form attached as Schedule 2.4(a)-B.  The foregoing  notwithstanding, the particular officers of the  Sure  Grow

Companies  identified in Schedule 2.4(a)-C will be elected,  effective immediately after closing, except in the case of such persons who  are

Sure  Grow  Shareholders  whose election  to  such  offices  shall  be effective immediately after the issuance of the D&PL Common  Stock  by the  Escrow  Agent  to the Sure Grow Shareholders,  to  the  corporate offices set forth on Schedule 2.4(a)-C.

           (b)   Effective  immediately after  closing, D&PL, as  sole

direct or  indirect  stockholder  of  API,  EBS,  MSI and  SGS, the surviving  corporations,  shall elect  or  cause  to  be  elected persons of its choosing to be elected as directors of each of the

  Sure Grow Companies and may, subject to the provisions of Section

  2.4(a),  cause certain additional persons of its choosing  to  be elected as officers of the Sure Grow Companies.

       2.5  Restriction on Transfer of D&PL Common Stock.  (a)  The

  D&PL Common Stock constituting Consideration acquired by the Sure

  Grow  Shareholders, as a result of the Transaction, shall not  be transferable by the Sure Grow Shareholders until it is registered by  D&PL with the SEC under the Securities Act of 1933 as amended

  ("the  Act")  unless:  (i)  the transferring Sure Grow  Sharehold er(s)  has  furnished D&PL with an opinion of counsel  reasonably acceptable to D&PL that such transfer is exempt from the  require ments of registration, or (ii) such transfer(s) is made after the passage of two (2) years following the Closing Date and satisfies any  conditions set forth in the Rule 144 Memorandum  drafted  by

  Sam D. Chafetz, Esq., dated May 1, 1996, attached as Schedule 2.5-

  A,  provided  that such conditions set forth in  said  Memorandum

  remain  applicable  under  then  existing  applicable  laws   and

  regulations  upon  expiration of such two (2) year  period.   All

  certificates representing D&PL Common Stock issued  to  the  Sure

  Grow  Shareholders, and any additional, reissued  or  replacement certificates subsequently issued with respect thereto,  prior  to the  registration,  shall  bear such  legends  as  set  forth  on

  Schedule  2.5-B to indicate such restrictions on transferability.

  D&PL  shall  use  its  best efforts to file a shelf  Registration

  Statement  under the Act with the SEC with respect  to  the  sale and/or resale of such stock on the earliest practical date  after

  September  1,  1996, after audited combined financial  statements for the fiscal year ending August 31, 1996, are available and  on which D&PL can file such a Registration Statement under the  then applicable  laws  and rules of the SEC.  Except  as  provided  in

  Section  4.4  and  Section 5.7, the costs of  preparing,  filing,

  printing  and  delivering such Registration  Statement  shall  be

  borne  by  D&PL.   Except for registration shares  to  be  issued

  pursuant  to  any  D&PL employee benefit plan,  D&PL  shall  not,

  without  the  prior written consent of a majority in interest  of the Sure Grow Shareholders, file a registration statement for the sale of any other stock of D&PL of any class prior to filing  the registration statement for sale and/or resale of the D&PL  Common

  Stock  to be conveyed to the Sure Grow Shareholders  pursuant  to this  Agreement,  provided, however, D&PL  shall  be  allowed  to simultaneously register for sale other common stock of D&PL  with the  registration for sale of the D&PL Common Stock  conveyed  to

  Sure Grow Shareholders.



            ARTICLE 3.  CONDITIONS PRECEDENT TO CLOSING

        3.1   Conditions  Precedent to Participation  by  the  D&PL

  Companies in Closing.

            (a)  The obligations of the D&PL Companies to close the

  Transaction   described  in  Article  2  are   subject   to   the

  fulfillment,  upon  execution of this Agreement  on  the  Closing

  Date,   of  each  of  the  conditions  described  in  Subsections

  3.1(a)(i) through 3.1(a)(viii) (or written waiver thereof by  the

  D&PL Companies), to-wit:

                  (i)   All representations and warranties  of  the

  Sure  Grow Companies and the Sure Grow Shareholders contained  in this  Agreement shall be true in all material respects at and  as of  the  Closing Date and the Sure Grow Companies, the Sure  Grow

  Shareholders,  and the Sure Grow Principals shall have  performed and  complied  with,  in all material respects,  the  obligations under  this Agreement which are to be performed or complied  with by them under this Agreement prior to or on the Closing Date.

                 (ii)  As of the Closing Date, (A) none of the Sure

  Grow Companies and/or the Sure Grow Shareholders shall have taken

  (or  agreed  to take) any action identified in the  letters,  the forms of which are attached as Schedule 3.1(a)(ii)-A, 3.1(a)(ii)-

  B,  and 3.1(a)(ii)-C, which causes Arthur Andersen LLP not to  be able  to  deliver  its written opinion in the  form  attached  as

  Schedule 3.1(a)(ii)-D that, as of the Closing Date, there  exists no impediment to the Transaction being accounted for as a Pooling-

  of-Interests  under GAAP, unless Arthur Andersen LLP  shall  have delivered a prior written confirmation that such proposed  action or  proposed  failure to act would not result in Arthur  Andersen

  LLP's  inability  to deliver its opinion stating  that  it  would still  be  proper to account for the Transaction as a Pooling-of-

  Interests,  it being stipulated that the terms and conditions  of this  Agreement and matters expressly set forth in this Agreement and  its  Schedules, including, but not limited to,  the  actions identified in Schedule 3.1(a)(ii)-E have been disclosed to Arthur

  Andersen LLP and do not constitute such an impediment and (B)  on the  Closing  Date, the API Shareholders shall have executed  and delivered to Arthur Andersen LLP a representation letter  in  the form  attached  as  Schedule 3.1(a)(ii)-A, the  EBS  Shareholders shall  have  executed  and delivered to  Arthur  Andersen  LLP  a representation letter in the form attached as Schedule 3.1(a)(ii)-

  B,  and the MSI Shareholders shall have executed and delivered to

  Arthur  Andersen LLP a representation letter in the form attached as  Schedule  3.1(a)(ii)-C, and Arthur Andersen  LLP  shall  have issued  its  written  opinion in the form  attached  as  Schedule

  3.1(a)(ii)-D, at and as of the Closing Date and based  upon  such representation letters, that the Transaction shall be treated  as a Pooling-of-Interests in conformity with GAAP.

              (iii)  At or before closing of the Transaction on the

Closing Date, (a) each of those certain Sure Grow Shareholders  and other  key  Employees of the Sure Grow Companies, whose  names  are listed  on  Schedule  3.1(a)(iii)-A,  shall  have  entered  into  a contract  with one or more of the Sure Grow Companies or  the  D&PL

Companies,  effective before or on the Closing Date, in  the  forms set  forth as Schedules 3.1(a)(iii)-B through F, inclusive, and (b)

each  of  the Sure Grow Shareholders not listed on Schedule  3.1(a)

(iii)-A  and  each of the Sure Grow Principals shall  have  entered into  a  contract with the Sure Grow Companies and D&PL,  effective before  or  on the Closing Date, in the form set forth as  Schedule

3.1(a)(iii)-G.

              (iv)  No environmental condition exists, and no event

has occurred, at any of the Real Property which is not disclosed in the  Environmental  Site Assessment Report(s)  which  would,  after

Closing Date, materially and adversely affect the D&PL Companies or any  of  the Sure Grow Companies (as may be in existence after  the

Closing  Date).  For purposes of this Section 3.1(a)(iv)  only,  an environmental condition or event shall be deemed to have a material and  adverse effect if, in the judgment of a licensed environmental engineer mutually selected by the D&PL Companies and the Sure  Grow

Companies (or if they cannot agree, as determined by a committee of three  licensed  environmental  engineers,  one  selected  by  D&PL

Companies, one selected by the Sure Grow Companies, and  the  third selected  by  the  first two (2) such engineers),  reasonably  exer cised,  there is a risk of liability under applicable Environmental

Laws  to  any D&PL Company or any Sure Grow Company of One  Million

Dollars  ($1,000,000.00) or more.  Any provisions of  this  Article notwithstanding, closing of the Transaction shall not constitute  a waiver  by  the  D&PL Companies of any claims for  indemnity  under

Article 8 with respect to Environmental Claims.

               (v)    On or before the Closing Date, the Sure  Grow

Companies  have  delivered to D&PL all of the Financial  Statements described  in Section 1.40(a), Section 1.40(b)(i)(A),  and  Section

1.40(b)(ii)(A).

                (vi)  D&PL Companies shall have received a  written

opinion  of  counsel,  selected by  D&PL,  addressed  to  the  D&PL

Companies  that,  at and as of the Closing Date and  based  on  the representations and warranties made by the Sure Grow Companies  and the  Sure  Grow Shareholders in Section 7.29, no filing is required under the HSR Act with respect to the Transaction.

              (vii) There is no pending injunction, order, judgment

or civil action prohibiting, restricting or placing conditions upon

(or  seeking  to  prohibit, restrain or place conditions  upon  the

Transaction),  provided, however, that none of the  D&PL  Companies shall  have  the  right to give notice pursuant to  Section  3.1(b)

because of any injunction, order, judgment or civil action procured or initiated by one or more of the D&PL Companies.

              (viii)  This  Agreement has not  been  terminated  as

provided in Article 10.

           (b)   In  the  event that the D&PL Companies,  in  their

judgment reasonably exercised in good faith, determine that any one or  more  of  the Conditions Precedent set forth in Section  3.1(a)

have  not been fulfilled as of the Closing Date unless the Parties,

through their Authorized Representatives, mutually agree in writing to  set  a subsequent date as the new Closing Date, the D&PL  Compa nies,  or  any one of them, may, by written notice to each  of  the other  Parties to this Agreement, cancel the closing and  thereupon all Parties shall be released from all obligations under this Agree ment.

      3.2   Conditions  Precedent  to Participation  by  Sure  Grow

Companies and Sure Grow Shareholders in Closing.

           (a)  The obligations of the Sure Grow Companies and Sure

Grow  Shareholders to close the Transaction described in Article  2 are subject to the fulfillment, upon execution of this Agreement on the  Closing  Date, of each of the conditions described  in  Subsec tions 3.2(a)(i) through 3.2(a)(v) (or written waiver thereof by the

Sure Grow Companies and the Sure Grow Shareholders), to-wit:

                (i)  All representations and warranties of the D&PL

Companies contained in this Agreement shall be true in all material respects at and as of the Closing Date and the D&PL Companies shall have performed and complied with, in all material respects,

their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date.

               (ii)  Those persons listed on Schedule 3.1(a)(iii)-A

shall have been offered employment agreements in the forms attached as Schedules 3.1(a)(iii)-B through F, inclusive.

               (iii)   Sure  Grow Companies shall have  received  a

written  opinion  of counsel, selected by the Sure Grow  Companies,

addressed  to  the Sure Grow Companies and the Sure Grow  Sharehold

ers,  that, at and as of the Closing Date and based on the represen tations and warranties made by the Sure Grow Companies and the Sure

Grow Shareholders in Section 7.29, no filing is required under  the

HSR Act with respect to the Transaction.

                 (iv)   There  is  no  pending  injunction,  order,

judgment  or  civil  action  prohibiting,  restricting  or  placing

conditions  upon  (or  seeking  to  prohibit,  restrain  or   place

conditions upon the Transaction), provided, however, that  none  of the  Sure  Grow  Companies and/or the Sure Grow Shareholders  shall have the right to give notice pursuant to Section 3.2(b) because of any  injunction,  order,  judgment  or  civil  action  procured  or initiated by one or more of the Sure Grow Companies and/or the Sure

Grow Shareholders.

                 (v)   This  Agreement has not been  terminated  as

provided in Article 10.

          (b)  In the event that the Sure Grow Companies and/or the

Sure  Grow Shareholders, in their judgment reasonably exercised  in good  faith, determine that any one or more of Conditions Precedent set  forth  in  Section 3.2(a) have not been fulfilled  as  of  the

Closing  Date unless the Parties, through their Authorized Represen tatives,  have mutually agreed in writing to set a subsequent  date as a new Closing Date, the Sure Grow Companies and/or the Sure Grow

Shareholders, or any one of them, may, by written notice to each of the  other  Parties  to  this Agreement,  cancel  the  closing  and thereupon all Parties shall be released from all obligations  under this Agreement.

      3.3   Payment of Transaction Costs.  In the event  that  this

Agreement  is  executed  but  that,  upon  the  Closing  Date,  all

Conditions  Precedent  to participation by the  D&PL  Companies  in closing, as contained in Section 3.1(a) above, are satisfied and in such  event that performance of this Agreement is tendered  by  the

Sure  Grow  Companies and the Sure Grow Shareholders and  the  D&PL

Companies  fail or refuse to consummate the Transaction through  no fault of the Sure Grow Companies and/or the Sure Grow Shareholders,

then,  as  liquidated  damages,  the  D&PL  Companies  shall  fully reimburse the Sure Grow Companies, the Sure Grow Principals and the

Sure Grow Shareholders in an amount equal to the Transaction Costs.



               ARTICLE 4.  PRE-CLOSING ACTIVITIES

      4.1  Operation of Sure Grow Companies' Businesses.  Except as

disclosed  on  Schedule 4.1, through Closing Date,  the  Sure  Grow

Companies  shall have used their good faith reasonable  efforts  to

preserve  their  properties,  businesses  and  relationships   with

customers,  employees and other persons; and, specifically,  except consistent  with prior ordinary business practices or  except  with the  prior  written consent of D&PL, between the last  day  of  the respective  fiscal years of each of the Sure Grow Companies  (which date  was  June  30, 1995, with respect to API, EBS  and  MSI,  and

August 31, 1995, with respect to SGS) and closing on Closing  Date,

none of the Sure Grow Companies shall have:

           (a)  carried on its business other than in the usual and

ordinary  course  in  substantially the same manner  as  heretofore conducted;

           (b)   declared, set aside, made or paid any dividend  or

other distribution with respect to its capital stock;

          (c)  issued, sold, redeemed, repurchased or delivered any

shares  of  its capital stock or permitted any treasury  shares  to become outstanding;

           (d)   effected  any  recapitalization, reclassification,

stock  dividends,  stock split or like change in capitalization  or issued  or  sold any options or warrants to purchase or  rights  to subscribe to any shares of its capital stock;

          (e)  amended its Certificate or Articles of Incorporation

or By-Laws;

           (f)  merged with any other corporation or permitted  any

other  corporation to merge into it or consolidate with  any  other corporation;

           (g)   acquired control over any other firm, corporation,

or organization or created any subsidiary;

           (h)   failed to comply in any material respect with  any

Legal  Requirements applicable to it or the conduct of its business which  failure would have a material adverse effect  on  the  opera tions of the Sure Grow Companies;

           (i)   waived or released any material right or claim  or

cancelled or compromised any material debt or claim;

           (j)  liquidated or sold or disposed of any assets (other

than  in  the ordinary course of business) or acquired  any  assets

(other  than  in  the ordinary course of business or  as  expressly required  by  Section 4.5) provided, however, that EBS shall  have,

prior to closing, conveyed to Bert Shattuck Ellis that certain real estate  located in Cherokee County, Alabama, and more  particularly described  on  Schedule  1.69-B, the  record  title  to  which  had appeared  to  be in EBS but the equitable title to which  had  been vested  in Bert Shattuck Ellis and provided further that EBS  shall have,  prior to closing, conveyed to W. A. Ellis, III, an  easement as more particularly described on Schedule 3.1(a)(ii)-E;

           (k)   established any new branches or similar facilities

or  entered into or modified any leases or other contracts relating thereto;

          (l)  increased or agreed to increase the rate of compensa

tion or pay to any officer, director, other Employee or independent contractor or paid or agreed to pay or provide any bonus  or  other benefit  or incentives to any of its directors, officers  or  other

Employees  or  independent contractors, other than  bonuses  and/or compensation increases as set forth on Schedule 4.1(l);

           (m)   entered into, modified or extended any employment,

collective bargaining or other contracts or agreements with any  of its  present  or  former officers or directors or  other  Employees

(other than as required by Section 3.1(a)(iii)-A);

           (n)   entered into (except as may be required by applica

ble  law)  any  pension, retirement, stock option, stock  purchase,

savings, profit sharing, deferred compensation, consulting,  bonus,

group  insurance incentive, or trust, plan, arrangement or contract related  thereto with respect to any of its officers, directors  or other  Employees other than in this Agreement or in  the  Schedules thereto;

           (o)   changed its borrowing, investment, asset/liability

management or other material business practices (except as required by changes in applicable law);

           (p)   changed  its  methods  of  accounting  (except  as

required  to  conform to GAAP) or changed any  of  its  methods  of reporting  income  or deductions for federal or  state  income  tax purposes,  (except as required by changes in law or as required  in connection with the Transaction);

           (q)   taken any action or entered into any agreement  to

take  any action identified in Schedules 3.1(a)(ii)-A, 3.1(a)(ii)-B or  3.1(a)(ii)-C which may cause Arthur Andersen LLP not to be able to deliver its opinion in the form attached as Schedule 3.1(a)(ii)-

D  that, as of the Closing Date, there exists no impediment to  the

Transaction  being  accounted for as a  Pooling-of-Interests  under

GAAP,  unless  Arthur  Andersen LLP shall have  delivered  a  prior written  confirmation that such proposed action or proposed failure to  act  will  not  result in Arthur Andersen  LLP's  inability  to deliver  its  opinion  stating that it would  still  be  proper  to account  for  the Transaction as a Pooling-of-Interests,  it  being stipulated  that  the terms and conditions of  this  Agreement  and matters  expressly set forth in this Agreement and  its  Schedules,

including,  but not limited to the actions identified  in  Schedule

3.1(a)(ii)-E have been disclosed to Arthur Andersen LLP and do  not constitute such an impediment; and

           (r)  agreed to do any of the foregoing (except as may be

required by applicable law or judicial or administrative order).

      4.2  Access to Property and Records; Confidentiality.  During

a period beginning at least fourteen (14) days prior to the Closing

Date,  upon  reasonable  written notice, during  ordinary  business hours  and  subject  to  applicable laws relating  to  exchange  of information,  the  Sure  Grow Companies  have  permitted  the  D&PL

Companies  and those of their representatives, agents, and  indepen dent  contractors who have agreed (in writing with a  copy  to  the

Sure  Grow  Companies) to be bound by the Confidentiality Agreement as  if original parties thereto, reasonable access to the assets of the  Sure  Grow Companies and have disclosed and made available  to the  D&PL  Companies  all  books, papers and  records  relating  to assets,  stock, ownership, properties, operations, obligations  and liabilities of the Sure Grow Companies, including, but not  limited to,  all  books  of  account (including the  general  ledger),  tax records  (including  tax  returns of the Sure  Grow  Companies  and schedules  thereof),  minute books of directors  and  stockholders'

meetings,  organizational  documents, By-Laws,  contracts,  license agreements, filings, and correspondence with and written notices or other documents from, any Governmental Body.  Prior to closing, the

Sure  Grow  Companies and/or the Sure Grow Shareholders  shall  not have  been  required  to provide access to or disclose  information

where   such  access  or  disclosure  would  jeopardize  the  attor ney/client  privilege of the Sure Grow Companies  and/or  the  Sure

Grow Shareholders (except where the subject of the communication is material  to  the Cotton Planting Seed Business of  the  Sure  Grow

Companies  and  could reasonably be expected to  materially  impact

D&PL  Companies' operation of the Sure Grow Companies after closing of  the Transaction) or would contravene any law, rule, regulation,

judgment,  decree  or  order  of any  Governmental  Body  which  is applicable  to  any of the Sure Grow Companies; provided,  however,

that  the  foregoing  notwithstanding,  during  the  due  diligence examination  prior to Closing Date, D&PL shall  not  have  had  any access whatsoever to: (i) plans affecting Employees or the business activities  or prospects of the Sure Grow Companies,  or  (ii)  the

Sure  Grow  Cotton  Varieties or the Sure  Grow  Companies'  Cotton

Germplasm and Breeding Populations in the development stage and all notes,  books,  and  any  other  records  pertaining  thereto,  but provided  further that the Sure Grow Companies, and the  Sure  Grow

Shareholders  personally, warrant and guarantee that upon  consumma tion  of  the Transaction on the Closing Date all Cotton  Germplasm

and Breeding Populations which were in the possession or control of breeders working for the Sure Grow Companies as of August 18, 1995,

the  progeny  thereof, and all notes, books, and any other  records pertaining  thereto, will be exclusively in the possession  of  the

Sure  Grow  Companies surviving the Transaction as contemplated  in

Article 2 and that, to the best of their knowledge, no such  Cotton

Germplasm  or  Breeding  Populations  have  been  delivered  to  or retained by any person or entity other than authorized Employees of the Sure Grow Companies, in their capacity as such.  The Confidenti ality  Agreement shall apply to all documents and other information exchanged  pursuant  to  this  Section,  the  provisions  of  which

Confidentiality  Agreement  shall  survive  the  closing   of   the

Transaction  or the cancellation of this Agreement,  whichever  may

occur.   The D&PL Companies and its representatives have  conducted such  investigations in a manner not to unreasonably interfere with the normal operations of the Sure Grow Companies.

4.3  Environmental Conditions and Title.

           (a)  Environmental Site Assessments.  During a period of

not  less  than fourteen (14) days prior to the Closing  Date,  the

Sure  Grow  Companies  shall have permitted D&PL  Companies  and/or their  consultants reasonable non-disruptive access  during  normal business  hours  and  upon at least twenty-four  (24)  hours  prior written  notice (i) to all environmental records of the  Sure  Grow

Companies   pertaining  to  the  Real  Property  (excluding   those

protected by attorney/client privilege unless such records  contain information  which  has  or  could  reasonably  in  good  faith  be construed to have a material adverse effect on the Sure Grow Cotton

Planting Seed Business), (ii) to the Real Property to perform  site assessments,  and (iii) to any Employee of the Sure Grow  Companies

to   ascertain  compliance  with  Environmental  Laws.   The   D&PL

Companies have provided the Sure Grow Companies with copies of  the

Environmental  Site  Assessment Reports and a  copy  of  any  other environmental  report, if any, created as the result  of  the  D&PL

Companies'  investigation  of the Sure Grow  Cotton  Planting  Seed

Business or the Real Property immediately upon receipt by the  D&PL

Companies  and  prior  to  the Closing  Date  (excluding  documents protected by attorney/client privilege).

          (b)  Title Commitments.  Not less than fourteen (14) days

prior  to  Closing  Date, the Sure Grow Companies  have,  at  their expense,  provided  to D&PL Companies commitments  for  an  owner's title  insurance policy (or a leasehold policy in the case of  API)

in  the  name of the Sure Grow Companies, subject to standard  ALTA exceptions and other Permitted Liens and Title Exceptions described in Section 1.63, for the reasonable and estimated fair market value of each tract of Real Property as set forth on Schedule 4.3(b).

           (c)   Cure of Title Exceptions.  The Sure Grow Sharehold

ers,  at their sole expense and not at the expense of the Sure Grow

Companies,  have caused any exception to the title of  any  of  the

Real Property, other than Permitted Liens and Title Exceptions,  to be bonded or insured against, or cleared or released and removed as exceptions  to the applicable title commitment.  Any such  curative actions  began as soon as practical after receipt by the Sure  Grow

Companies  of  the  relevant title commitment  and  have  continued

without interruption until the matter was cured.

            (d)    Pre-Closing  Casualty  Damage.   The  Sure  Grow

Companies have notified the D&PL Companies in writing of any damage or  destruction  of any material asset(s) of the Sure  Grow  Cotton

Planting  Seed Business by fire, windstorm or other casualty  prior to  closing  on  Closing  Date, and the Sure  Grow  Companies  have

(unless  otherwise  agreed  in  writing  with  the  D&PL  Companies subsequent to such casualty) commenced the repair or replacement of such  assets  and  continued  such repair  or  replacement  without interruption until such repair or replacement was completed,  using insurance proceeds and/or other funds of the Sure Grow Companies as may be reasonably necessary.

      4.4   Audited and Unaudited Financial Statements.   The  Sure

Grow  Shareholders, at the expense of the Sure Grow Companies, have caused the Financial Statements for each of the Sure Grow Companies described  in  Sections 1.40(a), 1.40(b)(i)(A), and 1.40(b)(ii)(A),

all  of which are to be delivered upon Closing Date, to be prepared in  accordance  with GAAP applied on a consistent basis,  and  with

Regulations SK and SX promulgated by the SEC, so that the same  are suitable for inclusion in SEC filings for the 1994 and 1995  fiscal years and as needed to meet the requirements of Regulations SK  and

SX  regarding  any  stub  period Financial Statements  required  in connection with this Transaction or the subsequent registration  of the D&PL Common Stock issued to the Sure Grow Shareholders.

      4.5   Acquisition of Sure Grow Affiliated Assets.   Prior  to

Closing Date, the Sure Grow Shareholders, at their own expense  and not at the expense of the Sure Grow Companies, have caused the Sure

Grow Companies to acquire all Sure Grow Affiliated Assets listed on

Schedule  1.78-A,  free  and clear of all  liens,  encumbrances  or obligations (except Permitted Liens and Title Exceptions,  if  any)

which Sure Grow Affiliated Assets shall, after such acquisition, be regarded  as assets of the Sure Grow Cotton Planting Seed  Business and  shall be subject to all terms and conditions of this Agreement which are applicable to the assets of the Sure Grow Cotton Planting

Seed Business.



              ARTICLE 5.  POST-CLOSING ACTIVITIES

      5.1   Post-Closing Operations.  After the Closing  Date,  the

Sure Grow Cotton Planting Seed Business shall be operated as one or more  wholly-owned subsidiary(ies) or division(s)  of  D&PL  for  a period  of  not  less  than  five (5) years,  with  the  management personnel  described in Schedule 3.1(a)(iii)-A, subject  to  compli ance  with satisfactory performance and normal standards of  fiscal responsibility  and  subject to the terms  and  conditions  of  the employment  agreements in the forms attached  as  Schedules  3.1(a)

(iii)-B through F, inclusive.  As a wholly-owned subsidiary(ies) or division(s)  of D&PL, the Sure Grow Cotton Planting  Seed  Business

will  be  entitled to access all of the technologies pertaining  to transgenic or genetically-engineered cotton plants (as well as  all other  technologies relating to the Cotton Planting Seed  business)

now  owned  by or, accessible to D&PL or any of D&PL's wholly-owned subsidiary  companies  (collectively the "D&PL  Entities"),  and/or available now or in the future to the D&PL Entities under terms  of license  agreements with third parties.  D&PL will use  all  reason able  efforts to cause transformation of Sure Grow Cotton Varieties to incorporate transgenic technologies as expeditiously as possible to carry out the intent contemplated by this Section 5.1.

      5.2   Continued Employment of Senior Management of Sure  Grow

Companies.  The senior management Employees of the Sure Grow  Compa nies,  whose names are listed on Schedule 3.1(a)(iii)-A,  shall  be offered employment by one or more of the Sure Grow Companies and/or the  D&PL Companies on and after the Closing Date, on the terms and conditions  of  employment  agreements in  the  forms  attached  as

Schedules  3.1(a)(iii)-B through F, inclusive.   Those  who  accept

such  offers  and continue employment with the Sure Grow  Companies and/or  the D&PL Companies after closing shall, for the  period  of such employment, receive annual compensation, including bonuses and participation in D&PL's qualified and/or non-qualified stock option plans,  as  set  forth  in their respective  employment  agreements attached  as  Schedules  3.1(a)(iii)-B through  F,  inclusive,  and comparable to that paid to persons in similar positions  with  D&PL and  shall  be subject to the same employment policies  and  rules,

issued  from time to time, applicable to other employees in similar positions with the D&PL Companies.  All other employees of the Sure

Grow  Companies  (excluding senior management  Employees  described above) who continue employment with the D&PL Companies or the  Sure

Grow  Companies  shall be  subject to the same employment  policies and  rules, issued from time to time, applicable to other employees in similar positions with the D&PL Companies.  This Agreement shall confer no rights upon any  such Employees as employees, or the Sure

Grow  Companies or the D&PL Companies as employers; all  rights  of any  such  Employees and employers shall be contained in  the  said employment  agreements attached as Schedules 3.1(a)(iii)-B  through

F,  inclusive,  as applicable to the above described senior  manage ment  employees, or in employment agreements entered into by  other

Employees  and in applicable employment policies and rules  of  the

D&PL Companies.

     5.3  Filing of Tax Returns.

           The Sure Grow Companies will timely file or cause to  be

filed  all federal and state income tax returns that are due  after the  closing on the Closing Date and that are required to be  filed by,  or with respect to, the Sure Grow Companies, either separately or  as a member of an affiliated or combined group of corporations,

for  all periods ending on or before the Closing Date in accordance with applicable laws, regulations, and administrative requirements.

Subject  to  the  accuracy and completeness of  accounting  records supplied  by the Sure Grow Companies and/or the Sure Grow Sharehold

ers  and  their accountants for periods prior to closing, all  such tax  returns  will be true, correct and complete  in  all  material respects when filed.

      5.4  Pooling-of-Interests.  The Sure Grow Companies have not,

prior  to  the execution of this Agreement, and shall not,  at  any time  prior  to closing, and the Sure Grow Shareholders  have  not,

prior  to  the execution of this Agreement, and shall not,  at  any time  prior  to or subsequent to closing, take (or enter  into  any agreement  to take) any action identified in any of the  representa tion letters attached as Schedules 3.1(a)(ii)-A, 3.1(a)(ii)-B,  and

3.1(a)(ii)-C,  which causes an impediment to the Transaction  being accounted  for as a Pooling-of-Interests under GAAP, unless  Arthur

Andersen LLP shall have delivered a prior written opinion that such proposed action or proposed failure to act, or agreement to act  or fail  to  take  action, would not result in an  impediment  to  the

Transaction being accounted for as a Pooling-of-Interests, it being stipulated  that  the terms and conditions of  this  Agreement  and matters  expressly set forth in this Agreement and  its  Schedules,

including,  but not limited to, the actions identified in  Schedule

3.1(a)(ii)-E have been disclosed to Arthur Andersen LLP and do  not constitute  such  an  impediment.  Where the letter  representation

letters  attached  as  Schedules  3.1(a)(ii)-A,  3.1(a)(ii)-B   and

3.1(a)(ii)-C  expressly  specify  a  particular  time  frame,   the

covenants  contained in this Section 5.4 shall apply  to  the  time frame so specified.

       5.5   Cure  of  Environmental  Conditions.   The  Sure  Grow

Shareholders, at their sole expense and not at the expense  of  the

Sure  Grow  Companies, shall cause to be remediated each  condition pertaining to (a) any of the Real Property or (b) any site at which

Hazardous  Materials from the Sure Grow Companies' operations  have been  disposed of (specifically including at the site described  in

Schedule  7.6(b)),  that any of the Environmental  Site  Assessment

Reports shows to be in violation of applicable Environmental  Laws,

and,  without limiting the generality of the foregoing, shall cause to  be  undertaken  and  completed the "Required  Actions"  on  the

Environmental  Action  List prepared by  Environmental  and  Safety

Designs,  Inc., a copy of which is attached as Schedule 5.5,  at  a total  cost not to exceed Five Hundred Thousand and no/100  Dollars

($500,000.00)  and  in  accordance  with  plans  approved  by   the

applicable Governmental Body, and by the D&PL Companies  and  their representatives  (which  approval shall not  be  unreasonably  with

held).   Such  remediation actions may, at Sure Grow  Shareholders'

option,  have been commenced prior to the Closing Date and  in  any event (if not commenced before Closing Date), shall be commenced as soon as practical after the Closing Date and, once commenced, shall continue  without  interruption until the  subject  conditions  are

remediated.   Notwithstanding anything contained in this  Agreement

to  the contrary, it is hereby understood and agreed by all Parties that  the  Sure  Grow Shareholders' responsibility  hereunder  with regard to remediation of conditions shown in the Environmental Site

Assessment  Reports to be in violation of applicable  Environmental

Laws  and/or shown on the Environmental Action List shall be  based upon  the  minimum remediation acceptable to the applicable  Govern mental  Body with jurisdiction over such remediation.  Notwithstand ing  anything  in  this  Agreement to  the  contrary,  any  amounts expended  by  the  Sure  Grow Shareholders after  closing  for  the purpose  of  remediation of violation of Environmental  Laws  shall reduce the amount to remain in escrow pursuant to Section 8.6.

      5.6   Cooperation in the Event of Inquiry or Litigation.   In

the  event  that  any  Government  Body  commences  an  inquiry  or litigation,  or  any other person commences litigation,  concerning the  Transaction, each Party shall, at its own expense  (except  as may be otherwise provided in Section 3.3), cooperate with the other

Parties and take all appropriate actions, including preparation  of necessary  filings,  submissions,  and  responses,  to  defend  the validity  of  the  Transaction.  Each Party shall  keep  the  other

Parties apprised of its actions with respect thereto and shall,  in compliance  with applicable laws, cooperate in all reasonable  ways to assure the Transaction is sustained.

     5.7  Post-Closing Deliveries of Financial Statements.

          (a)  It is contemplated that Hughel Goodgame & Associates

or  Ellis  & Hirsburg, Certified Public Accountants, as applicable,

shall  deliver  to the Sure Grow Companies, at the expense  of  the

Sure  Grow Companies, and at their customary hourly rates (not less than $40/hour for Junior, $60/hour for Senior, $80/hour for Manager and  $100/hour for Partner), the following Financial Statements  on or before the dates set out below:

                (i)   On  or  before July 1, 1996, those  Unaudited

Separate   Company  Financial  Statements  described  in   Sections

1.40(b)(i)(B),  1.40(b)(i)(C), 1.40(b)(ii)(B), and  1.40(b)(ii)(C);

the  Audited  Combined  Financial Statements described  in  Section

1.40(c)(i)(A)  and  the  Unaudited  Quarterly  Combined   Financial

Statements  described in Section 1.40(c)(ii) for  the  quarter  and three  and nine-month periods ending May 31, 1996 and May 31, 1995,

resulting  from  the  combining of the Unaudited  Separate  Company

Financial  Statement for SGS for the quarter and  three  and  nine-

month  periods  ending May 31, 1996 and May 31, 1995, respectively,

with  the Unaudited Separate Company Financial Statements for  API,

EBS,  and  MSI  for  the quarter and three and  nine-month  periods ending March 31, 1996 and March 31, 1995, respectively; and

               (ii)   On  or before July 31, 1996, those  Unaudited

Separate   Company  Financial  Statements  described  in   Sections

1.40(b)(i)(D)  and  1.40(b)(ii)(D); the Audited Combined  Financial

Statements  described in Section 1.40(c)(i)(B); and  all  Unaudited

Quarterly  Combined  Financial  Statements  described  in   Section

1.40(c)(ii)  except  those delivered on or  before  July  1,  1996,

pursuant to Section 5.7(a)(i).

      The  Sure  Grow  Companies  shall retain  Hughel  Goodgame  &

Associates  or  Ellis & Hirsburg, Certified Public Accountants,  as

applicable, to prepare and audit such Financial Statements and  the

Sure Grow Shareholders shall, at their expense, cooperate when  and as  requested with the Sure Grow Companies and said accountants  in the preparation and auditing of such Financial Statements.

          (b)  It is contemplated that Hughel Goodgame & Associates

or  Ellis  & Hirsburg, Certified Public Accountants, as applicable,

shall,  at  the expense of the Sure Grow Companies,  and  at  their customary hourly rates (not less than $40/hour for Junior, $60/hour for  Senior,  $80/hour  for  Manager and  $100/hour  for  Partner),

cooperate  when and as requested with the D&PL and  the  Sure  Grow

Companies  and their accountants to prepare and audit on or  before

September 23, 1996, separate and combined financial statements  for the  quarters  and three and twelve-month periods ending  June  30,

1996  for API, EBS and MSI and ending August 31, 1996 for  SGS  and

the  combined  Sure  Grow Companies.  The Sure  Grow   Shareholders

shall,  at their expense, cooperate when and as requested with  the

Sure  Grow  Companies and said accountants in the  preparation  and auditing of such Financial Statements.

           (c)   In the event that Hughel Goodgame & Associates  or

Ellis  & Hirsburg, Certified Public Accountants, as applicable,  do not  deliver any of the Financial Statements described  in  Section

5.7(a)  on or before the due dates thereof, and/or do not cooperate with  D&PL  and  the Sure Grow Companies and their  accountants  as required by Section 5.7(b), time being of the essence, D&PL may, at their  sole  option,  have such Financial Statements  prepared  and audited by accountants selected by D&PL and the Sure Grow Companies at  D&PL's  accountants'  customary  rates  for  such  professional services  and,  in  such  event, the Sure Grow  Shareholders  shall reimburse D&PL and the Sure Grow Companies the costs thus incurred,

less an amount equal to reasonably anticipated cost for performance of  the  same services by Hughel Goodgame & Associates or  Ellis  &

Hirsburg, Certified Public Accountants, as applicable, at the  same rates  for professional services as such accountants have customari ly charged the Sure Grow Companies prior to Closing Date.

           (d)   After  the  Closing Date, and  subject  to  timely

delivery  of  Financial  Statements, as  provided  for  in  Section

5.7(a),  and  cooperation, as provided for in Section  5.7(b),  the

Sure  Grow  Companies and the D&PL Companies will  timely  publicly release those post-merger combined financial results referenced  in

Paragraph 6 of Schedules 3.1(a)(ii)-A-C and, contemporaneously with such  public release, will provide each of the Sure Grow  Sharehold ers  with written certification in that such financial results have been publicly released.

      5.8   Releases of Personal Guarantees.  As soon as reasonably

practical after the Closing Date, the Sure Grow Companies  and  the

D&PL  Companies will cause all the Sure Grow Shareholders  and  the

Sure  Grow  Principals to be completely released from any  and  all personal  guarantees or other obligations entered into by the  Sure

Grow  Shareholders and/or Sure Grow Principals in  connection  with debts  or other obligations of the Sure Grow Companies in existence prior  to  the  Closing  Date which are  listed  in  Schedule  5.8,

including  (a) the name of the guarantor, (b) the name and  address of the beneficiary of the guarantee, and (c) the current balance of the  obligations  thus guaranteed.  D&PL hereby acknowledges  that,

immediately after the Closing Date, the Sure Grow Shareholders  and

Sure  Grow  Principals intend to give written notification  to  all applicable parties regarding termination of such guarantees  and/or other obligations.



         SECTION 6.  REPRESENTATIONS AND WARRANTIES OF
                       THE D&PL COMPANIES

      The  D&PL  Companies represent and warrant to the  Sure  Grow

Companies as of Closing Date, as follows:

     6.1  Due Incorporation.

           (a)   D&PL  is  a  corporation duly  organized,  validly

existing  and  in  good standing under the laws  of  the  State  of

Delaware.   D&PL  has full power and authority to  own,  lease  and

operate  its  assets, properties and business and to carry  on  its business  as  now  conducted, and is fully qualified  and  in  good standing under the laws of Alabama, Arizona and Mississippi.

           (b)   The  D&PL  Subs are corporations  duly  organized,

validly  existing and in good standing under the laws of the  State of  Delaware.  The D&PL Subs have full power and authority to  own,

lease  and  operate their assets, properties and  business  and  to carry  on  their business as now conducted, and are fully qualified and  in  good  standing  under the laws  of  Alabama,  Arizona  and

Mississippi  to the extent such qualification and good standing  is required to consummate this Transaction.

      6.2   Power  and Authority of the D&PL Companies;  Legal  and

Authorized  Transactions.   The  D&PL  Companies  have   the   full

corporate  power and authority to enter into, execute  and  deliver this  Agreement and all documents attached hereto and  prepared  in connection herewith or other such documents reasonably required  to complete  the transaction contemplated herein and to perform  fully their  obligations hereunder without, to the best knowledge of  the

D&PL  Companies, the necessity of any act, approval, or consent  of any  person  or entity whatsoever.  The execution and  delivery  of this  Agreement and all documents attached hereto and  prepared  in connection  herewith by the D&PL Companies and the consummation  of the  Transaction contemplated hereby have been duly  authorized  by all  necessary  corporate action of the D&PL  Companies  (including without limitation the approval of the respective shareholders  and

Boards  of Directors of the D&PL Companies).  This Agreement,  upon due  execution and delivery of all documents attached hereto and/or prepared  in connection herewith, constitutes the legal, valid  and binding obligation of D&PL Companies, enforceable against the  D&PL

Companies  in  accordance with the respective terms  thereof.   All

persons who have executed this Agreement and all documents attached hereto  and prepared in connection herewith on behalf of  the  D&PL

Companies  have  been  duly authorized to do so  by  all  necessary corporate action.  To the best knowledge of the D&PL Companies,  no approval,  agreement or consent of any Governmental  Body,  and  no approval, agreement, or consent of any other person, is required to be  obtained  by  D&PL Companies in connection with the  execution,

delivery,  consummation and performance by the  D&PL  Companies  of their  obligations  under this Agreement or any documents  attached hereto  and  prepared in connection herewith.  The  representations and warranties in this Section 6.2 shall not apply to any approvals which may be required under the HSR Act, with respect to which  the

Sure  Grow Companies and Sure Grow Shareholders agree to rely  upon the  representations and warranties of Section 7.29 and the opinion of their own counsel described in Section 3.2(a)(iii).

     6.3  Capital Stock and Shareholders of the D&PL Companies.

           (a)  The capital stock of D&PL consists of one class  of

voting  common stock of $.10 par value per share and one  class  of preferred  stock of $.10 par value per share.  The total number  of authorized shares of common stock and preferred stock of  D&PL  and the  total number of issued and outstanding shares of common  stock and  preferred stock of D&PL, as of the end of D&PL's  last  fiscal quarter  before  the  date  of this Agreement,  are  set  forth  in

Schedule  6.3(a)-A.   There  have been no  stock  splits  or  stock

dividends pertaining to the common stock of D&PL between March  29,

1996  (the record date of most recent stock dividend pertaining  to the common stock of D&PL) and Closing Date.  Except as disclosed in

Schedule  6.3(a)-B,  D&PL does not have nor  is  it  bound  by  any outstanding  agreements, options, warrants, calls, commitments,  or other  rights  of any character calling for the sale,  purchase  or issuance  of any shares of D&PL Common Stock, preferred  stock,  or other  securities of D&PL.  To the best of D&PL's knowledge,  there are  no  voting trusts, proxies, or other agreements or  understand ings with respect to voting of the common stock of D&PL.  D&PL  has entered  into  no  voting trusts, proxies or  other  agreements  or understandings with respect to voting of the common stock of  D&PL.

D&PL owns equity interests, directly or indirectly, in the corporat ions, partnerships, limited liability companies, joint ventures, or other entities listed in Schedule 6.3(a)-C.  After registration  of the  D&PL Common Stock, and except as may be expressly provided for in  this  Agreement  and in the Schedules thereto,  or  as  may  be required to comply with applicable laws and regulations, there will be  no  restrictions imposed by D&PL on the transferability of  the

D&PL Common Stock.

           (b)  The capital stock of each of the D&PL Subs consists

of the following stock:  D&PL1 has one class of voting common stock of  One Dollar ($1.00) par value per share; D&PL2 has one class  of voting common stock of One Dollar ($1.00) par value per share;  and

D&PL3  has  one class of voting common stock of One Dollar  ($1.00)

par  value  per share.  The total number of authorized shares,  the total  number  of issued and outstanding shares, and the  name  and address  of each shareholder and the number of shares held by  each shareholder  of  each  of the D&PL Subs is set  forth  on  Schedule

6.3(b).  There is no preferred stock of the D&PL Subs nor any other securities  of the D&PL Subs.  D&PL Subs do not have nor  are  they bound  by  any  outstanding agreements, options,  warrants,  calls,

commitments, or other rights of any character calling for the sale,

purchase  or  issuance of any shares of the common  stock  of  D&PL

Subs.  There are no voting trusts, proxies, or other agreements  or understandings with respect to voting of the common stock  of  D&PL

Subs.   D&PL  Subs  do  not own any equity  interest,  directly  or indirectly, in any other corporation, partnership, limited

liability company, joint venture, or other entity.

      6.4  No Conflicts.  Neither the execution or delivery of this

Agreement  or  any  documents  attached  hereto  and  prepared   in

connection   herewith  nor  the  consummation  of  the  Transaction

contemplated  hereby  or  by any documents attached  hereto  and/or prepared in connection herewith will: (a) violate or conflict with,

or  result  in  any  breach  of any of the  terms,  conditions,  or provisions  of  this  Agreement, documents attached  hereto  and/or prepared in connection herewith, or constitute a default under  the provisions of the Articles of Incorporation or By-Laws of the  D&PL

Companies;  (b) violate or conflict with any contract,  instrument,

arrangement, obligation, commitment, understanding, or agreement to which  any  of  the  D&PL Companies are parties  or  by  which  any property  or  assets  of any of the D&PL Companies  are  bound;  or

(c) violate any judgment, order, injunction, decree or award of any

Governmental Body or, to the best of the D&PL Companies' knowledge,

violate any applicable laws or regulations to which any of the D&PL

Companies are subject.  The representations and warranties in  this

Section  6.4 shall not apply to any approvals which may be required under  the HSR Act, with respect to which the D&PL Companies  agree to rely upon the representations and warranties of Section 7.29 and the opinion of their own counsel described in Section 3.1(a)(vi).

      6.5  Full Disclosure.  The D&PL Companies have provided,  not less  than fourteen (14) days before Closing Date, to the Sure Grow

Companies  copies  of, or the opportunity through their  authorized representatives to examine upon their request, all  of  the  annual reports  on  Form 10K, the quarterly reports on Form 10Q,  and  any

8K's or any amendments thereto since August 31, 1993 pertaining  to

D&PL and its business and financial affairs.

     6.6  Authenticity of Documents.  Each document delivered by or on  behalf of the D&PL Companies in connection with this Agreement,

the  negotiations thereof, and the Transaction contemplated  hereby is materially true, materially complete and authentic.  The written information, including financial information, furnished  by  or  on behalf of the D&PL Companies to the Sure Grow Companies and/or  the

Sure  Grow  Shareholders and/or their representatives in connection with  this Agreement, the negotiations thereof, and the Transaction contemplated  hereby, is materially true and correct and  does  not intentionally omit any material facts.

      6.7  Statements Made.  No representation, warranty, statement made  or information or data provided by the D&PL Companies in this

Agreement  or in any Schedule, exhibit, written material, document,

magnetic media, books and records or certificate furnished or to be furnished by or on behalf of the D&PL Companies in connection  with the Transaction contemplated hereby knowingly contains or knowingly will contain any untrue statement of material fact or knowingly omi ts or knowingly will omit to state a material fact, in light of the circumstances under which it was or will be made, necessary to make

the   statements  contained  herein  or  therein  not   misleading;

notwithstanding  the  foregoing Schedules and other  documents  may contain  estimates  (identified as such)  which  are  made  to  the subject Parties' best knowledge.

     6.8  No Material Adverse Change.  Since August 31, 1995, there has  not  been  any material adverse change in the business,  condi tion, financial, or otherwise, or results of operations of the D&PL

Companies, other than ordinary seasonal variations or as set  forth in D&PL's public documents furnished to the Sure Grow Companies and

Sure Grow Shareholders.

      6.9   No Broker.  No broker, finder, agent or similar interme

diary  has  acted for or on behalf of the D&PL Companies in  connec tion  with  this Agreement or the Transaction contemplated  hereby,

and no broker, finder, agent or similar intermediary is entitled to any  broker's,  finder's  or similar fee  or  other  commission  in

connection  therewith  based  on  any  agreement,  arrangement   or

understanding with the D&PL Companies.

     6.10 Additional Representations of the D&PL Companies.

      The  D&PL Companies represent, to the best knowledge  of  the

D&PL Companies, that:

           (a)   The fair market value of the D&PL stock and  other

consideration  received  by  the Sure  Grow  Shareholders  will  be approximately equal to the aggregate fair market value of API,  MSI and EBS stock surrendered in the Transaction.

           (b)   There is no plan or intention by any of  the  D&PL

Companies  to sell, exchange, or otherwise dispose of a  number  of shares  of  stock  of API, EBS and MSI received in the  transaction that  would reduce the D&PL Companies' aggregate ownership of stock of API, EBS and MSI to a number of shares having a value, as of the date  of the Transaction, of less than fifty percent (50%)  of  the value of all of the formerly outstanding stock of API, MSI and  EBS

as  of  the  same  date.   There will be no shares  of  D&PL  stock

exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of D&PL stock.

           (c)   Following the Transaction, API, MSI and  EBS  will

hold  at  least  ninety percent (90%) of the fair market  value  of their  respective net assets and at least seventy percent (70%)  of the fair market value of their respective gross assets and at least ninety percent (90%) of the fair market value of the net assets  of

D&PL1,  D&PL2 and D&PL3, respectively, and at least seventy percent

(70%) of the fair market value of gross assets of D&PL1, D&PL2  and

D&PL3,  respectively, held immediately prior  to  the  Transaction.

There  will  be  no amounts paid by API, MSI and EBS  or  the  D&PL

Companies to dissenters nor any amounts paid by API, MSI or EBS  or the  D&PL  Companies to Sure Grow Shareholders  in  cash  or  other property nor any redemptions or distributions by API, MSI or EBS or the  D&PL Companies (except regular and normal dividends by  D&PL).

Amounts  used  by  API,  MSI or EBS or the D&PL  Companies  to  pay reorganization expenses will be included as assets of API,  MSI  or

EBS  or the D&PL Companies, respectively, immediately prior to  the

Transaction.

          (d)  Prior to the Transaction, D&PL will be in control of

D&PL Subs within the meaning of Section 368(c)(1) of the Code.

           (e)   D&PL, as the sole shareholder of API, MSI and  EBS

after  the closing, has no plan or intention to cause API,  MSI  or

EBS to issue additional shares of their stock that would result  in

D&PL  losing  control  of API, MSI or EBS  within  the  meaning  of

Section 368(c)(1) of the Code.

           (f)   D&PL has no plan or intention to reacquire any  of

its stock issued in the Transaction.

           (g)  D&PL has no plan or intention to liquidate API, MSI

or  EBS;  to merge API, MSI or EBS with or into another corporation except D&PL1, D&PL2 and D&PL3; to sell or otherwise dispose of  the stock  of API, MSI or EBS except for transfers of stock to  corpora tions  controlled by D&PL; or to cause API, MSI or EBS to  sell  or otherwise  dispose of any of their respective assets or of  any  of the  assets  acquired from the D&PL Subs, except  for  dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by API, MSI or EBS.

          (h)  The liabilities (if any) of the D&PL Subs assumed by

API,  MSI  and  EBS  and  the liabilities (if  any)  to  which  the transferred  assets of the D&PL Subs are subject were  incurred  by the D&PL Subs in the ordinary course of its business.

           (i)   Following the Transaction, API, MSI and  EBS  will

each  continue  their  historic businesses  or  use  a  significant portion of their historic business assets in a business.

           (j)   D&PL  and  D&PL  Subs will  pay  their  respective

expenses, if any, incurred in connection with the Transaction.

           (k)   There  is no intercorporate indebtedness  existing

between D&PL and any one or more of API, MSI or EBS or between  the

D&PL  Subs and any one or more of API, MSI or EBS that was  issued,

acquired, or will be settled at a discount.

          (l)  In the Transaction, shares of API, MSI and EBS stock

representing  control  of API, MSI or EBS, as  defined  in  Section

368(c)(1)  of  the Code, will be exchanged solely for  voting  D&PL

Common  Stock.  There will be no shares of API, MSI and  EBS  stock exchanged for cash or other property originating with D&PL.

           (m)  D&PL does not own, nor has it owned during the past

five (5) years, any shares of the stock of API, MSI or EBS.

          (n)  None of the compensation received by any shareholder-

employees of API, MSI or EBS will be separate consideration for, or allocable to, any of their shares of API, MSI or EBS stock; none of the shares of D&PL stock received by any shareholder-employees will be  separate  consideration for, or allocable  to,  any  employment agreement;  and  the compensation paid to any shareholder-employees will  be  for  services actually rendered and will be  commensurate with  amounts paid to third parties bargaining at arm's-length  for similar services.

           (o)   None  of  D&PL or the D&PL Subs is  an  investment

company  as  defined in Section 368(a)(2)(f)(iii) and (iv)  of  the

Code.

           (p)   The  terms  of  the Escrow Agreement  attached  as

Schedule  8.6  do  not constitute an impediment to the  Transaction being  accounted for as a Pooling-of-Interests under GAAP  nor  the

Transaction qualifying as one or more tax-free organizations  under the Code.



         ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF
                    THE SURE GROW COMPANIES

      The  Sure  Grow  Companies  and the  Sure  Grow  Shareholders

represent and warrant to the D&PL Companies as of the Closing Date,

as follows:



     7.1  Due Incorporation.

           (a)   SGS  is  a  corporation  duly  organized,  validly

existing  and  in  good standing under the laws  of  the  State  of

Alabama.   SGS has full power and authority to own and operate  the

assets, properties and business owned and operated by SGS.  SGS  is qualified  to  transact business and is in  good  standing  in  the jurisdictions listed on Schedule 7.1(a), which, to the best of  the

Sure Grow Shareholders' knowledge, are the only jurisdictions where the failure to be so qualified could have a material adverse effect on SGS or its respective businesses or assets.

           (b)   API  is  a  corporation  duly  organized,  validly

existing  and  in  good standing under the laws  of  the  State  of

Arizona.   API has full power and authority to own and operate  the

assets, properties and business owned and operated by API.  API  is qualified  to  transact business and is in  good  standing  in  the jurisdictions listed on Schedule 7.1(b), which, to the best of  the

Sure Grow Shareholders' knowledge, are the only jurisdictions where the failure to be so qualified could have a material adverse effect on API or its respective businesses or assets.

           (c)   EBS  is  a  corporation  duly  organized,  validly

existing  and  in  good standing under the laws  of  the  State  of

Alabama.   EBS has full power and authority to own and operate  the

assets, properties and business owned and operated by EBS.  EBS  is qualified  to  transact business and is in  good  standing  in  the jurisdictions listed on Schedule 7.1(c), which, to the best of  the

Sure Grow Shareholders' knowledge, are the only jurisdictions where the failure to be so qualified could have a material adverse effect on EBS or its respective businesses or assets.

           (d)   MSI  is  a  corporation  duly  organized,  validly

existing  and  in  good standing under the laws  of  the  State  of

Mississippi.  MSI has full power and authority to own  and  operate the assets, properties and business owned and operated by MSI.  MSI is  qualified to transact business and is in good standing  in  the jurisdictions listed on Schedule 7.1(d), which, to the best of  the

Sure Grow Shareholders' knowledge, are the only jurisdictions where the failure to be so qualified could have a material adverse effect on MSI or its respective businesses or assets.

     7.2  Power and Authority of the Sure Grow Companies.  The Sure

Grow Companies have the full corporate power and authority to enter into, execute and deliver this Agreement and all documents attached hereto  and prepared in connection herewith or other such documents reasonably required to complete the Transaction contemplated herein and  to  perform fully their obligations hereunder without, to  the best knowledge of the Sure Grow Shareholders, the necessity of  any

act, approval, or consent of any person or entity whatsoever.   The

execution  and  delivery  of  this  Agreement,  and  all  documents attached  hereto and prepared in connection, herewith by  the  Sure

Grow Companies and the consummation of the Transaction contemplated hereby  have been duly authorized by all necessary corporate action of  the  Sure  Grow  Companies (including  without  limitation  the approval of the respective shareholders and Boards of Directors  of

Sure  Grow Companies).  This Agreement, and upon due execution  and delivery  of  all  documents  attached hereto  and/or  prepared  in connection  herewith,  constitutes the  legal,  valid  and  binding obligation  of the Sure Grow Companies, Sure Grow Shareholders  and

the Sure Grow Principals, enforceable against each of the Sure Grow

Companies,  Sure Grow Shareholders and the Sure Grow Principals  in

accordance with the respective terms thereof.  All persons who have executed  this  Agreement  and all documents  attached  hereto  and prepared  in  connection  herewith  on  behalf  of  the  Sure  Grow

Companies  have  been  duly authorized to do so  by  all  necessary corporate action.  To the best knowledge of the Sure Grow Companies and  the Sure Grow Shareholders, no approval, agreement, or consent of any Governmental Body, and no approval, agreement, or consent of any  other  person, is required to be obtained  by  the  Sure  Grow

Companies  in connection with the execution, delivery, consummation and  performance  by the Sure Grow Companies of  their  obligations under  this Agreement or any documents attached hereto and prepared in connection herewith.  The representations and warranties in this

Section  7.2 shall not apply to any approvals which may be required under  the HSR Act, with respect to which the D&PL Companies  agree to rely upon the representations and warranties of Section 7.29 and the opinion of their own counsel described in Section 3.1(a)(vi).

      7.3   Capital Stock and Shareholders of the Sure  Grow  Compa

nies.

           (a)  As of the date of this Agreement, the capital stock

of  SGS consists of one class of common stock of One Dollar ($1.00)

par  value  per share.  The total number of authorized shares,  the total  number  of issued and outstanding shares, and the  name  and address  of each shareholder and the number of shares held by  each

shareholder  of  SGS  are  set  forth  Schedule  1.76.   Except  as

disclosed on Schedule 7.3(a), SGS does not have nor is it bound  by any  outstanding agreements, options, warrants, calls, commitments,

or  other rights of any character calling for the sale, purchase or issuance  of  any  shares  of the common  stock  of  SGS  or  other securities  of SGS.  Except as disclosed on Schedule 7.3(a),  there are  no  voting trusts, proxies, or other agreements or  understand ings  with respect to voting of the common stock of SGS.  SGS  does not  own any equity interest, directly or indirectly, in any  other corporation, partnership, limited liability company, joint venture,

or other entity.

           (b)   The capital stock of API consists of one class  of

common stock of One Dollar ($1.00) par value per share.  The total number  of  authorized  shares, the  total  number  of  issued  and outstanding  shares, and the name and address of  each  shareholder and  the  number of shares held by each shareholder of API are  set forth on Schedule 1.3.  Except as disclosed on Schedule 7.3(b), API does  not  have  nor  is  it  bound by any outstanding  agreements,

options,  warrants,  calls, commitments, or  other  rights  of  any character calling for the sale, purchase or issuance of any  shares of  the common stock of API or other securities of API.  Except  as disclosed on Schedule 7.3(b), there are no voting trusts,  proxies,

or other agreements or understandings with respect to voting of the

common  stock  of  API.   API  does not own  any  equity  interest,

directly  or  indirectly,  in any other  corporation,  partnership,

limited  liability  company, joint venture, or other  entity  other than a one-third (1/3) stock ownership interest in SGS.

           (c)   The capital stock of EBS consists of one class  of

common  stock of One Hundred Dollars ($100.00) par value per share.

The  total number of authorized shares, the total number of  issued and  outstanding shares, and the name and address of each sharehold er and the number of shares held by each shareholder of EBS are set forth  on  Schedule 1.31.  Except as disclosed on Schedule  7.3(c),

EBS  does  not have nor is it bound by any outstanding  agreements,

options,  warrants,  calls, commitments, or  other  rights  of  any character calling for the sale, purchase or issuance of any  shares of  the common stock of EBS or other securities of EBS.  Except  as disclosed on Schedule 7.3(c), there are no voting trusts,  proxies,

or other agreements or understandings with respect to voting of the

common  stock  of  EBS.   EBS  does not own  any  equity  interest,

directly  or  indirectly,  in any other  corporation,  partnership,

limited  liability  company, joint venture, or other  entity  other than a one-third (1/3) stock ownership interest in SGS.

           (d)   The capital stock of MSI consists of one class  of

common  stock of Fifty Dollars ($50.00) par value per  share.   The

total  number of authorized shares, the total number of issued  and outstanding  shares, and the name and address of  each  shareholder and  the  number of shares held by each shareholder of MSI are  set forth  on  Schedule 1.58.  Except as disclosed on Schedule  7.3(d),

MSI  does  not have nor is it bound by any outstanding  agreements,

options,  warrants,  calls, commitments, or  other  rights  of  any character calling for the sale, purchase or issuance of any  shares of  the common stock of MSI or other securities of MSI.  Except  as disclosed on Schedule 7.3(d), there are no voting trusts,  proxies,

or other agreements or understandings with respect to voting of the

common  stock  of  MSI.   MSI  does not own  any  equity  interest,

directly  or  indirectly,  in any other  corporation,  partnership,

limited  liability  company, joint venture, or other  entity  other than a one-third (1/3) stock ownership interest in SGS.

           (e)   As  of closing on Closing Date, each of the  Agree

ments disclosed on Schedules 7.3(a), 7.3(b), 7.3(c) and 7.3(d) will be released and cancelled by each of the parties thereto.

     7.4  No Conflicts.  Neither the execution and delivery of this

Agreement  or any documents attached hereto and prepared in  connec tion  herewith nor the consummation of the Transaction contemplated hereby  or  by  any  documents attached hereto and/or  prepared  in connection herewith will (a) violate or conflict with or result  in a  breach  of any of the terms, conditions, or provisions  of  this

Agreement, documents attached hereto, and/or prepared in connection herewith  or  constitute  a default under  any  provisions  of  the

Articles  of  Incorporation or By-Laws of  any  of  the  Sure  Grow

Companies,  (b) violate or conflict with any contract,  instrument,

arrangement, obligation, commitment, understanding, or agreement to which  any  of the Sure Grow Companies is a party or by  which  any property or assets of any of the Sure Grow Companies are bound, (c)

result in the creation of any lien, charge or encumbrance upon  any of  the  assets of the Sure Grow Cotton Planting Seed Business,  or

(d) violate any judgment, order, injunction, decree or award of any

Governmental  Body  or,  to the best knowledge  of  the  Sure  Grow

Companies  and  the Sure Grow Shareholders, violate any  applicable laws  or  regulations to which the Sure Grow Companies are subject.

The  representations and warranties in this Section 7.4  shall  not apply  to  any approvals which may be required under the  HSR  Act,

with  respect  to which the D&PL Companies agree to rely  upon  the representations and warranties of Section 7.29 and the  opinion  of their own counsel described in Section 3.1(a)(vi).

     7.5  Real Property.  Schedule 1.69-A contains a true and compl ete  description of the Real Property.  Upon the completion of  the

Transaction, the Sure Grow Companies shall have good and marketable title  to  all  of  the Real Property (other than the  real  estate listed  on  Schedule  1.69-B  and the leased  property  listed  and identified  as such on Schedule 1.69-A), including leasehold  inter ests,  at no additional cost and without additional consents,  free and clear of all Liens, except Permitted Liens and Title Exceptions described in Section 1.63.  To the best of the Sure Grow Companies'

knowledge,  all structures, improvements and fixtures on  the  Real

Property conform in all material respects to any and all applicable federal,  state and local laws, ordinances, rules, and regulations,

excluding  Environmental  Laws,  environmental  claims,  and  other environmental  issues all of which are addressed  in  Section  7.6.

Excluding  Environmental Laws, environmental claims, and any  other environmental  issues, all of which are addressed in  Section  7.6,

and  except  as  disclosed  on  the Environmental  Site  Assessment

Reports  the  Sure  Grow Companies have not  received  any  written notice of, and the Sure Grow Companies are not presently aware  of,

any  claim by any person, firm, corporation or other entity, either private  or  governmental alleging: (a) that  any  of  the  various purposes  for  which  the  Real Property is  currently  being  used violates any applicable law, ordinance, rule or regulation  of  any

Governmental  Body,  (b) that there exists in connection  with  the

Real  Property  any material violation of any such law,  ordinance,

rule  or  regulation, or requiring any substantial  work,  repairs,

construction,  alterations or installation, or (c)  that  there  is pending or threatened any proceeding for the taking of all  or  any portion of the Real Property by condemnation or eminent domain.

      7.6  Environmental Claims.  To the best knowledge of the Sure

Grow  Companies and the Sure Grow Shareholders, except as disclosed in the Environmental Site Assessment Reports and/or Schedule 7.6-B,

within  the  ten  (10)  years immediately  preceding  the  date  of execution hereof by SGS, EBS, MSI, and API, the Sure Grow Companies and  their  predecessors in interest have complied in all  material respects with all applicable Environmental Laws with respect to any of  the Real Property and any other real property previously  owned or  used in any manner (including, without limitation, as a storage or disposal site) by the Sure Grow Companies.  The records provided by  the  Sure  Grow  Companies  to the  D&PL  Companies  and/or  to

Environmental  and  Safety Designs, Inc., as  agents  of  the  D&PL

Companies, include all material documents in the possession of  the

Sure  Grow  Companies relating to environmental conditions  at  the

Real Property or any other such real property.  Except as disclosed in the Environmental Site Assessment Reports and/or Schedule 7.6-A,

no   unremediated,  unsatisfied,  or  otherwise  currently  pending written charge, complaint, action, suit, proceeding, investigation,

claim,  demand,  inquiry or notice alleging any failure  to  comply with any applicable Environmental Law or asserting an Environmental

Claim has been received by the Sure Grow Companies or the Sure Grow

Shareholders from any person, firm, corporation, entity, or  Govern mental Body with respect to any portion of the Real Property or the

Sure Grow Companies' operations  nor, to the best knowledge of  the

Sure  Grow Companies and the Sure Grow Shareholders, is threatened.

Without  limiting the generality of the foregoing,  the  Sure  Grow

Companies specifically warrant as follows:

           (a)   Permits.  To the best knowledge of the  Sure  Grow

Companies and the Sure Grow Shareholders (and without the Sure Grow

Companies  and  the  Sure Grow Shareholders  having  made  specific inquiry  to  applicable regulatory authorities, if any,  concerning compliance  with permit requirements), within the  ten  (10)  years immediately  preceding the date of execution hereof  by  SGS,  EBS,

MSI,  and  API,  the Sure Grow Companies and their predecessors  in interest  have  obtained  and  have listed  on  Schedule  1.62  all material  Permits which are required under applicable Environmental

Laws  in  connection  with  the conduct of  the  Sure  Grow  Cotton

Planting   Seed   Business  operations  presently  conducted,   and

conducted  during  such period, on the Real Property,  specifically including,  without limitation, any ponds, tanks, or  other  facili ties  used for treatment and/or disposal, if any, of effluent  from

Delinting  on the Real Property, and that to the best knowledge  of the  Sure  Grow Companies and the Sure Grow Shareholders, the  Sure

Grow Companies are in compliance in all material respects with  the terms and conditions of all such Permits.

            (b)   Handling  of  Hazardous  Materials.   Except   as

disclosed  in the Environmental Site Assessment Reports  and/or  on

Schedule  7.6-A, to the best knowledge of the Sure  Grow  Companies and  Sure  Grow  Shareholders,  no Hazardous  Materials  have  been recycled, treated, stored, disposed of or released by the Sure Grow

Companies on the Real Property or on any other real property (other than  on  that  certain  real estate located  in  Cherokee  County,

Alabama, owned by W. A. Ellis, III, more specifically described  on

Schedule  7.6(b)),  except in compliance  with  applicable  Environ

mental  Laws.   Except  as  disclosed  in  the  Environmental  Site

Assessment Reports and/or on Schedule 7.6-A, any Releases have been

remediated  in compliance with applicable Environmental  Laws.   No

written  notification of a Release of Hazardous  Materials  on  the

Real  Property or on other real property by the Sure Grow Companies

has  been  filed  by or on behalf of the Sure Grow Companies.   The

Sure  Grow Companies do not own or operate a storage, treatment  or disposal  facility on the Real Property requiring  a  permit  under

RCRA, or under any other comparable applicable state or local  law,

and,  without  limiting the foregoing, except as disclosed  on  the

Environmental  Site Assessments Reports and/or on  Schedule  7.6-A,

(i)  no  polychlorinated biphenyl is in use or stored at  the  Real

Property,  (ii)  no friable asbestos or friable asbestos-containing material  is present at the Real Property, and (iii) no underground storage  tanks  or  surface  impoundment for  Hazardous  Materials,

active  or abandoned, are present at the Real Property.   The  Real

Property is not (i) listed on the NPL under CERCLA nor (ii)  listed for  possible inclusion on the NPL by the Environmental  Protection

Agency in the CERCLIS or any similar state or local list.

           (c)   Environmental Liens.  Except as disclosed  in  the

Environmental Site Assessment Reports and/or on Schedule 7.6-A,  to

the  best  knowledge  of  Sure Grow Companies  and  the  Sure  Grow

Shareholders,  no  Liens with respect to the  Real  Property  exist under or pursuant to any Environmental Law and the Sure Grow Compan ies  have  received  no written notice from any  Governmental  Body regarding any action to subject the Real Property to such  a  Lien.

Environmental Laws in effect at the time this Agreement  is  signed will  not  require the Sure Grow Companies to place any  notice  or restriction related to the presence of Hazardous Materials  on  the

Real Property in any deed to the Real Property.

      7.7   Equipment.  Schedule 1.36-A is a complete list  of  the

Equipment owned by the Sure Grow Companies and/or regularly used in

the  Sure  Grow  Cotton  Planting Seed  Business.   The  Sure  Grow

Companies  have good and marketable title to all of the  Equipment,

except  such  Equipment on Schedule 1.36-A which is  designated  as regularly  used  but not owned by the Sure Grow Companies,  subject only to the Permitted Liens and Title Exceptions and the liens  and encumbrances listed on Schedule 7.7.  Upon the consummation of  the

Transaction, the Sure Grow Companies will have good and  marketable title to all of the Equipment, in each case, free and clear of  any

Lien  (except  Permitted  Liens and Title Exceptions  described  in

Section 1.63 or the liens and encumbrances listed on Schedule 7.7).

The  Equipment  is in good working order, ordinary  wear  and  tear excepted  and is adequate and sufficient for the operation  of  the

Sure  Grow  Companies'  business as presently conducted  consistent with past practices.

      7.8   Seed Rights.  The Sure Grow Companies are the sole  and

exclusive  owners of the Cotton Germplasm and Breeding  Populations and  upon  the closing of the Transaction on the Closing Date,  the

Sure  Grow  Companies will continue to be the  sole  and  exclusive owner  of  all  rights to the Cotton Germplasm and Breeding  Popula

tions.   The  Sure  Grow  Companies do not use  in  their  business

including,  without  limitation,  in  their  Cotton  Research   and

Breeding   programs,  any  know-how,  trade  secrets,   inventions,

patents,  licenses or franchises pertaining thereto which  requires consent  of  any  owner  thereof and which  consent  has  not  been obtained.  All Breeder Seed, Foundation Seed, Registered  Seed  and

Certified  Seed  included in the Inventory are seed  of  Sure  Grow

Cotton  Varieties of which the Sure Grow Companies  have  exclusive

ownership.   Schedule 1.81 contains a complete list  of  Sure  Grow

Cotton  Varieties.  With respect to all Sure Grow Cotton  Varieties listed  in Schedule 1.81, the Sure Grow Companies are the exclusive owners  of certificates of Plant Variety Protection properly issued pursuant to the PVPA, or the Sure Grow Companies have filed  timely applications  for  protection under the  PVPA,  or  the  Sure  Grow

Companies  have  the right to file applications and obtain  certifi cates of protection under the PVPA.  True and correct copies of all

PVPA certificates and applications pertaining to the Sure Grow Cott on Varieties have been provided to D&PL not less than fourteen (14)

days  before Closing Date.  The Sure Grow Cotton Varieties are free and  clear  of all claims or other encumbrances except as expressly set  forth in Schedule 7.8.  The Sure Grow Companies have  done  no act  which  constitutes a breach of the rights of any  third  party with  respect to Sure Grow Cotton Varieties or Cotton Germplasm  or

Breeding  Populations used by the Sure Grow Companies and/or  their

Employees  or which would prevent the Sure Grow Companies  (and/or,

after  closing  of  the  Transaction,  the  D&PL  Companies)   from

Producing and Marketing, or licensing others to Produce and Market,

Cotton  Planting  Seed  of Sure Grow Cotton  Varieties  or  of  the

progeny  of  Cotton Germplasm or Breeding Populations used  by  the

Sure Grow Companies and/or their Employees, nor has any of the Sure

Grow  Companies  been  charged (in writing) with  or  notified  (in writing)  of  any infringement or alleged claim of infringement  of any  adversely held know-how, trade secret, invention, patent, PVPA certificate, certificate issued under the plant variety  protection laws  of  other  nations,  trademark, trade  name,  brand  name  or copyright  relating to Sure Grow Cotton Planting Seed Business  and the  Sure Grow Companies and the Sure Grow Shareholders know of  no reasonable  basis for any such charge or claim.  None of  the  Sure

Grow  Companies is a party to or the beneficiary of, or  aware  of,

any agreements, consent or understanding which restricts the use by the  Sure Grow Companies, or which will restrict the Sure Grow  Com

panies'  (and/or,  after  Closing  of  the  Transaction  the   D&PL

Companies') Producing or Marketing, or licensing others to  Produce and  Market,  after consummation of the Transaction on the  Closing

Date,  seed  of  the Sure Grow Cotton Varieties or  of  the  Cotton

Germplasm  and  Breeding  Populations,  or  the  progeny   thereof.

Further,  upon closing of the Transaction on the Closing Date,  all

Cotton  Germplasm  and  Breeding  Populations  which  were  in  the possession  or  control  of  breeders working  for  the  Sure  Grow

Companies  as  of  August 18, 1995, the progeny  thereof,  and  all notes,  books,  and any other records pertaining thereto,  will  be exclusively in the possession of the Sure Grow Companies  surviving the  Transaction as contemplated in Article 2 and that, to the best of  their  knowledge, no such Cotton Germplasm or  Breeding  Popula tions  have been delivered to or retained by any person  or  entity other  than  authorized Employees of the Sure  Grow  Companies,  in their capacity as such.

      7.9   Inventory.   The  Sure Grow  Companies  have  good  and

marketable title to the Inventory, and upon the completion  of  the

Transaction, they will have good and marketable title to all of the

Inventory, free and clear of any Lien (except Permitted  Liens  and

Title  Exceptions and Liens disclosed on Schedule 7.9).   Upon  the

Closing Date, to the best knowledge of the Sure Grow Companies  and

the   Sure  Grow  Shareholders,  the  Inventory  of  Breeder  Seed,

Foundation  Seed, Registered Seed and Certified Seed owned  by  the

Sure  Grow  Companies and which has been delinted, conditioned  and bagged will (subject to sampling procedures and statistical toleran ces  permitted  by  applicable laws and regulations  and  generally accepted  in the cotton planting seed industry) meet all applicable state  and  federal  laws  and  regulations  pertaining  to  Cotton

Planting  Seed of that particular class.  To the best knowledge  of the  Sure Grow Companies and the Sure Grow Shareholders, all of the

Sure Grow Companies' Breeder Seed, Foundation Seed, Registered Seed

and  Certified  Seed which is in undelinted form upon  the  Closing

Date is in material compliance (subject to sampling procedures  and statistical tolerances permitted by applicable laws and regulations and  generally accepted in the cotton planting seed industry)  with all  applicable state and federal laws and regulations which  would allow  it,  when  delinted and conditioned,  consistent  with  past business practices and records to be certified for use and sale  as seed of the subject class.

      7.10  Compliance  with  Laws.  Except  as  disclosed  in  the

Environmental Site Assessment Reports and/or in Sections 7.1,  7.2,

7.6,  and  7.20, and/or the Schedules referenced in those sections,

the Sure Grow Companies have complied in all material respects with all  Legal Requirements and orders of every Governmental Body,  the non-compliance with which would have a material adverse effect upon the  continued  operation  of  the  Sure  Grow  Companies'  assets.

Schedule 1.62 contains a complete list of all Permits held  by  the

Sure  Grow Companies for the conduct of operations of the Sure Grow

Cotton  Planting  Seed Business.  True and correct  copies  of  all

Permits have been provided to the D&PL Companies.  Except as  noted

on  Schedule  1.62, all such Permits are in full force and  effect,

and  no  material  uncured violation of  any  Permit  exists.   The

representations and warranties in this Section 7.10 shall not apply to  any  approvals which may be required under the  HSR  Act,  with respect  to  which  the  D&PL Companies  agree  to  rely  upon  the representations and warranties of Section 7.29 and the  opinion  of their own respective counsel described in Section 3.1(a)(vi).

      7.11  Actions  and Proceedings.  Except as disclosed  on  the attached Schedule 7.11, there are no outstanding orders, judgments,

injunctions,  awards,  writs,  stays  or  decrees  of  any   court,

regulatory or Governmental Body or arbitration tribunal against any

of  the  Sure  Grow  Companies  or their  assets.   The  Sure  Grow

Shareholders  have received no actual notice of any actions,  suits or  claims  or  legal,  administrative or arbitral  proceedings  or investigations pending or, to the best knowledge of the  Sure  Grow

Companies and the Sure Grow Shareholders, threatened against any of the Sure Grow Companies or their assets.

     7.12 Contracts and License Agreements.  Schedule 1.18 contains a  true and complete list of all material contracts to which any of the  Sure Grow Companies is a party and/or which relate to the Sure

Grow  Cotton Planting Seed Business.  Schedule 1.54 contains a true and complete list of all written License Agreements to which any of

the  Sure  Grow  Companies  is a party.   None  of  the  Sure  Grow

Companies  is a party to any non-written license agreement  pertain ing  to Cotton Germplasm, Cotton varieties or Cotton Planting Seed.

True  and  correct copies of all such Contracts and  License  Agree ments  listed on Schedule 1.18 and Schedule 1.54 have been provided to  the  D&PL Companies.  All such Contracts and License Agreements are valid, binding, upon the particular Sure Grow Companies who are parties thereto, in accordance with their terms, and in full  force and effect; the Sure Grow Companies have materially performed their obligations thereunder, and, to the best knowledge of the Sure Grow

Companies  and the Sure Grow Shareholders, the Sure Grow  Companies

are  not in material default thereunder; and, to the best knowledge of  the  Sure  Grow  Companies and the Sure Grow  Shareholders,  no

condition  exists which with notice or lapse of time or both  would constitute a material default thereunder.

      7.13  Full Disclosure.  The Sure Grow Companies have provided to  the D&PL Companies copies of, or the opportunity through  their authorized  representatives to examine upon their request,  all  of the  material documents within the Sure Grow Companies'  possession pertaining  to the Sure Grow Cotton Planting Seed Business,  except

(a)  attorney/client  privileged documents (unless  such  documents contain  information which has or could reasonably be construed  to have  a  material  effect  on the Sure Grow  Cotton  Planting  Seed

Business),  (b)  monthly unaudited financial  statements,  and  (c)

documents  and  records related to or pertaining to the  Sure  Grow

Cotton  Varieties or the Sure Grow Companies' Cotton Germplasm  and

Breeding Populations in the development stage.

     7.14 Authenticity of Documents.  Each document delivered by or on  behalf  of  the  Sure Grow Companies in  connection  with  this

Agreement,  the  negotiations thereof, and the  Transaction  contem plated  hereby is materially true, materially complete  and  authen

tic.   The  written  information, including financial  information,

audited  by  or furnished by the Sure Grow Companies or  by  Hughel

Goodgame  &  Associates  or by Ellis & Hirsburg,  Certified  Public

Accountants,  on  behalf of the Sure Grow  Companies  to  the  D&PL

Companies  and/or  their representatives in  connection  with  this

Agreement,  the  negotiations thereof, and the  Transaction  contem plated  hereby,  is  materially  true  and  correct  and  does  not intentionally omit any material facts.

      7.15 Statements Made.  No representation, warranty, statement made or information or data provided by the Sure Grow Companies  in this  Agreement  or  in  any schedule, exhibit,  written  material,

document,   magnetic  media,  books  and  records  or   certificate

furnished  or  to  be furnished by or on behalf of  the  Sure  Grow

Companies  in  connection with the Transaction contemplated  hereby knowingly  contains or knowingly will contain any untrue  statement of material fact or knowingly omits or knowingly will omit to state a  material fact necessary to make the statements contained  herein or  therein not misleading; notwithstanding the foregoing Schedules and  other  documents  may contain estimates (identified  as  such)

which  are  made  to the subject Parties' best knowledge.   Notwith

standing  the foregoing (except as expressly set forth  in  Section

7.8  concerning rights pertaining to seed), the Sure Grow Companies make  no representation with respect to the prospects of Sure  Grow

Companies'   Cotton  Planting  Seed  Business,  including   without

limitation  the  performance of the Sure Grow Cotton  Varieties  or

Cotton Germplasm and Breeding Populations in the development stage,

subsequent to the closing, but only as to facts relating thereto at and prior to the Closing.

      7.16  Financial  Statements.   The Audited  Separate  Company

Financial  Statements  have been prepared in accordance  with  GAAP applied on a consistent basis throughout the periods presented  and are materially accurate and fairly present in all material respects the financial position and results of the operations of the individ

ual  Sure  Grow Companies as of the respective dates thereof.   The

Audited   Combined  Financial  Statements  shall  be  prepared   in

accordance  with GAAP applied on a consistent basis throughout  the periods  presented  and  shall be materially  accurate  and  fairly present in all material respects the financial position and results

of  the   operations of the combined Sure Grow Companies as of  the

respective  dates thereof.  All Audited Separate Company  Financial

Statements and Audited Combined Financial Statements are (or  shall

be)  derived from the books and records of the Sure Grow  Companies and  (a)  have been (or shall be) prepared in accordance with  GAAP applied  on  a consistent basis throughout the periods  covered  by such statements, (b) have been prepared in material accordance with

Regulations SK and SX and (c) are (or shall be) materially accurate and  fairly present in all material respects the financial position of the Sure Grow Companies on a combined basis as of the respective dates  thereof  and the results of their respective operations  and

the   changes  in  their  respective  financial  position  for  the respective periods covered thereby.  The Unaudited Separate Company

Financial Statements and the Unaudited Quarterly Combined Financial

Statements shall, in all material respects, reflect the information recorded  in  the books and records of the Sure Grow Companies  and present  fairly in all material respects the financial position  of the  Sure  Grow Companies on a combined basis as of the  respective dates  thereon,  and  present fairly in all material  respects  the results of operations and the changes in financial position for the periods  indicated.  In accordance with the standards  relating  to unaudited  financial  statements as  promulgated  by  the  American

Institute  of Certified Public Accountants, the Unaudited  Separate

Company  Financial Statements and the Unaudited Quarterly  Combined

Financial  Statements  do not and shall not include  footnotes  and have not been reviewed by independent public accountants.

      7.17  Liabilities.   To the best knowledge of the  Sure  Grow

Companies  and  the  Sure Grow Shareholders,  except  as  otherwise disclosed on Schedule 7.17 and/or the other Schedules attached here to and/or on the Financial Statements, the Sure Grow Companies have no  material  liabilities or material obligations  of  any  nature,

whether  accrued, absolute, contingent, or otherwise,  and  whether or  not  required  to  be  shown on a  balance  sheet  prepared  in accordance  with GAAP, exclusive of normal and customary  operating debt  incurred in the normal and ordinary course of the  Sure  Grow

Companies' Cotton Planting Seed Business, including but not limited to,  that debt necessary to acquire current seed inventory and  for routine plant maintenance.

      7.18  Cash  Reserves.   The Sure Grow Companies  shall,  upon

Closing Date, have sufficient cash, current seed Inventory or other liquid  assets, including accounts receivable, to pay  any  current unsecured short term liabilities for normal and customary operating expenses incurred in the normal and ordinary course of business  as provided  for in Section 7.17 and to cover reserves for  taxes  and known contingencies.

      7.19  No  Material Adverse Change.  Except  as  disclosed  on

Schedule  7.19,  or  on  any  Financial  Statements  prepared   and

delivered  to the D&PL Companies, since the last date of  the  1995 fiscal  years of each of the respective Sure Grow Companies,  other than  seasonal changes occurring in the ordinary and normal  course of  business, there has not been any material adverse change in the business,  condition, financial or otherwise, prospects or  results of operations of the Sure Grow Companies.

     7.20 Taxes.

           (a)   Except  as  disclosed  on  the  attached  Schedule

7.20(a), the Sure Grow Companies have (i) duly filed (or there  has been  duly  filed  on  their behalf) with the appropriate  federal,

state,  local, and foreign taxing authorities all Tax  Returns  due and required to be filed (taking into account any extensions) by or with  respect  to  the Sure Grow Companies on or  before  the  date hereof, and (ii) paid in full on a timely basis (or there has  been paid  on  their  behalf) all Taxes shown to  be  due  on  such  tax returns.  The liability accrued on the Audited Financial Statements for  API, EBS and MSI for fiscal years ending on or before June 30,

1995,  and for SGS for fiscal years ending on or before August  31,

1995,  for current Taxes for taxable years or periods ending on  or before  June 30, 1995 and August 31, 1995, respectively, have  been determined in accordance with GAAP consistently applied.

           (b)   Except  as  disclosed  on  the  attached  Schedule

7.20(b),  the  Sure  Grow Companies have not received  any  written notice of a deficiency or assessment with respect to Taxes from any federal,  state, local, or foreign taxing authority which  has  not been  fully paid or finally settled.  To the best knowledge of  the

Sure  Grow  Companies  and  the Sure Grow Shareholders,  except  as disclosed  on  Schedule 7.20(b), there are  no  ongoing  audits  or

examination  of any Tax Return of the Sure Grow Companies.   Except

as  disclosed on Schedule 7.20(b), no written notice  of  audit  or examination of any such tax returns has been received by  the  Sure

Grow  Companies.  The Sure Grow Companies have not given, and there has  not been given on behalf of the Sure Grow Companies, a  waiver or  extension of any statute of limitations relating to the payment

of  taxes.   Except as disclosed on Schedule 7.20(b),  the  federal

income tax returns of the Sure Grow Companies have been audited  by the  IRS or are closed by the applicable statute of limitations for all  periods through June 30, 1992, for API, EBS and MSI and August

31,  1992, for SGS, and no issue has been raised in writing, or  to the  best  knowledge of the Sure Grow Companies or any of the  Sure

Grow  Shareholders,  on  audit, or in  any  other  proceeding  with respect to Taxes of the Sure Grow Companies by any federal,  state,

local, or foreign taxing authority.

          (c)  The Sure Grow Companies have paid over to the proper

Governmental Bodies all income or other Taxes and amounts  required to  be  withheld and which are due with respect to salary and other compensation of directors, officers, and Employees of the Sure Grow

Companies.

           (d)  Except for Permitted Liens and Title Exceptions, or

any  other  matters  disclosed  in this  Agreement  and/or  on  the

Schedule attached hereto, there are no Liens with respect to  Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Sure Grow Companies.

     7.21 Employees.

           (a)   Schedule 7.21(a) sets forth with respect  to  each

regular,  full-time salaried or hourly Employee of  the  Sure  Grow

Companies  as  of  March 7, 1996, the Employee's name,  job  title,

annual salary, hourly rate, hire date, and years of service.  There has  been no material change in the information on Schedule 7.21(a)

from March 7, 1996, through Closing Date.

           (b)   Schedule 7.21(b) sets forth (i) all written employ

ment,  consulting,  severance, retention, termination  and  similar agreements  and  arrangements under which the Sure  Grow  Companies currently  have  any obligation to an Employee  or  to  any  former

Employee of the Sure Grow Companies and (ii) all written incentive,

bonus,  performance and similar compensatory plans and arrangements in  which  Employees  of the Sure Grow Companies  are  eligible  to

participate.   The Sure Grow Companies have provided  to  the  D&PL

Companies  true  and complete copies of all plans, agreements,  and arrangements listed on Schedule 7.21(b).  There are no  non-written plans,  agreements, or arrangements which, if written,  would  have been required to be disclosed in accordance with this Section.

          (c)  To the best knowledge of the Sure Grow Companies and

the  Sure  Grow Shareholders, and except as disclosed  on  Schedule

4.1,  there  are  no suits, investigations, claims, or  proceedings pending  or threatened relating to or arising out of the employment of any Employee or former Employee.

           (d)   None of the Sure Grow Companies is a party to  any

collective bargaining agreement.  To the best knowledge of the Sure

Grow  Companies  and  the  Sure  Grow  Shareholders,  there  is  no organizing effort now underway among any Employees of the Sure Grow

Companies and any labor organization.

     7.22   Employee Benefit Plans.

          (a)  ERISA. Except as set forth on Schedule 7.22, none of

the  Sure Grow Companies is a party to and does not participate  or has  not  participated  in any written or  non-written  (i)  profit sharing,  deferred compensation, bonus, stock retirement,  welfare,

or  incentive  plan or agreement, whether legally binding  or  not,

(ii)  plan  providing  for  "fringe  benefits"  to  its  employees,

including,  but  not  limited to, vacation,  sick  leave,  medical,

hospitalization,  life insurance, and other  insurance  plans,  and related  benefits, (iii) other "employee benefit plan" (within  the meaning  of  Section  3(3) of ERISA or (iv)  "multi-employer  plan"

(within the meaning of Section 3(37) of ERISA).  True, correct  and complete copies of the plan documents and agreements referred to in

Schedule  7.22 and all related summary plan descriptions have  been provided  or will be provided to the D&PL Companies before  Closing

Date.  The Sure Grow Companies are in material compliance with  the applicable  provisions  of ERISA and the  regulations  and  rulings issued  thereunder  with  respect to  each  employee  benefit  plan subject thereto and listed on Schedule 7.22, and each has performed all of its obligations under such plans.  To the best knowledge  of the  Sure Grow Companies and the Sure Grow Shareholders, there  are no  actions,  suits  or  claims  (other  than  routine  claims  for benefits) pending or threatened against such plans or the assets of such plans and no facts exist which could reasonably be expected to give  rise  to  any  actions, suits or claims (other  than  routine claims  for  benefits) against such plans or  the  assets  of  such plans.

           (b)   Pension  and Profit Sharing Plan.   The  "employee

pension  benefit  plans" (within the meaning  of  Section  3(2)  of

ERISA),  if  any,  described  on  Schedule  7.22  have  been  fully authorized  by  the Board of Directors of the Sure Grow  Companies.

To  the  best  knowledge of the Sure Grow Companies and  Sure  Grow

Shareholders:  (1)  each  such plan in  all  material  respects  is qualified in form and operation under Section 401(a) and 501(a)  of the  Code  to  the  extent  the Code requires  such  qualification;

(ii)  no  event  has  occurred which will or  could  reasonably  be expected  to subject the Sure Grow Companies or any such  plans  to tax  under  Sections  511, 4972, or 4975  of  the  Code;  (iii)  no

prohibited transaction (within the meaning of Section 4975  of  the

Code  or Section 406 of ERISA), or breach of fiduciary responsibili ty  under Title I of the ERISA, which transaction is not exempt  or for which exemption is not available under Section 4975 of the Code or  Section  408 of ERISA, has occurred with respect  to  any  such plan;  (iv)  no  accumulated  funding deficiency,  whether  or  not waived,  exists  with respect to any such plan,  no  condition  has occurred or exists which with the passage of time would be expected to  result in an accumulated funding deficiency as of the last  day of  the  current  plan  year  of any such  plan,  and  no  employer maintaining  the plan has failed to make full payment when  due  of all  amounts  which  under the provisions  of  any  such  plan  are required  to  be made as contributions thereto and no excise  taxes are payable under the Code.

      The  Sure  Grow Companies have provided to the D&PL Companies for  each of the employee pension benefit plans (i) a copy  of  any

Form  5500  which was filed in each of the most recent  three  plan years  (to  the extent applicable), including, without  limitation,

all  schedules thereto, (ii) a copy of any Form PBGC-1, if  applica ble,  which  was  filed in each of the most recent three  (3)  plan years, (iii) the most recent determination letter from the Internal

Revenue  Service  if obtained prior to the date  hereof,  (iv)  the consolidated  statement of assets and liabilities of  each  of  the employee  pension  benefit plans as of its  most  recent  valuation date, (v) the statement of changes in fund balance and in financial position  or  the statement of changes in net assets available  for benefits under each of said plans for the most recently ended  plan year,  and  (vi) with respect to any such plan which is subject  to

Title  IV  of ERISA, the actuarial report as of the last  valuation

date.   To  the best of the Sure Grow Companies' and the Sure  Grow

Shareholders'   knowledge,  such  documents  fairly   present   the

financial  condition of each said plan as at  such  dates  and  the results  of  operations of each of said plans, all on a  consistent basis.

           (c)   Title  IV  Plans.  With respect to  each  employee

pension benefit plan (excluding plans not subject to the provisions of  title  IV  of ERISA), if any, listed on Schedule  7.22  (i)  no employer maintaining the plan has completely or partially withdrawn from  such a pension plan, (ii) there has been no notice of  intent to  terminate  any  such  plan filed and  no  such  plan  has  been terminated, (iii) to the best knowledge of the Sure Grow  Companies and  the  Sure  Grow  Shareholders, the  Pension  Benefit  Guaranty

Corporation  ("PBGC") has not instituted proceedings  to  terminate any  such  plan,  (iv)  to  the best knowledge  of  the  Sure  Grow

Companies  and  the  Sure  Grow Shareholders,  no  other  event  or condition has occurred which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer,  any  such plan, and (v) to the best knowledge  of  the

Sure  Grow  Companies and the Sure Grow Shareholders, all  required premium  payments to the PBGC have paid when due, and (vi)  to  the best  knowledge  of  the  Sure Grow Companies  and  the  Sure  Grow

Shareholders,  no other reportable event, as described  in  Section

4043  of  ERISA  and the regulations thereunder, has occurred  with respect to said plans which event has been reported.

           (d)   Continuation Coverage Requirements of Health Plan.

All  group  health plans of the Sure Grow Companies (including  any affiliates which must be taken into account under Section 4980b  of the  Code)  have been operated in good faith, and substantially  in

compliance  with  the  group  health  plan  continuation   coverage

requirements  of  Section  4980B of the Code  to  the  extent  such requirements are applicable.

           (e)  Fines and Penalties.  To the best knowledge of  the

Sure  Grow Companies and the Sure Grow Shareholders, there  are  no fines,  penalties, taxes, or related charges under Sections  502(c)

or  (k) or (l) or 4071 of ERISA or Chapter 43 or Section 511 of the

Code which are assessable against the Sure Grow Companies.

      7.23  Physical Damage.  Except as disclosed on Schedule 7.23,

there  exists no physical damage (ordinary wear and tear  excepted)

to any of the assets of the Sure Grow Cotton Planting Seed Business owned  by  the  Sure Grow Companies, which physical damage  is  not insured  against and which physical damage would cause any material ly  adverse effect on the operation, value, or marketability of any such asset.

      7.24  Insurance.   Schedule 7.24 lists all of  the  insurance

policies, binders, and bonds maintained by the Sure Grow Companies,

all  of  which  are  in full force and effect except  as  otherwise indicated  on  Schedule 7.24; the Sure Grow Companies  are  not  in

default thereunder; all known claims thereunder have been filed  in due  and timely fashion; and to the best knowledge of the Sure Grow

Companies  and  the  Sure  Grow Shareholders,  all  such  policies,

binders  and bonds will remain in full force and effect  after  the

Closing  Date,  unaffected by the Transaction contemplated  hereby.

The  Sure  Grow  Companies have provided  or  will  provide  before

Closing  Date  to  the D&PL Companies, true, correct  and  complete copies  of  all  insurance policies, binders and  bonds  listed  on

Schedule 7.24.

      7.25  No Broker.  No broker, finder, agent or similar interme diary  has  acted  for or on behalf of the Sure Grow  Companies  in connection  with  this  Agreement or the  Transaction  contemplated hereby,  and  no  broker, finder, agent or similar intermediary  is entitled  to  any  broker's,  finder's  or  similar  fee  or  other

commission   in  connection  therewith  based  on  any   agreement,

arrangement or understanding with the Sure Grow Companies.

      7.26  "SURE GROW" Name.  The "SURE GROW" name as used by  the

Sure  Grow  Companies for Cotton Planting Seed is not a  registered trademark or trade name.  Except as disclosed on Schedule 7.26,  to the  best  knowledge of the Sure Grow Companies and the  Sure  Grow

Shareholders, the "SURE GROW" name is free and clear of  any  known encumbrances,  restrictions, security  interests,  or  third  party rights  which would in any way materially interfere with,  prevent,

or  hinder the use by the Sure Grow Companies or the D&PL Companies

of  the name and mark "SURE GROW" for Cotton Planting Seed.  To the best  knowledge  of  the  Sure Grow Companies  and  the  Sure  Grow

Shareholders, no third party has any right or license  to  use  the name  or mark "SURE GROW" for Cotton Planting Seed.  The Sure  Grow

Companies have not received any written notice or claim that  their use  of  the  name  and mark "SURE GROW" for Cotton  Planting  Seed allegedly violates the rights of any third party.

      7.27  Investment  Intent.   The Sure  Grow  Shareholders  are

acquiring  the stock of D&PL for investment purposes only  and  not with a view to resale or distribution.

      7.28  Additional Representations of Sure Grow  Companies  and

Sure Grow Shareholders.

      The  Sure  Grow  Companies  and the  Sure  Grow  Shareholders

represent, to their best knowledge, that:

          (a)  The fair market value of the D&PL Common Stock recei

ved  by  the Sure Grow Shareholders will be approximately equal  to the  aggregate  fair market value of the API,  MSI  and  EBS  stock surrendered in the Transaction.

           (b)   Upon execution of this Agreement on Closing  Date,

there is no plan or intention by the Sure Grow Shareholders who own one  percent (1%) or more of the stock of API, MSI or EBS,  and  to the  best  knowledge of the management of the Sure Grow  Companies,

there  is no present plan or intention on the part of the remaining

Sure  Grow  Shareholders (if any) to sell, exchange,  or  otherwise dispose  of  a  number  of shares of D&PL  stock  received  in  the

Transaction that would reduce the Sure Grow Shareholders' aggregate ownership of D&PL stock to a number of shares having a value, as of the  date  of the Transaction, of less than fifty percent (50%)  of the value of all of the formerly outstanding shares of API, MSI and

EBS stock as of the same date.  There will be no shares of API, MSI and EBS stock exchanged for cash or other property, surrendered  by dissenters, or exchanged for cash in lieu of fractional  shares  of

D&PL  stock.  Shares of API, MSI and EBS stock and shares  of  D&PL stock  (if any) held by Sure Grow Shareholders and otherwise  sold,

redeemed,  or  disposed of prior or subsequent to  the  Transaction will be considered in making this representation.

           (c)   Subject to Section 3.3, API, MSI and EBS, and  the

Sure  Grow Shareholders will pay their respective expenses, if any,

incurred in connection with the Transaction.

           (d)  In the Transaction, shares of API, MSI or EBS stock

representing  control  of API, MSI or EBS, as  defined  in  Section

368(c)(1)  of  the Code, will be exchanged solely for  voting  D&PL

Common  Stock.  There will be no shares of API, MSI and  EBS  stock exchanged for cash or other property originating with D&PL.

           (e)  At the time of closing of the Transaction, API, MSI

and  EBS  will not have outstanding any warrants, options,  convert ible  securities, or any other type of right pursuant to which  any person  could acquire stock in API, MSI or EBS that, if  exercised,

or  converted,  would  affect D&PL's acquisition  or  retention  of control of API, MSI or EBS, as defined in Section 368(c)(1) of  the

Code.

           (f)  The Sure Grow Companies and the Sure Grow Sharehold

ers  are  not investment companies as defined in Section  368(a)(2)

(f)(iii) and (iv) of the Code.

           (g)   On the closing of the Transaction, the fair market

value  of  the assets of API, MSI and EBS will exceed  the  sum  of their  respective liabilities, plus the amount of  liabilities,  if any, to which the assets are subject.

          (h)  API, MSI and EBS are not under the jurisdiction of a

court  in a Title 11 or similar case within the meaning of  Section

368(a)(3)(a) of the Code.

          (i)  None of the compensation received by any shareholder-

employee or API, MSI or EBS will be separate consideration for,

or allocable to, any of their shares of API, MSI or EBS stock; none of  the  shares of D&PL stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement;  and  the compensation paid to any shareholder-employees will  be  for  services actually rendered and will be  commensurate with  amounts paid to third parties bargaining at arm's-length  for similar services.

      7.29  Representations Relevant to Inapplicability of the  HSR

Act.  As of the execution of this Agreement on Closing Date:

           (a)   Each  of  API, MSI, and SGS is its  own  "ultimate

parent  entity"  as that term is defined in Section 801.1(a)(3)  of the Premerger Notification Rules.

          (b)  W. A. Ellis, III, is the "ultimate parent entity" of

EBS as that term is defined in Section 801.1(a)(3) of the Premerger

Notification Rules.

          (c)  The "annual net sales" and "total assets" of API, as

defined in Section 801.11 of the Premerger Notification Rules,  are

each less than $10 million.

          (d)  The "annual net sales" and "total assets" of EBS, as

defined in Section 801.11 of the Premerger Notification Rules,  are

each less than $10 million.

          (e)  The "annual net sales" and "total assets" of MSI, as

defined in Section 801.11 of the Premerger Notification Rules,  are

each less than $10 million.

           (f)   The  "total assets" of SGS, as defined in  Section

801.11  of  the  Premerger Notification Rules, are  less  than  $10 million.

           (g)   SGS  is "not engaged in manufacturing" within  the

meaning  of Section 7A.(a) of the Clayton Act, 15 U.S.C.  18A,  and

SGS  does  not  presently and did not in 1995 derive  any  revenues classifiable in the 2-digit SIC major groups 20-39, as set forth in the 1987 edition of the Standard Industrial Classification Manual.

           (h)  The "annual net sales" and "total assets" of W.  A.

Ellis,  III, as defined in Section 801.11 of the Premerger Notifica tion Rules, are each less than $10,000,000.

           (i)   True  and  complete  copies  of  the  most  recent

regularly  prepared  annual income statement and  the  most  recent regularly  prepared  balance sheet, which are the  financial  state ments  upon which the foregoing representations and warranties  are based, have been delivered to the D&PL Companies.



                  ARTICLE 8.  INDEMNIFICATION

     8.1  Obligation of Sure Grow  Shareholders to Indemnify.

          (a)  Indemnity Obligations.  Subject to the provisions of

Section 8.1(b), the Sure Grow Shareholders, severally in proportion to  each  of their respective aggregate interests shown on Schedule

8.1(a)  and not jointly, shall indemnify, defend and hold  harmless the D&PL Companies and/or any of the Sure Grow Companies (as may be

in  existence  after the Closing Date), their officers,  directors,

employees, affiliates, successors and assigns from and against  any actual  losses,  liabilities, damages or  deficiencies  (including,

without limitation, interest, penalties, disbursements and

reasonable,  actual  and necessary attorneys' fees  and  expenses),

solely  in  accordance with claims timely and properly asserted  in accordance  with Section 8.4, and arising out of the  operation  of the  Sure  Grow  Cotton Planting Seed Business as conducted  on  or before the Closing Date or otherwise arising out of this Agreement,

solely with regard to claims based on or due to:

               (i)  any breach of any representation or warranty or

failure  to  perform any covenant or agreement (excluding  represen tations, warranties, covenants and agreements regarding Taxes which are  addressed  in Sections 8.1(c) and 8.1(d) below  and  excluding those  representations  in Section 7.28 which  pertain  to  matters within the knowledge or control of the D&PL Companies for which the

Sure  Grow  Shareholders  shall  have  no  liability  to  the  D&PL

Companies  and/or  the  Sure  Grow  Companies)  of  the  Sure  Grow

Companies or the Sure Grow Shareholders contained in this Agreement or in any document or other writing delivered hereunder;

               (ii)   except  with regard to matters  disclosed  in

Section  7.10 or the Schedule referenced therein, any liability  to

Employees  of the Sure Grow Companies arising from their employment with  the  Sure Grow Companies, prior to the Closing Date,  or  the termination of such employment by the Sure Grow Companies prior  to

Closing, including, but not limited to, damages resulting from  any failure  by  the Sure Grow Companies to comply with the  Discrimina tion  Laws  prior to the Closing Date, provided, however,  that  if such damages result from the failure of the Sure Grow Companies  to comply with Discrimination Laws prior to the Closing Date and  such failure  to  comply  with Discrimination Laws continues  after  the

Closing  Date, then the indemnification by the Sure Grow  Sharehold ers  shall  be  limited  to an equitable proportion  of  the  total

liability  to  such  Employee(s)  which  takes  into  account   the

responsibility  of  the Sure Grow Companies and/or  the  Sure  Grow

Shareholders  for  such failure to comply with Discrimination  Laws prior  to  the  Closing  Date and the  conduct  of  the  Sure  Grow

Companies  and/or the D&PL Companies with respect  to  such  Employ ee(s) after the Closing Date;

              (iii)  employee benefit plan obligations to Employees

of  the  Sure  Grow Companies referred to in Section 7.22,  arising prior to the Closing Date, from such Employee's employment with the

Sure  Grow Companies, or the termination of such employment by  the

Sure Grow Companies, prior to the Closing Date;

              (iv)  any Sure Grow Products Liability arising at any

time with respect to any product sold by the Sure Grow Companies on or before Closing Date;

              (v)  contamination by Hazardous Materials, if any, of

soil  or ground waters or other violations of applicable Environmen tal  Laws  arising  from any conditions at  the  Real  Property  or activities  of  the  Sure Grow Companies or their  predecessors  in interest on or before Closing Date other than the matters disclosed in  Section  7.6,  the  Schedules referenced therein,  and  in  the

Environmental Site Assessments; and

               (vi)   any  other  contract, tort  or  other  claims

pertaining  to the Sure Grow Cotton Planting Seed Business  arising from  events on or before Closing Date, except as disclosed in this

Agreement and/or on the Schedules attached hereto.

           (b)  Limitations on Indemnity Obligations.  Notwithstand

ing  anything  contained in this Agreement  to  the  contrary,  the following  limitations  shall apply to the  indemnification  obliga tions of the Sure Grow Shareholders under Section 8.1(a):

                (i)  The Sure Grow Shareholders shall not be liable

for  indemnification  under Section 8.1 for  breaches  of  represen tations  and  warranties  or  failures  to  perform  covenants  and agreements  (excluding breaches of the representations  and  warran ties  of  Sections 7.3, 7.8, 7.20 and 7.29 or breaches by the  Sure

Grow  Shareholders on or after the Closing Date of  the  agreements and  covenants  contained in Section 5.4),  unless  and  until  the aggregate of the actual expenses, losses and/or damages arising out of or attributable to all such breaches or failures exceeds, in the aggregate, $100,000.00 and then the Sure Grow Shareholders shall be liable  for only those aggregate losses and/or damages which exceed

$100,000.00  and, except with regard to breaches of the  representa tions and warranties set forth in Sections 7.3, 7.8, 7.20 and  7.29 or  breaches by the Sure Grow Shareholders on or after the  Closing

Date of the agreements and covenants contained in Section 5.4,  are less than an amount equal to the value, as of the Closing Date,  of ten  percent (10%) of the shares of D&PL stock received by the Sure

Grow  Shareholders  as Consideration hereunder; provided,  however,

that  any indemnification by the Sure Grow Shareholders with regard to  any breaches of the representations and warranties set forth in

Sections  7.3,  7.8, 7.20 and 7.29 or breaches  of  agreements  and covenants  contained in Section 5.4 shall be limited to  an  amount equal  to  the closing bid price for a share of D&PL stock  on  the last business day prior to the Closing Date (which is stipulated to have  been $48.25 per share) multiplied by the number of shares  of

D&PL  Common Stock constituting the Consideration, less the sum  of

$5,000,000.00.

               (ii)   The  amount  of  any  losses  and/or  damages

otherwise payable to the D&PL Companies and/or any of the Sure Grow

Companies (as may be in existence after the Closing Date),  any  of their  officers, directors, employees, affiliates,  successors  and assigns, hereunder shall be reduced by the total of (a) the  amount of  any  insurance  proceeds actually received  by  the  Sure  Grow

Companies,  the D&PL Companies or any of their officers, directors,

employees,  affiliates, successors and assigns as compensation  for the  damage  or loss caused by the act, omission, fact,  or  circum stances giving rise to such claim for indemnification, (b) the  tax benefit  received  by  the  Sure Grow  Companies  and/or  the  D&PL

Companies  by  virtue of the use of such loss and/or damages  as  a federal,  state, or local tax deduction and (c) the amount  of  any recovery received in cash or in kind from any third party unrelated in ownership interest to the Sure Grow Companies and/or to the Sure

Grow Shareholders as compensation for the damage or loss caused  by the act, omission, fact, or circumstances giving rise to such claim for indemnification.

            (c)    Tax  Indemnity.   The  Sure  Grow  Shareholders,

severally  in  proportion to their respective  interests  shown  on

Schedule  8.1(a)  and not jointly, shall pay, indemnify,  and  hold harmless the D&PL Companies and any of the Sure Grow Companies  (as

may  be  in  existence after the Closing Date) and their successors and  assigns, from and against all liabilities (a) for all assessed and paid Taxes relating to taxable periods ending on or before June

30,  1995,  for API, EBS and MSI and taxable periods ending  on  or before  August 31, 1995, for SGS, but less all amounts accrued  for

Taxes  in  the  Audited Financial Statements of API,  EBS  and  MSI

prepared  as of June 30, 1995, and the Audited Financial Statements

of  SGS  as  of  August  31, 1995, and (b) for  any  penalties  and interest  assessed and paid on account of breach of the  representa tions  and  warranties set forth in Section 7.20(c) (the  foregoing are hereinafter referred to as "Indemnified Taxes").  The foregoing notwithstanding,  (i)  the  Sure Grow Shareholders  shall  have  no liability for any Taxes, attributable to periods  of the Sure  Grow

Companies  beginning after August 31, 1995, for SGS and after  June

30, 1995, for API, EBS and MSI, except as expressly provided for in subpart (b) of the immediately preceding sentence and (ii) the Sure

Grow  Shareholders shall have no obligation or liability  hereunder for any increase in a Tax or Taxes reflected in a tax return of any of  the Sure Grow Companies due on filings prior to Closing Date or for  filing  periods  since the end of the respective  1995  fiscal years of each of the Sure Grow Companies that is (a) occasioned  by an  amendment  by  the  D&PL or the Sure Grow Companies  after  the

Closing  Date  (other  than an amendment  that  is  required  by  a federal,  state,  or  local taxing agency  or  authority  and  with respect  to which the Sure Grow Shareholders shall have been  given all  of  the rights referred to in Section 8.1(d)), (b) by a change in the method of accounting or in the treatment of tax items caused by D&PL or the Sure Grow Companies after the Closing Date or (c) by elections  or  other affirmative actions by D&PL or the  Sure  Grow

Companies,  after Closing Date, pertaining to such tax  returns  of the Sure Grow Companies.  Notwithstanding anything contained herein to  the  contrary, any federal, state, or local income tax, capital gain  tax,  excise,  sales, transfer stamp, documentary  and  other similar taxes (together with any interest, additions to the tax, or penalties  with  respect thereto) resulting from the  transfer  and exchange  of the shares of stock of EBS, API and MSI owned  by  the

EBS  Shareholders,  the API Shareholders and the MSI  Shareholders,

respectively, to D&PL1, D&PL2 and D&PL3, pursuant to the terms  and conditions of this Agreement, shall be borne by the respective  EBS

Shareholders, the API Shareholders and the MSI Shareholders.

        In  the event any dispute between the Indemnified Party and the  Sure  Grow Shareholders concerning a claim under this  Section

8.1(c)  cannot  be  resolved after good faith negotiations  not  to exceed, in the aggregate and whether continuous or not, ninety (90)

calendar  days, the dispute shall be referred to Ernst &  Young  or another "Big Six" accounting firm (but not Arthur Andersen  LLP  or any  other  firm that any of the Sure Grow Shareholders,  the  Sure

Grow  Companies  or  the D&PL Companies have  employed  within  the immediately preceding five (5) years) which is mutually  acceptable

to  the  D&PL  Companies  and to the Sure Grow  Shareholders.   The

accounting  firm  thus  engaged, acting  as  an  arbitrator,  shall determine  the amount, if any, of Indemnified Taxes  due  from  the

Sure  Grow Shareholders to the Sure Grow Companies and/or the  D&PL

Companies.   Each  party to such arbitration  shall  bear  its  own

expenses  and  the parties shall share the cost of the arbitrator's services  ratably  according to the arbitrator's  decision  on  the

issues  in  dispute.   For  purposes  of  the  calculation  of  any

indemnity  obligations  of the Sure Grow  Shareholders  under  this

Section 8.1(c), interest, penalties, or additions to Taxes accruing after  the Closing Date with respect to a liability for Indemnified

Taxes for which the Sure Grow Shareholders shall indemnify the Sure

Grow  Companies  or  the  D&PL Companies  shall  be  deemed  to  be attributable  to a taxable period ending on or before  the  Closing

Date.

           (d)   Tax Contest.  Following the Closing Date, the D&PL

Companies and/or the Sure Grow Companies shall give prompt  written

notice   to  the  Indemnification  Representative  of  all  audits,

examinations  or proceedings (individually, a "Tax  Contest")  with respect  to  the  Sure  Grow Companies  that  are  related  to  the liability for any Taxes for which the Sure Grow Shareholders  could be  required to indemnify the D&PL Companies and/or the  Sure  Grow

Companies  pursuant  to Sections 8.1(c) and  (d).   The  Sure  Grow

Shareholders, through the Indemnification Representative, shall  be entitled  but  not required to control and conduct  those  specific aspects of a Tax Contest that involve Indemnified Taxes.  Costs  of any  Tax  Contest (or portion thereof) shall be borne by the  party controlling such Tax Contest (or portion thereof).  The  Sure  Grow

Shareholders'  right  to  control and conduct  a  Tax  Contest  (or portion thereof) shall be limited to amounts in dispute which would be paid by the Sure Grow Shareholders hereunder.  With respect to a

Tax  Contest  (or portion thereof) which the Sure Grow Shareholders are  entitled to control, the Sure Grow Shareholders shall have the right (but only to the extent such right does not materially impair the  rights  of the Sure Grow Companies or the D&PL Companies  with respect  to  aspects of any Tax Contest (or portion thereof)  which the  Sure  Grow  Companies or the D&PL Companies  are  entitled  to control)  to  determine, in their sole discretion, (i)  the  forum,

administrative  or  judicial,  in which  to  contest  any  proposed adjustment,  (ii) the attorney and/or accountant to  represent  the tax payer(s) in the Tax Contest, (iii) whether or not to appeal any decision  of any administrative or judicial body, and (iv)  whether to  settle any such Tax Contest.  The D&PL Companies shall  deliver to  the  Sure  Grow Shareholders any power of attorney required  to allow the Sure Grow Shareholders and their counsel to represent the

Sure  Grow  Companies and/or the D&PL Companies in connection  with the  Tax  Contest and shall use their good faith reasonable efforts to  provide the Sure Grow Shareholders with such assistance as  may be reasonably requested by the Sure Grow Shareholders in connection with the Tax Contest.  Notwithstanding the preceding, the Sure Grow

Shareholders shall conduct such Tax Contest in a reasonable  manner with  respect to any liability for Indemnified Taxes for which  the

Sure  Grow Companies and/or the D&PL Companies may be liable.   The

Sure Grow Shareholders and the D&PL Companies shall consult in good faith  with  each other with respect to the conduct of, and  before entering  into any settlement of, any Tax Contest, and neither  the

Sure  Grow  Shareholders nor the Sure Grow Companies and  the  D&PL

Companies  shall  consent nor agree to the settlement  of  any  Tax

Contest that may have an adverse impact on the liability for  Taxes of  the  opposite parties without the prior written consent of  the opposite  parties which consent shall not be unreasonably  withheld

(provided that this limitation shall, with respect to the Sure Grow

Companies and the D&PL Companies, apply only to settlements of  Tax

Contests  for which the Sure Grow Companies and the D&PL  Companies are indemnified pursuant to Section 8.1(c)).  Any provision of this

Section  8.1(d)  notwithstanding, the Sure Grow Shareholders  shall have  the  right  to  control the tax  contest  only  if  there  is sufficient stock in the escrow account pursuant to Section  8.6  at the  assigned  value thereof to pay any asserted tax, interest  and penalty.

     8.2  Obligation of the D&PL Companies to Indemnify.

           (a)  Indemnity  Obligations.  The D&PL  Companies  shall

indemnify, defend, and hold harmless each Sure Grow Shareholder and

Sure  Grow Principal, who prior to Closing was an officer, director or  employee of one or more of the Sure Grow Companies, and his  or her  heirs, personal representatives, successors, and assigns, from and against any actual losses, liabilities, damages or deficiencies

(including,  without limitation, interest, penalties, disbursements and  reasonable, actual and necessary attorneys' fees and expenses)

incurred  by  such  Sure Grow Shareholder or  Sure  Grow  Principal solely  in his or her capacity as an officer, director, or Employee of  the  Sure Grow Companies, and solely in accordance with  claims timely  and  properly asserted in accordance with Section  8.4  and arising out of the operation by the Sure Grow Companies and/or  the

D&PL  Companies of the Sure Grow Cotton Planting Seed  Business  as

conducted after the Closing Date or otherwise arising out  of  this

Agreement, solely with regard to, claims based on or due to:

               (i)  any breach of any representation or warranty or

failure  to perform any covenant or agreement of the D&PL Companies

(excluding  those representations in Section 6.10 which pertain  to matters  with  the knowledge or control of the Sure Grow  Companies and/or  the  Sure  Grow Shareholders for which the  D&PL  Companies shall have no liability to the Sure Grow Shareholders and excluding breach  of  any of the representations or warranties  contained  in

Sections  6.10(d), (f), (g), (h), (i) and (m) with regard to  which all  Sure  Grow Shareholders shall have any remedies  available  by law)  contained  in  this Agreement or in  any  document  or  other writing delivered hereunder;

               (ii)   any liability to then current or then  former

Employees of the Sure Grow Companies arising from their employment,

after the Closing Date, by the Sure Grow Companies and/or the  D&PL

Companies, or the termination of such employment, after the Closing

Date,  by  the  Sure  Grow  Companies and/or  the  D&PL  Companies,

including but not limited to damages resulting from any failure  by the  Sure  Grow Companies and/or the D&PL Companies to comply  with the  Discrimination Laws after the Closing Date, provided, however,

that  if such damages result, in part, from the failure of the Sure

Grow  Companies  to comply with Discrimination Laws  prior  to  the

Closing  Date  and such failure to comply with Discrimination  Laws continues after the Closing Date, then the indemnification  by  the

D&PL  Companies shall be limited to an equitable proportion of  the total  liability to such Employee(s) which takes into  account  the responsibility of the D&PL Companies and/or the Sure Grow Companies

for  such  failure  to comply with Discrimination  Laws  after  the

Closing  Date  and  the  conduct of the Sure  Grow  Companies  with respect to such Employee(s) prior to the Closing Date;

              (iii)  employee benefit plan obligations to Employees

of the Sure Grow Companies arising from their employment, after the

Closing  Date,  with  the  Sure  Grow  Companies  and/or  the  D&PL

Companies, or the termination of such employment;

               (iv)   any  Taxes,  or  other  taxes,  interest  and

penalties  due for activities of the Sure Grow Companies after  the

Closing Date;

               (v)  any D&PL Products Liability arising at any time

with  respect  to  any  product  sold,  handled,  conditioned   and

distributed  by  the Sure Grow Companies and/or the D&PL  Companies

after the Closing Date;

               (vi)   infringement of a patent,  PVPA  certificate,

unfair competition, or trade secret misappropriation, any of  which arise,  directly or indirectly, from acts or omissions of the  D&PL

Companies  or the Sure Grow Companies occurring after  the  Closing

Date;

              (vii)  contamination by Hazardous Materials, if  any,

of  the  soil  or ground waters or other violations  of  applicable

Environmental  Laws arising from conditions at  the  Real  Property caused  by  activities  of  the D&PL  Companies  and/or  Sure  Grow

Companies after Closing Date; and

             (viii)   any  other  contract, tort  or  other  claims

arising solely from the operation by the Sure Grow Companies and/or the  D&PL  Companies of the Sure Grow Cotton Planting Seed Business

arising from events or activities after Closing Date.

           (b)   Limitation on Indemnity Obligations.  Notwithstand

ing  anything  contained in this Agreement  to  the  contrary,  the following  limitations  shall apply to the  indemnification  obliga tions of the D&PL Companies under Section 8.2(a):

                (i)   The  D&PL Companies shall not be  liable  for

indemnification  under  Section 8.2(a) for breaches  of  representa tions  and  warranties or failures to perform covenants  and  agree ments,  unless  and  until the aggregate of  the  actual  expenses,

losses  and/or damages arising out of or attributable to  all  such breaches or failures (excluding breaches of the representations and warranties  in Section 6.3) exceeds, in the aggregate,  $100,000.00 and  then  the  D&PL  Companies shall  be  liable  for  only  those aggregate losses and/or damages which exceed $100,000.00.

               (ii)   The  amount  of  any  losses  and/or  damages

otherwise payable to a Sure Grow Shareholder or Sure Grow Principal or  any  of  his or her heirs, personal representatives, successors and  assigns, hereunder shall be reduced by the total  of  (a)  the amount  of any insurance proceeds actually received by the  subject

Sure  Grow Principal or his or her heirs, personal representatives,

successors  and  assigns as compensation for  the  damage  or  loss caused  by the act, omission, fact or circumstances giving rise  to such  claim for indemnification, (b) the tax refund or tax  benefit as a federal, state, or local tax deduction received by the subject

Sure  Grow Shareholder or Sure Grow Principal by virtue of the  use of  such  loss  and/or damages as a federal, state,  or  local  tax deduction, and (c) the amount of any recovery received in  cash  or in kind from any third party unrelated in ownership interest to the

D&PL  Companies, as compensation for damage or loss caused  by  the act, omission, fact, or circumstances giving rise to such claim for indemnification.

     8.3  Indemnification Representative.

           (a)   The  Sure  Grow Shareholders  and  the  Sure  Grow

Principals  shall be deemed to have appointed, as of  the  closing,

Watt  A. Ellis, III (the "Indemnification Representative") as their representative for purposes of the indemnification obligations  set forth  in this Article 8 and as attorney-in-fact and agent for  and on  behalf of each of the Sure Grow Shareholders and the Sure  Grow

Principals, with authority to take any and all actions and make any and all decisions required or permitted to be taken or made by them under  this  Article  8  (including the settling  of  claims).  The

Indemnification Representative shall have and is hereby granted  by each  of  the  Sure Grow Shareholders and the Sure Grow  Principals

full  power  and  authority  as agent of  each  of  the  Sure  Grow

Shareholders  and  the Sure Grow Principals to represent  the  Sure

Grow  Shareholders and the Sure Grow Principals, and  their  succes sors,  heirs,  representatives, and assigns  with  respect  to  all matters  arising  under  this  Article  8  and  any  other  matters concerning the Transaction contemplated by this Agreement after the closing,  and  all actions taken by the Indemnification  Representa tive  in  accordance with this Agreement shall be binding upon  the

Sure  Grow  Shareholders and the Sure Grow  Principals,  and  their successors,  heirs,  representatives and assigns  as  if  expressly confirmed and ratified in writing by each of them.

           (b)   No Indemnification Representative shall incur  any

liability  with  respect to any action or  inaction  taken  by  him

except  those  involving  his  own  willful  misconduct  or   gross

negligence.   The  Indemnification  Representative  may,   in   all

questions  arising  under this Article 8, rely  on  the  advice  of counsel  or  certified  public accountant and  for  anything  done,

omitted  or suffered in good faith by the Indemnification  Represen tative  based  on  such advice, the Indemnification  Representative shall  not be liable to anyone.  Nothing set forth in this  Section

8.3  shall  in any way relieve the Sure Grow Shareholders  and  the

Sure  Grow Principals in their capacities as Sure Grow Shareholders or Sure Grow Principals of their obligations under this Article 8.

          (c)  In the event of the death or permanent disability of

the  Indemnification  Representative, or his resignation  as  Indem nification  Representative, a successor Indemnification  Representa tive  shall be appointed, by the Sure Grow Shareholders, acting  in the  case  of any disagreement among them, by a vote of  Sure  Grow

Shareholders  with  an  excess of 50% of the total  indemnification liability  as set forth in Schedule 8.1(a).  Prompt written  notice of  such  appointment  shall be delivered to  the  D&PL  Companies.

Pending  the appointment of a successor Indemnification  Representa tive,  the  Sure Grow Shareholders with an excess  of  50%  of  the indemnification  liability as set forth in  Schedule  8.1(a)  shall have  the  power and authority to act as Indemnification Representa tive under this Article 8.

           (d)   Any action taken or decision made by the Indemnifi

cation  Representative shall be deemed duly evidenced by a  written instrument executed by the Indemnification Representative.

      8.4   Notice of Claim by Third Party.  Should any claim by  a

third  party  (including  any Governmental  Body)  covered  by  the foregoing indemnities be asserted against any Party entitled to any indemnity  under this Article 8 (the "Indemnified Party"),  if  the

Indemnified  Party  is  one of the D&PL Companies,  the  Sure  Grow

Companies,  their  officers, directors,  employees,  successors  or assigns, it shall notify the Indemnification Representative and, if the  Indemnified Party is anyone else, it shall notify one or  more of  the Parties having a duty to indemnify it under this Article  8 hereto  (the "Indemnifying Party") in writing within not more  than thirty  (30)  days  after  actual notice of  such  claim  is  first received,  and shall give the Indemnifying Party, or the  Indemnifi cation Representative in the case of the Sure Grow Shareholders  or

Indemnifying  Party, an opportunity to defend  the  same,  and  the

Indemnified  Party  shall  extend  reasonable  cooperation  to  the

Indemnifying  Party,  or  the  Indemnification  Representative,  as

applicable,  in  connection  with such  defense.   The  Indemnified

Party,  or  the Indemnification Representative, as applicable,  may elect, by notice in writing, to continue to participate through its own  counsel,  at its expense, but the Indemnifying Party,  or  the

Indemnification Representative, as applicable, shall have the right to control any litigation or settlement negotiations.  However, the

Indemnifying  Party,  or  the  Indemnification  Representative,  as

applicable,  may  not settle any litigation or  claim  without  the consent  of the Indemnified Party, or the Indemnification  Represen

tative,  as  applicable, which shall not be unreasonably  withheld,

provided,  however,  that  no consent  shall  be  required  if  the settlement  involves  the payment of money, in  an  amount  not  in excess  of  the  lesser of ten percent (10%) of the  value  of  the

Escrow  Funds  or  Fifty Thousand and no/100 Dollars  ($50,000.00),

both  with  regard  to any particular settlement  payment  and  all settlement  payments  in the aggregate, by the  Indemnifying  Party

only.   In  the event that the Indemnifying Party, or the Indemnifi cation  Representative,  as applicable,  shall  have  negotiated  a settlement of any litigation or claim, which proposed settlement is substantially  final and unconditional as to the  parties  thereto,

other  than the consent of the Indemnified Party, or the  Indemnifi cation  Representative, as applicable, hereunder, and  the  Indemni fied  Party,  or the Indemnification Representative, as applicable,

shall  unreasonably  refuse  to consent  to  such  settlement,  the liability  of  the  Indemnifying  Party  hereunder,  upon  ultimate disposition  of such litigation or claim, shall be limited  to  the amount  of  the  proposed  settlement which  was  not  accepted  or rejected and any and all reasonable, actual and necessary expenses,

including attorneys' fees, occurring subsequent to the date of such proposed  settlement.  Upon the request of the Indemnifying  Party,

or   the   Indemnification  Representative,  as  applicable,   said

Indemnified Party shall post a bond sufficient to cover  any  award as  a  result of said litigation or claim.  In the event  that  the

Indemnifying  Party,  or  the  Indemnification  Representative,  as

applicable,  fails to defend a claim hereunder within a  reasonable time, the Indemnified Party, or the Indemnification Representative,

as applicable, shall be entitled to assume the defense thereof, and the  Indemnifying  Party shall be liable to repay  the  Indemnified

Party  for  all  of  its reasonable, actual and necessary  expenses incurred  in  connection  with said defense  (including  reasonable attorneys' fees, court costs and authorized settlement payments  or settlement payments not in excess of ten percent (10%) of the value of  the  Escrow Fund, both with regard to any particular settlement payment and all settlement payments in the aggregate).

     8.5  Notice of Loss.  Should any loss, other than a claim by a third  party, covered by the foregoing indemnities be sustained  by any  party entitled to be indemnified against such loss under  this

Article  8, the Indemnified Party or the Indemnification Representa

tive,  as applicable, shall give written notice, in the same manner as provided with respect to notices of third party claims set forth in  Section  8.4  within not more than sixty (60)  days  after  the

Indemnified  Party  verifies the existence of  such  loss.   Within

thirty  (30)  days thereafter, the Indemnifying Party,  subject  to receipt of reasonable verification of the existence and the  amount of  such loss, shall indemnify the Indemnified Party by paying  the

Indemnified Party the amount of money required to fully  compensate the Indemnified Party for the amount of such loss.



     8.6  Escrow Fund.

           (a)   As security for their indemnity obligations  under

this  Article  8, on Closing Date upon consummation  of  the  Trans action,  the  Sure  Grow Shareholders shall place  into  an  escrow account with Escrow Holder, as escrow agent, One Hundred Fifty-Five

Thouand Four Hundred Seventy (155,470) shares of D&PL Common Stock.

Such  shares shall be held on the terms and conditions and for such period(s) of time after the Closing Date, and disposed of,  all  as provided  for in the Escrow Agreement attached as Schedule  8.6(a).

The  rights of the D&PL Companies, the Sure Grow Companies, and the

Sure  Grow  Shareholders  under  the  Escrow  Agreement  shall   be

cumulative with, and not in lieu of, all other rights and  remedies of  the D&PL Companies, the Sure Grow Companies, and the Sure  Grow

Shareholders.

          (b)  Notwithstanding any other provisions of this Article

8,  the  obligations of EBS under that certain promissory  note  to

Farm  Credit Bank of Texas (the "Bank"), dated June 20,  1994  (the

"FCB  of  Texas Note"), shall be satisfied as provided in  Schedule

8.6(b) hereto prior to the invocation of any other remedies.

     8.7  Limitations on Claims for Indemnity.

           (a)   Any  other provisions hereof notwithstanding,  any

claim  for  indemnity  under this Article 8  must  be  asserted  by written  notice  given not later than (i) in  the  case  of  claims involving Taxes, thirty (30) days after the latest date on which the  statute of limitations applicable to the right of the  applica ble  taxing  authority's right to assert a  claim  for  such  Taxes expires,  (ii)  with respect to claims for indemnity under  Section

8.1(a)(ii) and Section 8.2(a)(ii), thirty (30) days after the  date on which the statute of limitations applicable to the claim against the  Indemnified Party expires, (iii) with respect  to  claims  for indemnification for breach of representations and warranties  under

Sections  7.3 and 7.8, within the applicable statute of limitations on  claims  under written contracts, and (iv) with respect  to  all other  claims  for  indemnity, within eighteen  (18)  months  after

Closing Date.

          (b)  Notwithstanding anything contained in this Agreement

to the contrary, in the event that any Indemnified Party asserts  a claim  in  accordance with this Article 8 before  incurring  actual losses  or  damages  with respect thereto  or  before  receiving  a written  notice  of  claim  demanding  a  payment  or  action  that reasonably  could constitute or result in a loss or  damages,  such claim  asserted by the Indemnified Party shall be of no  force  and effect hereunder and shall not entitle such Indemnified Party,  its successors  and  assigns to any indemnification rights  under  this

Agreement  unless, within three (3) months in the case of  a  claim not involving a Governmental Body, or six (6) months in the case of a  claim  involving  a  Governmental Body, such  Indemnified  Party either  (i) gives subsequent notice of claim within the time period applicable  to  such claim or (ii) such Indemnified Party,  or  its successor  or  assigns,  has either actually  incurred  a  loss  or damages  related to such claim or has received a written notice  or claim  from  a third party demanding payment or other  action  that would constitute or result in a loss or damages.

           (c)  If written notice of a claim based on a breach of a

representation  or  warranty or failure to perform  a  covenant  or agreement  or  otherwise covered by this  Article  8  is  given  in accordance  with this Article 8 before expiration of the applicable period,  then (notwithstanding the expiration of such time  period)

the  representation, warranty, covenant or agreement applicable  to such  claim shall survive until final resolution of the claim,  but only  for  the purposes of the resolution of the claim as to  which notice  was timely given.  After expiration of the applicable  time limits  set forth above, no Indemnifying Party shall have any  duty of indemnification other than for claims as to which proper written notice has been previously and timely given under this Agreement.

     8.8  Survival.  The representations and warranties of the Sure

Grow  Companies, the Sure Grow Shareholders and the D&PL  Companies

set  forth  in  this Agreement shall survive the  closing  and  the consummation of the Transaction contemplated hereby, provided  that each  such representation or warranty shall expire on the date that the  time  for asserting a claim for indemnification for breach  of that  certain representation or warranty  as set forth  in  Section

8.7(a).

      8.9   Exclusivity of Remedies.  The indemnity  provisions  of

this  Article 8 shall be the exclusive remedy of the D&PL Companies and  the Sure Grow Companies (after closing) against the Sure  Grow

Companies,  the  Sure  Grow  Shareholders  and/or  the  Sure   Grow

Principals  for  breaches  of the representations,  warranties  and covenants  of  the Sure Grow Companies, the Sure Grow  Shareholders

and/or the Sure Grow Principals contained in this Agreement and its

Schedules for which remedies are granted under this Article 8.  The indemnity  provisions  of this Article 8  shall  be  the  exclusive remedy  of the Sure Grow Companies (before closing), and  the  Sure

Grow  Shareholders and the Sure Grow Principals  against  the  D&PL

Companies  for  breaches  of  the representations,  warranties  and covenants of the D&PL Companies contained in this Agreement and its

Schedules  for  which remedies are granted under  this  Article  8.

This  Section 8.9 shall not, however, apply to claims arising  from

fraud   and/or  fraudulent  misrepresentation  or  concealment   of

material facts.



                      ARTICLE 9.  CLOSING

      9.1   Place  of  Closing.   The closing  of  the  Transaction

provided for by this Agreement shall be held at Memphis, Tennessee,

or at such other place as may be mutually agreed upon by Authorized

Representatives of the D&PL Companies and the Sure Grow Companies.

      9.2   Closing  Date.   The Closing Date for  the  Transaction

provided for by this Agreement shall be the same date on which each of the Parties has executed this Agreement, as soon as and provided that  all  Conditions Precedent as set forth in Section 3.1(a)  and

Section  3.2(a)  (specifically including, but not limited  to,  the delivery  of the opinions described in Section 3.1(a)(ii),  Section

3.1(a)(vi)  and  Section 3.2(a)(iii)) have been  fulfilled  or  the fulfillment  thereof  has  been waived by the  applicable  Parties;

provided  that  if  on  the Closing Date thus established  (or  any agreed extension thereof), the Conditions Precedent as specified in

Article 3 are not then fulfilled or the fulfillment thereof has not been  waived  by the applicable Parties, the Closing  Date  may  be delayed  by  mutual written agreement of the Authorized  Representa tives  of the D&PL Companies and the Sure Grow Companies until  the first date on which such Conditions Precedent for closing have been fulfilled  or  the  fulfillment thereof  has  been  waived  by  the applicable Parties.



                    ARTICLE 10.  TERMINATION

     10.1 Termination of Agreement.  The Parties may terminate this

Agreement prior to the closing as provided below:

           (a)   The Parties may terminate this Agreement by mutual

written consent.

            (b)    Unless  the  Parties  through  their  Authorized

Representatives have mutually agreed to delay the Closing  Date  as provided in Section 9.2, the Sure Grow Companies and the Sure  Grow

Shareholders may terminate this Agreement by giving written  notice to  the D&PL Companies in the event that as of 5:00 p.m. on Closing

Date  any  of the Conditions Precedent set forth in Section  3.2(a)

has  not  been  fulfilled or the fulfillment thereof has  not  been waived  by  the  applicable Parties, and  the  D&PL  Companies  may terminate this Agreement by giving written notice to the Sure  Grow

Companies  and the Sure Grow Shareholders in the event that  as  of

5:00 p.m. on Closing Date any of the Conditions Precedent set forth in Section 3.1(a) has not been fulfilled or the fulfillment thereof has  not been waived by the application Parties; provided, however,

that  this right to terminate shall not apply to any Party who  has caused or contributed to the failure of the Transaction to close on such date.

      10.2  Effect of Termination.  If this Agreement is terminated pursuant  to Section 10.1, all obligations of the Parties hereunder shall  terminate without any liability of any Party  to  any  other

Party  (except  for liability for breach of this Agreement  arising

before   such   termination);  provided  that  the  Confidentiality

Agreement shall survive any such termination and provided  further,

if  Section  3.3 is applicable, D&PL Companies shall reimburse  the

Sure  Grow  Companies, the Sure Grow Principals and the  Sure  Grow

Shareholders an amount equal to the Transaction Costs.



        ARTICLE 11.  ADDITIONAL COVENANTS AND AGREEMENTS

     The Parties covenant and agree as follows:

      11.1  Expenses  of Transaction.  Except for  the  Transaction

Costs which the D&PL Companies shall pay to the Sure Grow Companies and  Sure Grow Shareholders in the event the Transaction contemplat ed  by this Agreement does not close under conditions set forth  in

Section 3.3, D&PL shall be billed for and shall bear the direct and indirect expenses incurred by the D&PL Companies, and the Sure Grow

Shareholders  shall  be billed for and shall bear  the  direct  and indirect  expenses incurred by the Sure Grow Shareholders  and  the

Sure  Grow  Companies,  in  connection  with  the  negotiation  and preparation  of this Agreement and the consummation and performance

of   the   Transaction  contemplated  hereby,  including,   without

limitation,  attorneys' fees and expenses,  accountants'  fees  and fees  of  other professionals conducting due diligence  audits  and inspections  on behalf of the respective parties, except  that  the

Sure Grow Companies shall be billed for and shall pay the costs  of professional  services rendered by Wilmer, Cutler &  Pickering  for legal  advise  (and  reasonable expenses) in connection  with  this

Transaction  up  to  an  aggregate amount of  $10,000.00.   Without

regard  to  the  provisions  of  Section  8.1,  but  subject,  when applicable,  to other limitations set forth in this Agreement,  the

Sure  Grow Shareholders shall be responsible for their own  income,

capital gains, transfers, gross receipts, use and all other  Taxes,

if  any,  and as limited in this Agreement, in connection with  the

Transaction contemplated hereby; costs of remediating violations of

Environmental  Laws, if any; providing title insurance  commitments and  clearing  title defects as set forth herein, if any;  and  any other expenses for which the Sure Grow Shareholders are responsible under  the  terms of this Agreement.  Without regard to  the  provi sions of Section 8.2(b)(i), the D&PL Companies shall be responsible for  all  filing  and recording fees of whatever kind,  documentary transfer  tax  stamps, title insurance premiums, and other  charges imposed  by  title  insurers and title insurance company  examining attorneys  in  connection with issuance of the  policies  of  title insurance  obtained  by the D&PL Companies in connection  with  the

Transaction contemplated hereby and all other costs and expenses of closing  not  specifically identified as  that  of  the  Sure  Grow

Shareholders.

      11.2  Further  Assistance.  The Sure Grow  Shareholders  will assist  the  D&PL Companies in effecting the complete  Transaction,

including,  without limitation, when reasonable and necessary,  the transfer of title, if applicable, to Real Property, Equipment,  and

Inventory, and assignment of any Permits, Contracts, License  Agree ments, certificates, applications, registrations, or other tangible or  intangible property rights.  The Sure Grow Shareholders who are employed by the Sure Grow Companies or the D&PL Companies after the closing  will  work  with  the Sure Grow  Companies  and  the  D&PL

Companies in any reasonable manner and only while so employed,  and on  terms  to  be  determined but consistent with the  purpose  and intent of this Agreement, to transfer and retain for the Sure  Grow

Companies  and  the  D&PL  Companies  after  the  Transaction   the

patronage  of  customers of the Sure Grow Companies and  any  other

advantageous  business  relationships  of  the  Sure  Grow   Cotton

Planting Seed Business.

      11.3  No  Publicity.   No publicity release  or  announcement

concerning  this  Agreement or the Transaction contemplated  hereby shall  be issued prior to closing, nor thereafter, without  advance written  approval of such issuance, and of the form  and  substance thereof, by each of the Parties hereto which approval, if requested for  a  post-closing  release, shall not be unreasonably  withheld;

provided,  however,  that  any Party may  timely  make  any  public disclosure  it  believes  in  good faith  is  required  by  law  or regulation or is necessary or appropriate to facilitate the closing of  the  Transaction (in which case the disclosing party  shall  so advise the other Parties in writing and provide them with a copy of the  proposed  release  as  far  in advance  of  disclosure  as  is reasonably possible).

      11.4  Further Assurances.  Each of the Parties shall  execute such  documents and other papers and perform such further  acts  as reasonably may be required or desirable to carry out the provisions hereof and the Transaction contemplated hereby.

      11.5 Bulk Sales Laws.  The Parties agree that no actions  are necessary  to  comply with the bulk sales laws of any  jurisdiction with respect to the Transaction contemplated by this Agreement.

      11.6  No Partnership, Joint Venture or Third Person Beneficia

ries.   This  Agreement  shall not create  any  partnership,  joint venture,  or  other  similar  arrangement  between  the  Sure  Grow

Companies, the Sure Grow Shareholders and the D&PL Companies  until and  unless  the Transaction  is consummated.  Until  closing,  the

Sure  Grow  Companies  and  the D&PL Companies  shall  continue  to conduct their existing business as they in their sole judgment  and discretion  deem advisable, subject only to specific covenants  and

agreements  expressly  set forth in this  Agreement.   No  term  or

provision of this Agreement is for the benefit of any person who is not  a  named  party  hereto (including,  without  limitation,  any

Employee, lender or broker) and no such person shall have any right or cause of action hereunder.

      11.7 Confidentiality Obligations.  From and after the Closing

Date,  the  Sure Grow Companies and the D&PL Companies shall  cause their  respective directors, officers, Employees, and advisors,  to continue  to treat all information or documents received  from  the other  Party during the negotiation of this Agreement that  concern such  other  Party's  business, assets,  operations  and  financial condition  as  confidential  as  provided  in  the  Confidentiality

Agreement.   The Sure Grow Companies and the Sure Grow Shareholders

and  the  D&PL Companies shall not use confidential information  or documents  obtained from any other Party for any purpose except  in furtherance of the Transaction contemplated hereby.



                   ARTICLE 12.  MISCELLANEOUS

      12.1 Risk of Loss.  The risk of loss of any asset of the Sure

Grow  Cotton Planting Seed Business shall be borne by the Sure Grow

Companies  until  closing on the Closing Date.   In  the  event  of

destruction  of  any  assets by fire or other  casualty  not  fully covered  by insurance, the Consideration shall be adjusted  by  the amount  of the net uninsured loss resulting from such casualty  (as determined  by an independent appraiser selected by the  Sure  Grow

Shareholders  subject to the approval of the D&PL Companies,  which approval will not be unreasonably withheld).

      12.2  Authorized Representatives and Notices.   Each  of  the

Parties to this Agreement hereby authorize the person listed  below

(or his or her replacement designated as provided below) to act  as its  Authorized Representative to take all actions on such  Party's behalf  as  specified  in this Agreement  and,  except  as  may  be otherwise  provided in Section 8.4, to receive  notices  and  other

communications  on  behalf  of such Party.   Any  notice  or  other

communication required or which may be given hereunder shall be  in writing  and  shall  be delivered personally or sent  by  certified mail,  return  receipt requested, postage prepaid, or by  overnight courier,  or  acknowledged electronic facsimile to  the  Authorized

Representatives as follows:

          Authorized Representative
          for any or all of
          the D&PL Companies:      Murray Robinson

                                   Delta and Pine Land Company
                                   One Cotton Row
                                   Scott, Mississippi   38772

               with copy to:       Jerome C. Hafter, Esq.
                                   Jenny M. Virden, Esq.
                                   Lake Tindall, LLP
                                   127 South Poplar Street
                                   Post Office Box 918
                                   Greenville, Mississippi 38701

          Authorized Representative
          for any or all of
          the Sure Grow Companies,
          the Sure Grow Shareholders,
          or the Sure Grow
          Principals:              W. A. Ellis, III
                                   Sure Grow Seed, Inc.
                                   Route 1, Box 310
                                   Centre, Alabama   35930

               with copy to:       Bruce L. Gordon, Esq.
                                   Linda J. Peacock, Esq.
                                    Gordon,  Silberman,  Wiggins  &
Childs, P.C.
                                   1400 South Trust Tower
                                   Birmingham, Alabama  35203

Each  such  Authorized Representative may designate  a  replacement

Authorized  Representative  and/or  change  the  address  to  which

Notices  shall  be  sent  by notice given in  according  with  this provision.

     12.3 Entire Agreement; Conflicting Provisions.  This Agreement

(including  the Schedules and Exhibits hereto) contains the  entire agreement  between  the  Parties with respect  to  the  transaction contemplated  herein  and supersedes any prior and  contemporaneous correspondence, discussions, negotiations, and agreements,  written or  oral,  with  respect  thereto, except for  the  Confidentiality

Agreement  which  shall  remain  in  full  force  and  effect.   No

representation  or  warranty  is made  by  any  of  the  Sure  Grow

Companies, the Sure Grow Shareholders or the D&PL Companies  except as  set  forth  in this Agreement and in the Confidentiality  Agree ment.

     12.4  Knowledge.  The terms "knowledge" or "best knowledge" of a  Party  (or words or phrases of similar import) as used  in  this

Agreement shall mean the actual knowledge of that Party, or in  the case  of  a  corporate entity of any of its officers and directors.

Knowledge of the D&PL Companies means knowledge of any one or  more of  the D&PL Companies.  Knowledge of the Sure Grow Companies means knowledge of any one or more of the Sure Grow Companies.  Knowledge of the Sure Grow Shareholders means knowledge of any one of more of the  Sure  Grow Shareholders.  Knowledge of the Sure Grow Companies

and  the Sure Grow Shareholders means knowledge of any one or  more of the Sure Grow Companies or the Sure Grow Shareholders.

      12.5  Waivers and Amendments.  This Agreement may be amended,

modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument s igned  by all Parties hereto or, in the case of a waiver,  by  each

Party  waiving compliance.  No delay on the part of  any  Party  in exercising  any right, power, or privilege hereunder shall  operate as  a  waiver  thereof, nor shall any waiver by any  Party  of  any right,  power, or privilege hereunder, nor any partial exercise  of any  right,  power, or privilege hereunder, preclude any  other  or further exercise thereof or the exercise of any other right,  power or privilege hereunder.

      12.6  Arbitration and Forum Selection.  Any claim or  dispute arising  out of or relating to this Agreement, excluding  indemnity claims arising under Section 8.1(c) of this Agreement, which is not disposed  of  by  agreement of the Parties shall be  determined  by three (3) arbitrators selected in accordance with the Rules of  the

American   Arbitration  Association.   The  arbitration  shall   be

conducted  in Memphis, Tennessee, and in accordance with the  Rules of  the  American  Arbitration Association.  The findings  of  such

arbitrators  shall be final and binding on the Parties.   The  non-

prevailing  party shall pay the prevailing party's  reasonable  and actual  attorney's fees and expenses as awarded by the arbitrators.

The  Parties  agree  that the federal and state courts  sitting  in

Memphis, Tennessee, shall be the exclusive forum for enforcement of arbitration  awards and/or litigation arising from this  Agreement,

its  negotiation, execution or performance, to the exclusion of all other  courts.  All Parties agree to submit to the jurisdiction  of arbitration panels and/or state or federal courts sitting in Memphi

s, Tennessee.

      12.7  Governing  Law.  This Agreement shall be  governed  and construed  in  accordance with the laws of the  State  of  Delaware applicable  to  agreements  made and to be  performed  within  such

State.

      12.8  Assignment.  This Agreement shall be binding  upon  and shall  inure  to  the  benefit  of the  Parties  hereto  and  their respective heirs, successors and assigns.  No Party may assign  any of  its  rights or obligations hereunder without the prior  written consent  of every other Party hereto, which consent may be unreason ably  withheld.  No assignment, if consented to, shall relieve  the assigning  Party of any of its obligations or liabilities hereunder unless  expressly  agreed to otherwise in writing  by  all  Parties hereto.

      12.9 Invalidity of Particular Provision.  If any provision of this  Agreement shall be held to be invalid, illegal, or  unenforce able  in any respect, the remainder of this Agreement shall not  be affected  thereby, and this Agreement shall be legal and valid  and be  enforced  to  the fullest extent permitted by law  as  if  such

invalid,  illegal,  or  unenforceable  provision  had  never   been

included  herein, unless such invalidity, illegality  or  unenforce ability materially frustrates a major purpose of this Agreement, in which  event this Agreement shall be voidable upon election by  any adversely affected Party.

      12.10  Specific Enforcement.  This Agreement shall be binding upon  each  signatory hereto and shall be specifically enforceable,

the  Parties recognizing that monetary damages would be  inadequate to compensate a Party injured by the breach thereof.

      12.11 Counterparts.  This Agreement may be executed in two or more  counterparts, each of which shall be deemed an  original  but all of which together shall constitute one and the same instrument.

      12.12  Schedules.  The Schedules to this Agreement are hereby made  a  part of this Agreement as if set forth in full herein  and any information contained herein or on any Schedule attached hereto shall  be  deemed to be constructively cross-referenced herein  and listed on all Schedules.

      12.13  Headings.  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

      12.14  Gender and Number.  When used herein the male,  female and  neuter  gender shall include each other gender,  the  singular number  shall  include  the plural, and  the  plural  number  shall include the singular.

      IN  WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                              DELTA AND PINE LAND COMPANY



                              By: /s/Murray Robinson

                              Its: President




                              D&PL1

                              By: /s/Murray Robinson

                              Its: President



                              D&PL2


                              By: /s/Murray Robinson

                              Its: President


                              D&PL3



                              By: /s/ Murray Robinson

                              Its: President



                              ARIZONA PROCESSING COMPANY, INC.



                              By: /s/Watt A. Ellis, Jr.

                              Its: President



                              ELLIS BROTHERS SEED, INC.



                              By: /s/Watt A. Ellis, III

                              Its: President



                              MISSISSIPPI SEED, INC.



                              By: /s/R. B. Flowers

                              Its: Secretary/Treasurer



                              SURE GROW SHAREHOLDERS


                              /s/ W. A. Ellis, Jr.
                              W. A. ELLIS, JR.


                              /s/ W. A. Ellis, III
                              W. A. ELLIS, III


                              /s/ James E. Ellis
                              JAMES E. ELLIS


                              /s/ Earl E. Dykes
                              EARL E. DYKES


                              /s/ Richard B. Flowers, Jr.
                              RICHARD B. FLOWERS, JR.


                              /s/ Carl R. Russell
                              CARL R. RUSSELL


                              /s/ Bert S. Ellis
                              BERT S. ELLIS


                              /s/ Joe Hall
                              JOE HALL


                              /s/ Suzi P. Carson
                              SUZI P. CARSON


                              /s/ Nancy R. Arnold
                              NANCY R. ARNOLD


                              /s/ David Mattson Flowers
                              DAVID MATTSON FLOWERS


                              /s/ Janet Campbell Flowers Melton
                              JANET CAMPBELL FLOWERS MELTON



                              SURE GROW PRINCIPALS:

                              /s/ Richard B. Flowers
                              RICHARD B. FLOWERS

                              /s/ D. C. Parker
                              D. C. PARKER